AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1998
                                                     REGISTRATION NO. 333-48669
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                                 PRE-EFFECTIVE

                                AMENDMENT NO. 2
                                       TO

                                   FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                            AVIATION SALES COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                            5088                       65-0665658
          (STATE OR OTHER JURISDICTION(PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATIO CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)



                                                                                              DALE S. BAKER
                                                                                  PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              6905 N.W. 25TH STREET                                       6905 N.W. 25TH STREET
                              MIAMI, FLORIDA 33122                                         MIAMI, FLORIDA 33122
                              (305) 592-4055                                                  (305) 592-4055
            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
    INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)           INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                                ---------------
                                  COPIES TO:


                            PHILIP B. SCHWARTZ, ESQ.
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                        ONE S.E. THIRD AVENUE, 28TH FLOOR
                                 MIAMI, FL 33131
                                 (305) 374-5600


                                ---------------


                                                      STATE OF       PRIMARY STANDARD INDUSTRIAL       I.R.S. EMPLOYER
NAME OF ADDITIONAL REGISTRANT(S)*                  INCORPORATION         CLASSIFICATION CODE         INDENTIFICATION CODE
-----------------------------------------------   ---------------   -----------------------------   ---------------------
Aviation Sales Operating Company                  Delaware                                 5088               65-0673002
Aviation Sales Finance Company                    Delaware                                 6159               51-0375317
Aviation Sales Leasing Company                    Delaware                                 7359               65-0674397
Aviation Sales Manufacturing & Repair Company     Delaware                                 6719               65-0791491
AVS/Kratz-Wilde Machine Company                   Delaware                                 3460               31-1575338
Aerocell Structures, Inc.                         Arkansas                                 4581               71-0704240
Apex Manufacturing, Inc.                          Arizona                                  3725               65-0801884
Caribe Aviation, Inc.                             Florida                                  4581               59-1710967
Aircraft Interior Design, Inc.                    Florida                                  4581               59-2449132
Aviation Sales Bearings Company                   Delaware                                 5088               65-0684071
Aviation Sales SPSI, Inc.                         Delaware                                 7359               65-0774065



---------------
* Address and telephone number of principal executive offices are the same as Aviation Sales Company.

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS        AMOUNT TO BE    OFFERING PRICE        AGGREGATE            AMOUNT OF
 OF SECURITIES TO BE REGISTERED    REGISTERED        PER UNIT       OFFERING PRICE(1)   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
8 1/8% Senior Subordinated Notes
 due 2008 ......................  $165,000,000        100%         $165,000,000        $48,675(2)
-----------------------------------------------------------------------------------------------------------
Guarantees of 8 1/8% Senior
 Subordinated Notes due 2008....  $165,000,000    Not applicable   Not applicable         None(3)
-----------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1).
(2) Previously paid.
(3) No fee is required pursuant to Rule 457(n).

                                ---------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JUNE 12, 1998


                               OFFER TO EXCHANGE
           81/8% SENIOR SUBORDINATED NOTES DUE 2008, WHICH HAVE BEEN
                   REGISTERED UNDER THE ACT, FOR ANY AND ALL
             OUTSTANDING 81/8% SENIOR SUBORDINATED NOTES DUE 2008
                       WHICH HAVE NOT BEEN SO REGISTERED
                                      OF
                            AVIATION SALES COMPANY


                 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                 NEW YORK CITY TIME, ON , 1998, UNLESS EXTENDED

                               ----------------
     Aviation Sales Company (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of 81/8% Senior Subordinated Notes due 2008 of the Company (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for each $1,000 principal amount of the issued and outstanding 81/8% Senior Subordinated Notes due 2008 which have not been registered under the Securities Act (the "Old Notes," and collectively with the New Notes, the "Notes"). Interest on the Notes is payable semi-annually commencing August 15, 1998 with a final maturity date of February 15, 2008. As of the date of this Prospectus, $165.0 million aggregate principal amount of the Old Notes is outstanding. The terms of the New Notes and the Old Notes are substantially identical in all material respects, except for certain transfer restrictions and registration rights; and except that holders of Old Notes are entitled to receive Liquidated Damages (as defined) if (a) the Company fails to file any of the registration statements required by the Registration Rights Agreement (as defined) on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Securities and Exchange Commission (the "Commission") on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the registration statement of which this Prospectus forms a part (the "Exchange Offer Registration Statement"), or (d) a shelf registration statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities (as defined) during the periods specified in the Registration Rights Agreement without being succeeded immediately by a post-effective amendment to such registration statement that cures such failure and that is itself declared immediately effective (each such event referred to in clauses (a) through (d) above is a "Registration Default"). In the event of a Registration Default, the Company is required to pay Liquidated Damages to each holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Old Notes. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. See "Description of Notes--Registration Rights; Liquidated Damages."


     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.

                               ----------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, ANY REPRESENTATION TO THE CONTRARY IS
                     A CRIMINAL OFFENSE. ----------------

                   The date of this Prospectus is June , 1998

     The Exchange Offer is being made to satisfy certain obligations of the Company under the Registration Rights Agreement, dated as of February 17, 1998, among the Company and the Initial Purchasers (as defined) of the Old Notes (the "Registration Rights Agreement"). Upon consummation of the Exchange Offer, holders of Old Notes that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any further exchange rights under the Registration Rights Agreement with respect to such nontendered Old Notes and, accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon.


     Based on interpretations by the staff of the Commission with respect to similar transactions, including no-action letters, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of its New Notes. A broker-dealer which acquired Old Notes directly from the Company cannot exchange such Old Notes in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Old Notes acquired by the broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that they will make this Prospectus available to any broker-dealer for use in connection with any such resale for a period of one year after the Exchange Date (as defined) or, if earlier, until all participating broker-dealers have so resold. See "Plan of Distribution."


     The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture (as defined). For a more complete description of the terms of the New Notes, see "Description of Notes." There will be no cash proceeds to the Company from the Exchange Offer. The New Notes will be subordinated in right of payment to all current and future Senior Debt (as defined) of the Company. The New Notes will also be effectively subordinated to all secured obligations to the extent of the assets securing such obligations, including under the Company's existing revolving credit facility. As of March 31, 1998, the New Notes were subordinated to approximately $25.2 million of Senior Debt of the Company. As of April 28, 1998 the Company had availability of approximately $56.9 million under the Credit Facility (as defined). The Indenture permits the Company and its subsidiaries to incur additional indebtedness, including additional Senior Debt, in the future.


     The Old Notes were originally issued and sold on February 11, 1998 in an offering of $165.0 million aggregate principal amount (the "Offering," as defined). The Offering was exempt from registration under the Securities Act in reliance upon the exemptions provided by Rule 144A and Section 4(2) of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.


     The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer, and to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes to be received in the Exchange Offer. Any person participating in the Exchange Offer who does not acquire the Exchange Notes in the ordinary course of business: (i) cannot rely on the above referenced no-action letters; (ii) cannot tender its Old Notes in the Exchange Offer; and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company. The
Exchange Offer will expire at 5:00 p.m., New York City time, on         , 1998,
unless extended (as it may be so extended, the "Expiration Date"), provided that the Exchange Offer shall not be extended beyond 30 business days from the date of this Prospectus. The date of acceptance for exchange of the Old Note for the New Notes (the "Exchange Date") will be the first business day following the Expiration Date or as soon as practicable thereafter. Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable.


     There has not previously been any public market for the Notes. If a market for the New Notes should develop, the New Notes could trade at a discount from their initial offering price. The Company does not intend to apply for listing of the New Notes on any securities exchange or in any automated quotation system. There can be no assurance that an active trading market for the New Notes will develop.



                             AVAILABLE INFORMATION


     The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-4 under the Securities Act with respect to the Exchange Offer. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Exchange Offer, reference is made to such Registration Statement and the exhibits and schedules filed as part thereof.


     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. The Registration Statement and the exhibits and schedules thereto filed with the Commission may be inspected and copied without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048, and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission upon payment of certain prescribed fees. Electronic registration statements made through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's web site (http://www.sec.gov.), which is maintained by the Commission and which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's common stock is traded on the New York Stock Exchange ("NYSE"). Information filed by the Company with the NYSE may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The following documents previously filed with the Commission by AVS (File No. 001-11775) or Whitehall (File No. 001-05483) pursuant to the Exchange Act are incorporated by reference in this Prospectus: (i) AVS's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A; (ii) AVS's Current Report on Form 8-K/A dated December 31, 1997; (iii) AVS's Current Report on Form 8-K dated February 12, 1998; (iv) AVS's Current Report on Form 8-K dated March 6, 1998; (v) AVS's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998; (vi) the description of AVS's Common Stock contained in AVS's Registration Statement on Form 8-A/12B, dated May 28, 1996; (vii) Whitehall's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A; and (viii) Whitehall's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.



     In addition, all documents filed by AVS or Whitehall with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date and prior to the termination of the Exchange Offer contemplated hereby shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein or contained in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.


     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, ON WRITTEN OR ORAL REQUEST, FROM AVIATION SALES COMPANY, 6905 N.W. 25TH STREET, MIAMI, FLORIDA, TELEPHONE NUMBER (305) 592-4055; ATTENTION: JOSEPH E. CIVILETTO, VICE PRESIDENT, CORPORATE SECRETARY AND CHIEF FINANCIAL OFFICER.

                                    SUMMARY


     THE FOLLOWING SUMMARY INFORMATION IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE FINANCIAL STATEMENTS AND THE MORE DETAILED INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT REQUIRES OTHERWISE, REFERENCES TO THE "COMPANY" MEAN AVIATION SALES COMPANY AND ITS SUBSIDIARIES.


                                  THE COMPANY


GENERAL


     Aviation Sales Company is a leading provider of fully integrated aviation inventory services and a recognized worldwide leader in the redistribution of aircraft spare parts. The Company sells aircraft spare parts and provides inventory and repair services to major commercial passenger airlines, air cargo carriers, maintenance and repair facilities and other redistributors throughout the world. Parts sold by the Company include rotable and expendable airframe and engine components for commercial airplanes, including Boeing, McDonnell Douglas. Lockheed and Airbus aircraft and Pratt & Whitney, General Electric and Rolls Royce jet engines. Inventory management services offered by the Company include purchasing services, repair management, warehouse management, aircraft disassembly services, and consignment and leasing of inventories of aircraft parts and engines. The Company also manufactures certain aircraft parts for sale to original equipment manufacturers ("OEMs"), including precision engine parts, and provides certain aircraft parts repair services at its Federal Aviation Administration ("FAA") licensed repair facilities.


     The Company believes that the annual worldwide market for aircraft spare parts is approximately $10.0 billion, of which approximately $1.3 billion reflects annual sales of aircraft spare parts in the redistribution market. The market for spare parts and the redistribution market in particular are growing due to (i) the increasing size and the age of the worldwide airline fleet (the worldwide fleet of commercial airplanes is expected to double from 1996 to
2016). and (ii) increased outsourcing by airlines of inventory management functions in response to cost control pressures. These pressures have also contributed to a reduction in the number of approved vendors utilized by the airlines and maintenance and repair facilities, which in turn has led to consolidation in the redistribution market. The aircraft spare parts redistribution market is highly fragmented. with a limited number of large, well-capitalized companies selling a broad range of aircraft spare parts, and numerous smaller competitors servicing specialized niches. The Company believes its diverse product and service offerings, superior management information systems, financial strength and access to capital markets allow it to capitalize on the current industry environment.


     The Company's strategy is to increase revenues and operating income through internal growth combined with new product and service offerings. Growth is expected to be achieved through continued customer penetration in existing markets, expansion into new product areas, continued investment in the size and breadth of its inventory and by continuing to offer customers a broad array of inventory management services. These services allow customers to reduce their costs of operations by outsourcing some or all of their inventory management functions and to take advantage of opportunities to maximize the value of their parts inventory. The Company further intends to increase the types of aircraft parts which it manufactures for its OEM customers and the repair services which it offers to its customers. The Company will seek to develop new products and services internally, as well as through acquisitions of other companies, assets or product lines. The Company believes that a diversified platform of services will better allow it to serve the needs of its larger customers, and to benefit from the continuing consolidation of vendor by the airlines.


     Since completion of its initial public offering in July 1996, the Company has acquired six businesses which leveraged the Company's product and service base beyond the redistribution of aircraft spare parts into new parts distribution, manufacturing and maintenance, and repair and overhaul. During 1996, the Company acquired the aircraft bearings division of Dixie Bearings, Inc. ("Dixie"), a leading provider of aircraft bearings and related products to commercial airlines, cargo carriers and overhaul service facilities, and AvEng Trading Partners, Inc. ("AvEng"), a redistributor of aircraft engine parts. During 1997, the Company acquired Aerocell Structures, Inc. ("Aerocell"), an FAA-certified maintenance, overhaul and repair facility, Kratz-Wilde Machine Company ("Kratz"), a manufacturer of specialty machined metal parts for jet engines, and Apex Manufacturing, Inc. ("Apex"), a precision manufacturer of specialty machined metal parts including shafts, fuel shrouds, housings and couplings for aerospace actuating systems. In March 1998, the Company acquired Caribe Aviation, Inc. ("Caribe") and its subsidiary, Aircraft Interiors, Inc. ("Aircraft"). Caribe is an FAA-certified repair station specializing in the maintenance, repair and overhaul of hydraulic, pneumatic, electrical and electromagnetic aircraft components, and Aircraft manufacturers plastic cabin interior replacement parts under FAA-PMA approval and refurbishes aircraft interior components.


     On March 26, 1998, the Company entered into an agreement (the "Merger Agreement"), to merge with Whitehall Corporation ("Whitehall"). Under the terms of the merger agreement, at the effective date of the merger, the shareholders of Whitehall will receive 0.5143 shares of the Company's common stock for each share of Whitehall common stock outstanding on such date (the "Merger"). Based upon the approximately 6.0 million Whitehall shares currently outstanding (including shares underlying presently outstanding stock options), the Company will issue approximately 3.1 million shares in the Merger. The transaction, which is expected to close during the third quarter of 1998, will be accounted for as a pooling of interest.



     Whitehall is an independent provider of maintenance and modification for commercial, military and freighter aircraft. Whitehall focuses primarily on two categories of commercial customers: established traditional commercial carriers that view outsourcing as a way to reduce operating expenses and increase their competitiveness and new entrant, low-cost air carriers that rely on outsourcing for scheduled heavy maintenance. Whitehall operates two FAA and Joint Aviation Authority of the European Economic Community ("JAA") certified repair stations that specialize in heavy maintenance and modification of Boeing 707, 727, 737, McDonnell Douglas DC-8, DC-9, DC-10 and Lockheed L-100, L-188 and C-130 aircraft. Aviation services offered by Whitehall include schedule "A," "B," "C" and "D" level inspections, block overhauls and repairs, corrosion prevention and control programs and exterior stripping and painting. Modification services provided by Whitehall include interior reconfiguration, cargo conversions and avionics installations. Through a joint venture, Whitehall also designs and markets hushkits designed to reduce the noise created by Boeing 737-100 and 737-200 series aircraft to levels which comply with FAA-mandated Stage 3 noise reduction standards.



COMPANY ORGANIZATION


     The operations of the business are conducted by the Company and its wholly-owned subsidiaries, Aviation Sales Operating Company ("ASOC") (and its wholly-owned subsidiary, Aviation Sales Bearings Company ("ASBC")), Aviation Sales Leasing Company ("ASLC") (and its wholly-owned subsidiary Aviation Sales SPS I, Inc. ("SPS I"), Aviation Sales Finance Company ("ASFC"), Aviation Sales FSC, Ltd. and Aviation Sales Manufacturing & Repair Company ("ASMRC") (and its wholly-owned subsidiaries, Kratz, Apex, Aerocell, Caribe (and Caribe's wholly-owned subsidiary, Aircraft). Substantially all of the operating assets of the Company are owned by ASOC, ASLC and ASMRC and a substantial portion of the operating revenues and net income derived during by the Company during 1996 and 1997, and for the first quarter of 1998, were derived from the operations of ASOC.


     In addition to ASOC and ASMRC, the businesses of the Company's subsidiaries are as follows: (i) ASBC provides aircraft bearings and related products to commercial airlines, cargo carriers and overhaul service facilities, (ii) ASLC provides long-term leasing of inventories of aircraft spare parts to airline customers, (iii) ASFC is utilized by the Company in connection with certain financing transactions with its senior lenders, (iv) Kratz primarily manufactures specialty machined metal parts for jet engines, (v) Apex manufactures precision specialty machined metal parts including shafts, fuel shrouds, housings and couplings for aerospace actuating systems, (v) Caribe is an FAA-certified repair station specializing in the maintenance, repair and overhaul of hydraulic, pneumatic, electrical and electromagnetic aircraft components, (vi) Aircraft manufactures plastic cabin interior replacement parts under FAA-PMA approval and refurbishes aircraft interior components, (vii) SPS I leases an aircraft engine and certain rotables and (viii) Aviation Sales FSC, Ltd. is qualified as a foreign sales company. With the exception of Aviation Sales FSC, Ltd., all of the foregoing subsidiaries of the Company (the "Subsidiary Guarantors") jointly and severally and fully and unconditionally guarantee, on a senior subordinated basis, the Notes.


     The Company's principal executive offices are located at 6905 N.W. 25th Street, Miami, Florida 33122. The Company's telephone number is (305) 592-4055.




                             THE INITIAL OFFERING



     Pursuant to a Purchase Agreement dated as of February 11, 1998 (the "Purchase Agreement"), the Company sold Old Notes in an aggregate principal amount of $165.0 million to the Initial Purchasers on February 17, 1998. The Initial Purchasers subsequently resold the Old Notes purchased from the Company to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A portion of the net proceeds from the Offering, of approximately $158.9 million after deducting discounts to the Initial Purchasers and estimated Offering expenses, were used to repay approximately $138.8 million of outstanding indebtedness under the Credit Facility. The funds repaid under the Credit Facility included amounts borrowed during 1997 to repay assumed indebtedness of Aerocell and Apex in connection with those acquisitions and borrowings incurred to fund the purchase price in connection with the acquisition of Kratz. The remaining net proceeds from the Offering were used to pay the cash requirements in connection with the Company's acquisition of Caribe.




                              THE EXCHANGE OFFER


Securities Offered..........   Up to $165.0 million aggregate principal amount
                               of 8 1/8% Senior Notes due 2008 of the Company
                               (the "New Notes," and collectively with the Old
                               Notes, the "Notes"). The terms of the New Notes and the Old Notes are substantially identical in all material respects, except for certain transfer restrictions, registration rights and liquidated damages ("Liquidated Damages") for
                               Registration Defaults relating to the Old Notes which will not apply to the New Notes. See
                               "Description of Notes."


The Exchange Offer..........   The Company is offering to exchange $1,000
                               principal amount of New Notes for each $1,000 principal amount of Old Notes. See "The Exchange
                               Offer" for a description of the procedures for tendering Old Notes. The Exchange Offer is being made pursuant to the registration obligations of the Company under the Registration Rights
                               Agreement. Upon consummation of the Exchange
                               Offer, holders of Old Notes that were not prohibited from participating in the Exchange
                               Offer and did not tender their Old Notes will not have any further exchange rights under the Registration Rights Agreement with respect to such nontendered Old Notes and, accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon.


Tenders, Expiration Date;
 Withdrawal; Exchange Date...  The Exchange Offer will expire at 5:00 p.m.,
                               New York City time, on      , 1998, or such later
                               date and time to which it is extended (as it may be so extended, the "Expiration Date"), provided that the Exchange Offer shall not be extended beyond 30 business days from the date of this Prospectus. Tender of Old Notes pursuant to the Exchange Offer may be withdrawn and retendered at any time prior to the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the Exchange Offer. The date of acceptance for exchange of all Old Notes properly tendered and not withdrawn for New Notes (the "Exchange Date") will be the first business day following the Expiration Date or as soon as practicable thereafter.


Shelf Registration
 Statement...................  If any holder of the Old Notes (other than any such holder which is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has provided information regarding such holder and the distribution of such holder's Old Notes to the Company for use therein, the Company and the Subsidiary Guarantors have agreed to register the Old Notes with a shelf registration statement ("Shelf Registration Statement") and use its best efforts to cause to be declared effective by the Commission within certain time periods after the consummation of the Exchange Offer. The Company and the Subsidiary Guarantors have agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of two years to cover resales of the Old Notes held by such holders. See "Description of Notes--Registration Rights; Liquidated Damages."


Accrued Interest on the
 New Notes...................  Each New Note will bear interest from the most recent date to which interest has been paid on the Old Note or, if no such payment has been made, from February 17, 1998.



Federal Income Tax
 Considerations.............   The Exchange Offer will not result in any
                               income, gain or loss to the holders of Notes or the Company for federal income tax purposes. See
                               "Federal Income Tax Considerations."



Use of Proceeds.............   There will be no proceeds to the Company from
                               the exchange of New Notes for the Old Notes pursuant to the Exchange Offer.

Exchange Agent..............   SunTrust Bank, Central Florida, National
                               Association, the Trustee under the Indenture, is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer.



                   CONSEQUENCES OF EXCHANGING OR FAILURE TO
               EXCHANGE OLD NOTES PURSUANT TO THE EXCHANGE OFFER


     Generally, holders of Old Notes (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) who exchange their Old Notes for New Notes pursuant to the Exchange Offer may offer their New Notes for resale, resell their New Notes, and otherwise transfer their New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the holder's business, such holders have no arrangement with any person to participate in a distribution of such New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. A broker-dealer who acquired Old Notes directly from the Company cannot exchange such Old Notes in the Exchange Offer. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of its New Notes. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Company is required, under the Registration Rights Agreement, to register the New Notes in any jurisdiction requested by the holders, subject to certain limitations. Upon consummation of the Exchange Offer, holders that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any registration rights under the Registration Rights Agreement with respect to such nontendered Old Notes, and accordingly, such old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. See "The Exchange Offer--Consequences of Failure to Exchange."

                       SUMMARY DESCRIPTION OF THE NOTES


Issuer......................   Aviation Sales Company


Securities Offered..........   $165.0 million aggregate principal amount of
                               81/8% Senior Subordinated Notes due 2008 (the
                               "New Notes," and collectively with the Old Notes, the "Notes"). The terms of the New Notes and the Old Notes are substantially identical in all material respects, except for certain transfer restrictions, registration rights and Liquidated
                               Damages for Registration Defaults relating to the Old Notes which will not apply to the New Notes.
                               See "Description of Notes."


Maturity Date...............   February 15, 2008.


Interest Rate and
 Payment Dates...............  The Notes bear interest at a rate of 81/8% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998.


Subordination...............   The Notes are general unsecured obligations of
                               the Company, subordinated in right of payment to all existing and future Senior Debt of the Company, including indebtedness outstanding under the Company's existing revolving credit facility
                               (the "Credit Facility"). For a description of the Credit Facility, see "Description of Other
                               Indebtedness." In addition, the Notes are effectively subordinated to all secured obligations to the extent of the assets securing such obligations, including the Credit Facility.
                               At March 31, 1998, the Company and the Subsidiary
                               Guarantors had approximately $25.2 million of Senior Debt outstanding, all of which is secured.
                               The indenture pursuant to which the Notes have been issued (the "Indenture") permits the Company and its subsidiaries to incur additional indebtedness, including Senior Debt, subject to certain limitations. See "Description of
                               Notes--Certain Covenants--Incurrence of
                               Indebtedness and Issuance of Preferred Stock."


Subsidiary Guarantees.......   The Notes are unconditionally guaranteed, on a
                               senior subordinated basis, by substantially all of the Company's existing subsidiaries and each subsidiary that is organized in the future by the Company, unless such subsidiary is designated as an Unrestricted Subsidiary (as defined). The present Subsidiary Guarantors are ASOC, ASBC,
                               ASLC, ASFC, ASMRC, Kratz, Apex Caribe, Aircraft and SPS I. Aviation Sales FSC, Ltd., a wholly-owned subsidiary of the Company, is not a Subsidiary Guarantor. The Subsidiary Guarantees are joint and several, full and unconditional and general unsecured obligations of the Subsidiary
                               Guarantors. The Subsidiary Guarantees are subordinated in right of payment to all existing and future Senior Debt of the Subsidiary
                               Guarantors, including the Credit Facility, and are also effectively subordinated to all secured obligations of the

                               Subsidiary Guarantors to the extent of the assets securing such obligations, including the Credit Facility. Furthermore, the Indenture permits the Subsidiary Guarantors to incur additional indebtedness, including Senior Debt subject to certain limitations.


Optional Redemption.........   The Notes will be redeemable, at the option of
                               the Company, in whole or in part, at any time after February 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date. In addition, on or prior to February 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 1081/8 of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date with the net proceeds of a public offering of common stock of the Company;
                               provided, that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption. See "Description of Notes--Optional Redemption."


Change of Control...........   Upon the occurrence of a Change of Control, the
                               Company will be required to make an offer to repurchase all or any part of holder's Notes to repurchase such holder's Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the repurchase date. There can be no assurance that the Company will have the financial resources necessary to purchase the Notes upon a Change of Control or that such repurchase will be permitted under the Credit Facility. See "Description of
                               Notes--Repurchase at the Option of
                               Holders--Change of Control."


Certain Covenants...........   The Indenture contains certain covenants that,
                               among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, make investments, dispose of assets, issue capital stock of subsidiaries, create certain liens securing indebtedness, enter into certain transactions with affiliates, sell assets or enter into certain mergers and consolidations or sell all or substantially all of their assets.
                               See "Description of Notes--Certain Covenants."


Registration Rights,
 Liquidated Damages.........   Pursuant to a Registration Rights Agreement
                               (the "Registration Rights Agreement") among the
                               Company, the Subsidiary Guarantors and the Initial Purchasers, the Company and the Subsidiary Guarantors agreed (a) to file a registration statement (the "Exchange Offer
                               Registration Statement") on or prior to 45 days after the closing of the Offering (the "Closing") with respect to an offer to exchange the Old Notes for a new issue of debt securities of the Company (the "New Notes") registered under the Securities Act, with terms substantially identical to those of the Old
                               Notes (the "Exchange Offer") and (b) use their best efforts to cause the Exchange Offer
                               Registration Statement to be declared effective by the Securities and Exchange Commission (the
                               "SEC" or the "Commission") on or prior to 120 days after the Closing. If (i) the Exchange
                               Offer is not permitted by applicable law or (ii) any holder of Transfer Restricted Securities (as defined) notifies the Company that (A) it is prohibited by law or policy from participating in the Exchange Offer, (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and holds Notes acquired directly from the Company or an affiliate of the Company, the Company will be required to provide a shelf registration statement to cover resales of the Notes by the holders thereof. If the Company fails to satisfy these registration obligations, it will be required to pay liquidated damages ("Liquidated
                               Damages") to holders of Notes under certain circumstances.



                                 RISK FACTORS


     Prospective participants in the Exchange Offer should take into account the specific considerations set forth under "Risk Factors" as well as the other information set forth in this Prospectus. See "Risk Factors."

 SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
     The following summary historical financial data for the three years ended December 31, 1997, has been derived from the Company's Consolidated Financial Statements as of December 31, 1997 and 1996 and for the three years ended December 31, 1997, which have been audited by Arthur Andersen LLP, independent certified public accountants, and are included elsewhere herein. The following summary historical unaudited financial data of the Company as of March 31, 1998 and for the three months ended March 31, 1997 and 1998, has been derived from the unaudited historical financial statements of the Company included elsewhere herein which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair and consistent presentation of such data. See footnote (1) on the following page.
     The following unaudited condensed combined pro forma financial data present: (i) the pro forma, as adjusted, financial position of the Company at March 31, 1998 as if the Merger had been consummated on that date, and (ii) the pro forma results of operations of the Company for the three months ended March 31, 1998 and the year ended December 31, 1997, as if the Offering had been consummated as of January 1, 1998 and as if the acquisition of Kratz and the Offering had been consummated as of January 1, 1997, respectively. The pro forma, as adjusted results of operations for the three months ended March 31, 1998 and the year ended December 31, 1997 are further adjusted as if the Merger had occurred on January 1, 1998 and January 1, 1997, respectively. The following summary pro forma data presents such information as if the Merger had been accounted for as a pooling of interests. The following summary historical condensed financial data has not been restated to reflect the Merger under the pooling of interests method of accounting. Neither the summary historical consolidated financial data nor the summary pro forma condensed combined financial data are necessarily indicative of either the future results of operations or the results of operations that would have occurred if the events described had been consummated on the indicated dates. The following summary historical and pro forma condensed combined financial data should be read in conjunction with "Selected Historical and Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Combined Financial Statements," and the audited and unaudited historical financial statements of the Company, Whitehall and Kratz which are included elsewhere in this Prospectus.



                                                                   YEARS ENDED DECEMBER 31,
                                           -------------------------------------------------------------------------
                                                1995          1996          1997          1997            1997
                                           ------------- ------------- ------------- -------------- ----------------
                                                                                                       PRO FORMA,
                                                                                      PRO FORMA(2)   AS ADJUSTED(3)
                                                                                       (UNAUDITED)     (UNAUDITED)
                                                                                     -------------- ----------------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA(1):
Operating revenues. ...................... $113,803      $161,944      $256,899      $285,610          $ 351,250
Gross profit .............................  42,489        51,585        76,186        85,644              87,167
Operating expenses .......................  23,916        29,301        41,192        44,200              55,790
Income from operations ...................  18,573        22,284        34,994        41,444              31,377
Interest and other expenses, net .........   8,287         5,350         7,432        14,531              20,082
Income before taxes and
 extraordinary item ......................  10,286        16,934        27,562        26,913              11,295
Income (loss) before
 extraordinary items .....................   6,274        10,330        16,781        16,385               4,404
Extraordinary item, net of taxes .........      --         1,862            --            --                  --
Net income(4) ............................   6,274         8,468        16,781        16,385               4,404
Historical diluted income before
 extraordinary items
 per share(5)(6) .........................               $  2.22       $  1.77
                                                         =======       =======
Pro forma diluted income
 before extraordinary items
 per share(4)(5)(6) ...................... $  1.00       $  1.32                     $  1.73           $    0.36
                                           =======       =======                     =======           =========
OTHER DATA(1):
Ratio of earnings to fixed
 charges(7) ..............................   2.2  x        3.8  x        4.4  x        2.8  x              1.7  x
BALANCE SHEET DATA
 (END OF PERIOD)(1):
Working capital .......................... $46,641       $68,999       $82,789
Total assets .............................  93,478       145,183       284,987
Total debt ...............................  62,043        38,984       151,285
Stockholders' equity .....................  14,199        81,071        98,241





                                                              THREE MONTHS ENDED
                                                            MARCH 31, (UNAUDITED)
                                           --------------------------------------------------------
                                               1997         1998          1998            1998
                                           ------------ ------------ -------------- ---------------
                                                                                       PRO FORMA,
                                                                      PRO FORMA(2)   AS ADJUSTED(3)
                                                                     -------------- ---------------
                                                            (DOLLARS IN THOUSANDS)
STATEMENT OF INCOME DATA(1):
Operating revenues. ...................... $54,853       $ 82,456       $ 82,456    $102,156
Gross profit ............................. 15,104          24,595         24,596      25,241
Operating expenses .......................  9,017          13,903         13,904      14,838
Income from operations ...................  6,087          10,692         10,692      10,403
Interest and other expenses, net .........  1,072           3,630          3,788       3,539
Income before taxes and
 extraordinary item ......................  5,015           7,062          6,904       6,864
Income (loss) before
 extraordinary items .....................  3,048           4,350          4,253       4,229
Extraordinary item, net of taxes .........     --             599             --          --
Net income(4) ............................  3,048           3,751          4,253       4,229
Historical diluted income before
 extraordinary items
 per share(5)(6) ......................... $ 0.32        $   0.45
                                           ======        ========
Pro forma diluted income
 before extraordinary items
 per share(4)(5)(6) ......................                              $   0.44    $   0.34
                                                                        ========    ========
OTHER DATA(1):
Ratio of earnings to fixed
 charges(7) ..............................                  2.8  x         2.7  x      2.8  x
BALANCE SHEET DATA
 (END OF PERIOD)(1):
Working capital ..........................               $200,729                   $207,882
Total assets .............................                349,539                    399,565
Total debt ...............................                203,349                    219,682
Stockholders' equity .....................                107,966                    131,001


--------------
(FOOTNOTES ON NEXT PAGE)

--------------

(1) Dixie, which was acquired on August 9, 1996, Kratz, which was acquired on October 17, 1997 and Caribe, which was acquired on March 6, 1998, were accounted for under the purchase method of accounting and accordingly, all of their results of operations have been included in the Company's historical results of operations from the date of acquisition.

  AvEng, which was acquired on December 10, 1996, Aerocell, which was acquired on September 30, 1997 and Apex, which was acquired on December 31, 1997, were accounted for under the pooling of interests method of accounting. As such, AvEng is included in the Company's historical financial results for all periods presented subsequent to 1995, and Aerocell and Apex are included for all periods presented subsequent to 1996. Historical operating results and financial position for the periods presented prior to 1996 have not been restated to give retroactive effect to the acquisition of AvEng and historical operating results for periods presented prior to 1997 have not been restated to give retroactive effect to the acquisition of Aerocell and Apex, due to the immateriality of the restated amounts.

(2) Adjusted to reflect: the pro forma results of operations of the Company for the three months ended March 31, 1998 and the year ended December 31, 1997, as if the Offering had been consummated on January 1, 1998 and as if the acquisition of Kratz and the Offering had been consummated as of January 1, 1997, respectively, for Statement of Income Data and Other
    Data.

(3) Further adjusted to reflect: (i) the pro forma, as adjusted, financial position of the Company at March 31, 1998 as if the proposed merger with Whitehall had been consummated on that date for Balance Sheet Data, and
    (ii) the pro forma, as adjusted results of operations for the three months ended March 31, 1998 and the year ended December 31, 1997 as if the Merger with Whitehall had occurred on January 1, 1998 and January 1, 1997, respectively.

(4) Periods presented prior to 1997 include pro forma adjustments to record income taxes, as the Company conducted its business as a partnership prior to June 26, 1996.

(5) Weighted average common and common equivalent shares used in calculating diluted earnings per share are 5,859,542 for 1993; 5,923,103 for 1994; 6,259,542 for 1995; 7,819,837 for 1996; 9,484,097 for 1997; 9,463,967 for
    the three months ended March 31, 1997 and 9,592,820 for the three months ended March 31, 1998.

(6) The 1995 and 1996 Company per share data assumes that the 4,425,000 common shares issued to the partners and the 575,000 shares of common stock, the net proceeds in respect of which were paid to J/T Aviation Partners, were outstanding for periods prior to the closing of the Company's initial public offering in July 1996.

(7) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary item and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the interest portion of the Company's rent expense.

                                 RISK FACTORS


     THIS PROSPECTUS AND OTHER REPORTS AND STATEMENTS FILED BY THE COMPANY FROM TIME TO TIME WITH THE COMMISSION (COLLECTIVELY, "COMMISSION FILINGS") CONTAIN OR MAY CONTAIN FORWARD-LOOKING STATEMENTS, SUCH AS STATEMENTS REGARDING THE COMPANY'S GROWTH STRATEGY AND ANTICIPATED TRENDS IN THE INDUSTRIES AND ECONOMIES IN WHICH THE COMPANY OPERATES. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS RELATING TO THE COMPANY'S OPERATIONS AND RESULTS OF OPERATIONS, COMPETITIVE FACTORS, SHIFTS IN MARKET DEMAND, AND OTHER RISKS AND UNCERTAINTIES, INCLUDING IN ADDITION TO THOSE DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS OR ANY COMMISSION FILING, UNCERTAINTIES WITH RESPECT TO CHANGES OR DEVELOPMENTS IN SOCIAL, BUSINESS, ECONOMIC, INDUSTRY, MARKET, LEGAL AND REGULATORY CIRCUMSTANCES AND CONDITIONS AND ACTIONS TAKEN OR OMITTED TO BE TAKEN BY THIRD PARTIES, INCLUDING THE COMPANY'S CONTRACTORS, CUSTOMERS, SUPPLIERS, COMPETITORS, STOCKHOLDERS, LEGISLATIVE, REGULATORY AND JUDICIAL AND OTHER GOVERNMENTAL AUTHORITIES. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM RESULTS EXPRESSED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY IN THIS PROSPECTUS OR ANY COMMISSION FILING. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.


CONSEQUENCES OF FAILURE TO EXCHANGE


     Upon consummation of the Exchange Offer, holders of Old Notes that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any exchange rights under the Registration Rights Agreement with respect to such nontendered Old Notes and, accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors have agreed to register for resale Old Notes under the Shelf Registration Statement for certain holders of the Old Notes not eligible under applicable securities laws to participate in the Exchange Offer. See "Description of the Notes--Registration Rights; Liquidated Damages".


     Based on interpretations by the staff of the Commission with respect to similar transactions, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. A broker-dealer who acquired Old Notes directly from the Company cannot exchange such Old Notes in the Exchange Offer. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of its New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Old Notes acquired by the broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale for a certain period of time after the Exchange Date or, if earlier, until all participating broker-dealers have so resold. See "Plan of Distribution." The New Notes may not be offered or sold unless they have been registered or qualified for sale under applicable state securities laws or an exemption from registration or qualification is available and is complied with. The Company is required, under the Registration Rights Agreement, to register the New Notes in any jurisdiction requested by the holders, subject to certain limitations.



SUBORDINATION AND LEVERAGE



     The Notes and the Subsidiary Guarantees are subordinated in right of payment to all existing and future Senior Debt. The Company currently has significant outstanding indebtedness, and subsequent to the Offering, the Company will be significantly leveraged. As of March 31, 1998, Whitehall had outstanding indebtedness of $16.8 million. As of March 31, 1998 the Company had outstanding indebtedness of $203.3 million, of which $25.2 million is Senior Debt and $164.0 million is the Notes. See "Capitalization." In addition, subject to the limitations set forth in the Indenture, the Company and its Subsidiaries (as defined) may incur substantial amounts of additional indebtedness, much of which is expected to constitute Senior Debt. By reason of the subordination of the Notes and the Subsidiary Guarantees, in the event of insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of the Company or any Subsidiary Guarantor, or upon default in payment with respect to or acceleration of any Senior Debt of the Company or any Subsidiary Guarantor or an event of default with respect to certain Senior Debt, the assets of the Company or the Subsidiary Guarantor would be available to pay the amounts due on the Notes and the Subsidiary Guarantees only after such Senior Debt had been paid in full. As of April 28, 1998, the Company had availability under the Credit Facility of $56.8 million. The Credit Facility is secured by substantially all of the assets of the Company. Subject to certain limitations in the documents governing its indebtedness, the Company will likely be able to incur significant additional amounts of secured and unsecured indebtedness in the future. For a description of the debt which the Company may be able to incur in the future under the Credit Facility and the Indenture, see "Description of Other Indebtedness." The Notes and the Subsidiary Guarantees are effectively subordinated to all such secured obligations to the extent of the collateral, irrespective of whether payments on the Notes and the Subsidiary Guarantees are otherwise permitted to be made under the subordination provisions in the Indenture prior to payment of such other indebtedness in full. Upon certain events of default under such facilities, the lenders could elect to declare all amounts outstanding, together with accrued and unpaid interest thereon, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders could proceed against the collateral granted them to secure that indebtedness. If any of such indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Notes. In addition, the Indenture permits the subsidiaries of the Company to incur debt under certain circumstances. Any such debt incurred by a subsidiary of the Company that is not a Subsidiary Guarantor could be structurally senior to the Notes. To the extent the Subsidiary Guarantees are not enforceable, the Notes and the Subsidiary Guarantees would be effectively subordinated to all liabilities of the Subsidiary Guarantors, including trade payables of such Subsidiary Guarantors, whether or not such liabilities otherwise constitute Senior Debt of the Subsidiary Guarantor under the Indenture.


     The Company's ability to make payments of principal and interest on, or to refinance its current or future indebtedness (including the Notes), depends on its future operating performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including (i) the Company's vulnerability to adverse general economic and industry conditions, (ii) the Company's ability to obtain additional financing for future working capital expenditures, general corporate purposes or other purposes and (iii) the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal and interest on indebtedness, thereby reducing the funds available for operations and future business opportunities. The Company's debt service requirements for the year ended December 31, 1998 are approximately $28.6 million.

RESTRICTIONS IMPOSED BY LENDERS


     The instruments governing the indebtedness of the Company impose significant operating and financial restrictions on the Company. Such restrictions will affect, and in many respects, significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, pay dividends, repay indebtedness prior to its stated maturity, sell assets or engage in mergers or acquisitions. These restrictions could also limit the ability of the Company to effect future financings, make needed capital expenditures, withstand a future downturn in the business or the economy, or otherwise conduct necessary corporate activities.



FUNDING REQUIREMENTS


     During the fiscal years ended December 31, 1996 and 1997 and during the first quarter of 1998, AVS has largely relied upon significant borrowings under its Credit Facility and the sale of its securities, including the Notes, to satisfy its funding needs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



CONSEQUENCES OF CHANGE OF CONTROL


     Upon the occurrence of a Change of Control, the holders of the Notes would be entitled to require the Company to repurchase up to all outstanding Notes of the holders requiring such repurchase at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. Failure by the Company to make such a repurchase would result in a default under the Indenture. In addition, the Credit Facility contains and the future indebtedness of the Company and the Subsidiaries may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of the Notes of their right to require the Company to repurchase the Notes could cause a default under such indebtedness due to the financial effect of such repurchase on the Company or otherwise, even if the Change of Control itself does not cause a default. In the event of a Change of Control, there can be no assurance that the Company would have sufficient funds to repurchase the Notes and to satisfy its other obligations under the Notes and any such other indebtedness or would be permitted to make such repurchase in compliance with the subordination provisions in the Indenture. See "Description of Notes--Repurchase at Option of Holders--Change of Control."


EFFECTS OF THE ECONOMY ON THE COMPANY'S SPARE PARTS BUSINESS


     Since the Company's customers consist of airlines, maintenance and repair facilities that service airlines and other aircraft spare parts redistributors, as well as original equipment manufacturers, the Company's business is impacted by the economic factors which affect the airline industry. When such factors adversely affect the airline industry, they tend to reduce the overall demand for aircraft spare parts, causing downward pressure on pricing and increasing the credit risk associated with doing business with airlines. Additionally, factors such as the price of fuel affect the aircraft spare parts market, since older aircraft (into which aircraft spare parts are most often placed) become less viable as the price of fuel increases. There can be no assurance that economic and other factors which may affect the airline industry will not have an adverse impact on the Company's business, financial condition or results of operations.


RISKS REGARDING THE COMPANY'S SPARE PARTS INVENTORY


     The Company's inventory consists principally of new, overhauled, serviceable and repairable aircraft parts that are purchased from many sources. Before parts may be installed in an aircraft, they must meet certain standards of condition established by the FAA and/or the equivalent regulatory agencies in other countries. Specific regulations vary from country to country, although regulatory requirements in other countries generally coincide with FAA requirements. Parts must also be traceable to sources deemed acceptable by such agencies. Parts owned or acquired by the Company may not meet applicable standards or standards may change in the future, causing parts which are already contained in the Company's inventory to be scrapped or modified. Aircraft manufacturers may also develop new parts to be used in lieu of parts already contained in the Company's inventory. In all such cases, to the extent that the Company has such parts in its inventory, their value may be reduced.


GOVERNMENT REGULATION


     The aviation industry is highly regulated in the United States by the FAA and in other country by similar agencies. While the Company's spare parts business is not regulated, the aircraft spare parts which it sells to its customers must be accompanied by documentation which enables the customer to comply with applicable regulatory requirements. Additionally, the Company must be certified by the FAA and, in some cases, by original equipment manufacturers in order to manufacture or repair aircraft and aircraft components. Although the Company believes that its newly acquired manufacturing and repair operations are in material compliance with applicable regulations, there can be no assurance of this fact. Further, there can be no assurance that new and more stringent government regulations will not be adopted in the future or that any such new regulations, if enacted, would not have a material adverse effect on the Company's business, financial condition or results of operations.


FLUCTUATIONS IN OPERATING RESULTS


     The Company's operating results are affected by many factors, including the timing of orders from large customers, the timing of expenditures to purchase inventory in anticipation of future sales, the timing of bulk inventory purchases, and the mix of available aircraft spare parts contained, at any time, in the Company's inventory. A large portion of the Company's operating expenses are relatively fixed. Since the Company typically does not obtain long-term purchase orders or commitments from its customers, it must anticipate the future volume of orders based upon the historic purchasing patterns of its customers and upon its discussions with its customers as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on the Company's business, financial condition or results of operations.


GROWTH STRATEGY AND RISKS RELATING TO FUTURE ACQUISITIONS


     A key element of the Company's strategy involves growth through the acquisition of additional inventories of aircraft spare parts and the acquisition of other companies, assets or product lines that would complement or expand the Company's existing business. The Company's ability to grow by acquisition is dependent upon, and may be limited by, the availability of suitable aircraft parts inventories, acquisition candidates and capital, and by restrictions contained in the Company's credit agreements. In addition, acquisitions involve risks that could adversely affect the Company's operating results, including the assimilation of the operations and personnel of acquired companies, the potential amortization of acquired intangible assets and the potential loss of key employees of acquired companies. There can be no assurance that the Company will be able to consummate acquisitions on satisfactory terms.


RELIANCE ON EXECUTIVE OFFICERS AND KEY EMPLOYEES



     The continued success of the Company is dependent to a significant degree upon the services of its executive officers and upon the Company's ability to attract and retain qualified personnel experienced in the various phases of the Company's business. The Company has employment agreements with all of its executive officers. The employment agreements between the Company and its executive officers are individually terminable by each executive officer upon a change of control of the Company. The ability of the Company to operate successfully could be jeopardized if one or more of its executive officers were unavailable and capable successors were not found. The Company does not maintain "key person" life insurance on the lives of its executive officers. See "Management."

COMPETITION


     The markets for the Company's product and services are extremely competitive, and the Company faces competition from a number of sources. These include aircraft and aircraft part manufacturers, airline and aircraft service companies, and aircraft spare parts redistributors. Certain of the Company's competitors have substantially greater financial and other resources than the Company. There can be no assurance that competitive pressures will not materially and adversely affect the Company's business, financial condition or results of operations. See "Business--Competition."


PRODUCT LIABILITY


     The Company's business exposes it to possible claims for personal injury or death which may result from the failure of an aircraft spare part sold, manufactured or repaired by it. While the Company maintains what it believes to be adequate liability insurance to protect it from such claims, and while no material claims have, to date, been made against the Company, no assurance can be given that claims will not arise in the future or that such insurance coverage will be adequate. Additionally, there can be no assurance that insurance coverages can be maintained in the future at an acceptable cost. Any such liability not covered by insurance could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business--Product Liability."


POTENTIAL INFLUENCE BY CERTAIN STOCKHOLDERS


     As of the date of this Prospectus, one of the Company's stockholders beneficially owns 24.6% of the outstanding Common Stock and the Company's directors and executive officers, as a group, beneficially own an aggregate of 32.8% (including the 24.6% referred to above) of the outstanding Common Stock. While each of these stockholders is an independent party, if these parties were to act together as a group, they would have the ability to exercise substantial influence on the election of all of the members of the Company's Board and, therefore, to exercise substantial influence over the business, policies and affairs of the Company. See "Principal Stockholders."


FRAUDULENT CONVEYANCES AND PREFERENTIAL TRANSFERS


     The ability of the holders of the Notes or the Trustee (as defined herein) to enforce the Notes and the Subsidiary Guarantees may be limited by certain fraudulent conveyance and similar laws. Various fraudulent conveyance and similar laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to avoid the Notes and the Subsidiary Guarantees or to further subordinate the obligations of the Company under the Notes or the obligations of any Subsidiary Guarantor under its Subsidiary Guarantee to obligations (including trade payables) that do not otherwise constitute Senior Debt. The requirements for establishing a fraudulent conveyance vary depending on the law of the jurisdiction which is being applied. Generally, if in a bankruptcy, reorganization, rehabilitation or similar proceeding in respect of the Company or a Subsidiary Guarantor, or in a lawsuit by or on behalf of creditors against the Company or a Subsidiary Guarantor, a court were to find that (i) the Company or a Subsidiary Guarantor, as the case may be, incurred indebtedness in connection with the Notes or the Subsidiary Guarantees with the intent of hindering, delaying or defrauding current or future creditors of the Company or the Subsidiary Guarantor, as the case may be, or (ii) the Company or a Subsidiary Guarantor, as the case may be, received less than reasonable equivalent value or fair consideration for incurring such indebtedness, and (a) was insolvent at the time of the incurrence of such indebtedness, (b) was rendered insolvent by reason of incurring such indebtedness, (c) was at such time engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could, with respect to the Company or the Subsidiary Guarantor, as the case may be, declare void in whole or in part the obligations of the Company or such Subsidiary Guarantor in connection with the Notes or the Subsidiary Guarantees and/or further subordinate claims with respect to the Notes and the Subsidiary Guarantees to all other debts of the Company or the Subsidiary Guarantors, as applicable. If the obligations of the Company or the Subsidiary Guarantors were further subordinated, there can be no assurance that after payment of the other debts of the Company or the Subsidiary Guarantors, there would be sufficient funds to pay the subordinated claims with respect to the Notes and the Subsidiary Guarantees.


     Generally, for purposes of the foregoing, an entity will be considered insolvent if the sum of its respective debts is greater than the fair saleable value of all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, as they become mature and absolute.


     Additionally, under federal bankruptcy or applicable state insolvency law, if certain bankruptcy or insolvency proceedings were initiated by or against the Company or any Subsidiary Guarantor within 90 days after any payment by the Company or such Subsidiary Guarantor with respect to the Notes or a Subsidiary Guarantee, respectively, or the incurrence. of a Subsidiary Guarantee or if the Company or such Subsidiary Guarantor anticipated becoming insolvent at the time of such payment or incurrence, all or a portion of such payment or guarantee could be avoided as a preferential transfer and the recipient of such payment could be required to return such payment.


ABSENCE OF A PUBLIC MARKET FOR THE NOTES


     The New Notes will constitute a new issue of securities with no established trading market. The Company does not intend to apply for listing of the New Notes on any securities exchange. The Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes. However, they are not obligated to do so, and any such market making may be discontinued at any time without notice. In addition, any such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer or the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market for the New Notes develops, any such market may be discontinued at any time.


     If a public trading market develops for the New Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Notes may trade at a discount from their principal amount.

                              THE EXCHANGE OFFER


PURPOSE AND EFFECT OF THE EXCHANGE OFFER


     On February 17, 1998, the Company issued $165.0 million aggregate principal amount of Old Notes to Salomon Brothers Inc, BT Alex Brown Incorporated and Citicorp Securities, Inc. (collectively, the "Initial Purchasers"). The issuance was not registered under the Securities Act in reliance upon the exemption under Rule 144A and Section 4(2) of the Securities Act. In connection with the issuance and sale of the Old Notes, the Company entered into a Registration Rights Agreement with the Initial Purchasers dated as of February 17, 1998 (the "Registration Rights Agreement"), which requires the Company to file with the Commission a registration statement under the Securities Act with respect to an issue of new notes of the Company identical in all material respects to the Old Notes, and use its best efforts to cause such registration statement to become effective under the Securities Act and, upon the effectiveness of that registration statement, to offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Company's exchange obligations thereunder.


     Based on no-action letters issued by the staff of the Commission to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. A broker-dealer who acquired Old Notes directly from the Company can not exchange such Old Notes in the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on such interpretations by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."


TERMS OF THE EXCHANGE OFFER


     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date (as defined herein). The Company will issue a principal amount of New Notes in exchange for an equal principal amount of outstanding Old Notes tendered and accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. The date of acceptance for exchange of the Old Notes for the New Notes (the "Exchange Date") will be the first business day following the Expiration Date or as soon as practicable thereafter.


     The terms of the New Notes and the Old Notes are substantially identical in all material respects, except for certain transfer restrictions, registration rights and Liquidated Damages for Registration Defaults relating to the Old Notes which will not apply to the New Notes. See "Description of Notes." The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the Indenture pursuant to which the Old Notes were issued.

     As of the date of this Prospectus, $165.0 million aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes. Holders of Old Notes do not have any appraisal or dissenters' rights under state law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes which are not tendered and were not prohibited from being tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and to be subject to transfer restrictions, but will not be entitled to any rights or benefits under the Registration Rights Agreement.


     Upon satisfaction or waiver of all the conditions to the Exchange Offer, on the Exchange Date the Company will accept all Old Notes properly tendered and not withdrawn and will issue New Notes in exchange therefor. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company had given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from the Company.


     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Notes or substitute Old Notes evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.


     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "Fees and Expenses" below.


EXPIRATION DATE; EXTENSION; AMENDMENTS


     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
     , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended; provided that the Exchange Offer shall not be extended beyond 30 business days after the date of this Prospectus.


     In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the then Expiration Date.


     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holder of Old Notes of such amendment.


     Without limiting the manner in which the Company may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.


INTEREST ON THE NEW NOTES


     New Notes will bear interest at the rate of 8 1/8% per annum, payable semi-annually, in cash, on February 15 and August 15 of each year, from the most recent date to which interest has been paid on the Old Notes or, if no such payment has been made, from February 17, 1998.


CONDITIONS


     Notwithstanding any other term of the Exchange Offer, the Company will not be required to exchange any new Notes for any Old Notes, and may terminate or amend the Exchange Offer before the acceptance of any Old Notes for exchange, if the Exchange Offer or the consummation thereof would otherwise violate or be prohibited by applicable federal law.


     If the Company determines in its sole discretion that such condition is not satisfied, the Company may refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders.


PROCEDURES FOR TENDERING


     The tender of Old Notes by a holder as set forth below (including the tender of Old Notes by book-entry delivery pursuant to the procedures of the Depository Trust Company ("DTC")) and the acceptance thereof by the Company will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.


     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must (i) complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date, or (ii) comply with the guaranteed delivery procedures described below. Delivery of all documents must be made to the Exchange Agent at its address set forth herein.


     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.


     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owners' own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering of such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.


     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any Eligible Institution (as defined) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").


     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes, with the signature thereon guaranteed by an Eligible Institution. If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.


     Any financial institution that is a participant in the book-entry transfer facility for the Old Notes, DTC, may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's procedures for such transfer, including if applicable the procedures under the Automated Tender Offer Program ("ATOP"). Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be, or be deemed to be, transmitted to and received and confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.



     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel of the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.


     By tendering, each holder will also represent to the Company (i) that the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, (ii) that neither the holder nor any such person has an arrangement or understanding with any person to participate in the distribution of such New Notes and (iii) that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, or that if it is an "affiliate," it will comply with the registration and prospective delivery requirements of the Securities Act to the extent applicable.

GUARANTEED DELIVERY PROCEDURES


     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or (iii) who cannot complete the procedures for book-entry transfer of Old Notes to the Exchange Agent's account with DTC prior to the Expiration Date, may effect a tender if:


     (a) The tender is made through an Eligible Institution;


     (b) On or prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes (if possible) and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five business trading days after the Expiration Date, (i) the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, or (ii) that book-entry transfer of such Old Notes into the Exchange Agent's account at DTC will be effected and confirmation of such book-entry transfer will be delivered to the Exchange Agent; and


     (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer and all other documents required by the Letter of Transmittal, or confirmation of book-entry transfer of the Old Notes into the Exchange Agent's account at DTC, are received by the Exchange Agent within five business trading days after the Expiration Date. Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.


TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL


     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer:


     The holder tendering Old Notes exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The holder represents and warrants to the Company and the Exchange Agent that (i) its has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire the New Notes in exchange for the Old Notes, (ii) when the Old Notes are accepted for exchange, the Company will acquire good and unencumbered title to the Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, (iii) it will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes and (iv) acceptance of any tendered Old Notes by the Company and the issuance of New Notes in exchange therefor will constitute performance in full by the Company of its obligations under the Registration Rights Agreement and the Company will have no further obligations or liabilities thereunder to such holders (except with respect to accrued and unpaid Liquidated Damages, if any). All authority conferred by the holder will survive the death or incapacity of the holder and every obligation of the holder will be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the holder.


     Each holder will also certify that it (i) is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or that, if it is an "affiliate," it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) is acquiring the New Notes in the ordinary course of its business and (iii) has no arrangement with any person or intent to participate in, and is not participating in, the distribution of the New Notes.

WITHDRAWAL OF TENDERS


     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.


     To withdraw a tender of Old Notes in the Exchange Offer, a telegram telex, facsimile transmission or letter indicating notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes or otherwise comply with DTC's procedures. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for payment will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.


UNTENDERED OLD NOTES


     Holders of Old Notes whose Old Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligations to such holders, to provide for the exchange of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.


EXCHANGE AGENT


     SunTrust Bank, Central Florida, National Association, the Trustee under the Indenture, has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

By Registered or Certified Mail, by hand or by Overnight Courier:

SunTrust Bank, Central Florida, National Association
225 E. Robinson Street, Suite 250
Orlando, FL 32802-0044
Attention: Corporate Trust Division
By Facsimile:

SunTrust Bank, Central Florida, National Association
Attention: Corporate Trust Division

(407) 237-5299

Confirm by Telephone:

(407) 237-4791


     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.


FEES AND EXPENSES


     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers, regular employees or agents of the Company and its affiliates.


     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and will pay the reasonable fees and expenses of holders in delivering their Old Notes to the Exchange Agent.


     The cash expenses of the Company to be incurred in connection with the Company's performance and completion of the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.


     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.


CONSEQUENCES OF FAILURE TO EXCHANGE


     Upon consummation of the Exchange Offer, holders of Old Notes that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any further exchange rights under the Registration Rights Agreement with respect to such nontendered Old Notes and, accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors have agreed to register for resale Old Notes under the Shelf Registration Statement for certain holders of the Old Notes not eligible under applicable securities laws to particpate in the Exchange Offer. See "Description of the Notes--Registration Rights; Liquidated Damages."


     Based on interpretations by the staff of the Commission with respect to similar transactions, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, the holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of its New Notes. See "Plan of Distribution." The New Notes may not be offered or sold unless they have been registered or qualified for sale under applicable state securities laws or an exemption from registration or qualification is available and is complied with. The Company is required, under the Registration Rights Agreement, to register the New Notes in any jurisdiction requested by the holders, subject to certain limitations.


OTHER


     Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.


     Upon consummation of the Exchange Offer, holders of the Old Notes that were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will not have any exchange rights under the Registration Rights Agreement with respect to such nontendered Old Notes and, accordingly, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. However, in the event the Company fails to consummate the Exchange Offer or a holder of Old Notes notifies the Company in accordance with the Registration Rights Agreement that it will be unable to participate in the Exchange Offer due to circumstances delineated in the Registration Rights Agreement, then the holder of the Old Notes will have certain rights to have such Old Notes registered under the Securities Act pursuant to the Registration Rights Agreement and subject to conditions contained therein. See "Description of the Notes--Registration Rights; Liquidated Damages."


     The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer, and to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Notes in it ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes to be received in the Exchange Offer. In this regard, the Company will make each person participating in the Exchange Offer aware (through this Prospectus or otherwise) that if the Exchange Offer is being registered for the purpose of secondary resale, any holder using the Exchange Offer to participate in a distribution of New Notes to be acquired in the registered Exchange Offer (i) may not rely on the staff position enunciated in Morgan Stanley and Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988) or similar letters and
(ii) must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.


ACCOUNTING TREATMENT


     The New Notes will be recorded at the same carrying value as the Old Notes as reflected in the Company's accounting records on the Exchange Date. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the New Notes.

                                USE OF PROCEEDS


     The net proceeds from the sale of the Old Notes in the Offering were approximately $158.9 million (after deducting discounts to the Initial Purchasers and estimated Offering expenses). The Company will not receive any proceeds from the Exchange Offer. The net proceeds from the sale of the Old Notes in the Offering was used to repay outstanding indebtedness under the Credit Facility and to pay the cash requirements in connection with the Company's acquisition of Caribe. See "Description of Other Indebtedness."



                                CAPITALIZATION



     The following table sets forth, at March 31, 1998, the capitalization of the Company and the pro forma capitalization of the Company assuming the completion of the Merger. This table should be read in conjunction with the historical and pro forma financial statements of the Company and notes thereto included elsewhere in this Prospectus:




                                                                            MARCH 31, 1998
                                                                        -----------------------
                                                                          ACTUAL      PRO FORMA
                                                                        ----------   ----------
                                                                            (IN THOUSANDS)
Notes payable, current maturities and other short-term debt .........      29,294       41,261
Notes payable .......................................................      10,041       14,407
Bonds payable, net ..................................................     164,014      164,014
                                                                          -------      -------
  Total debt ........................................................     203,349      219,682
                                                                          -------      -------
Stockholders' equity:
 Preferred stock, $.01 par value, 1,000,000 shares authorized,
   no shares issued and outstanding .................................          --           --
 Common stock, $.001 par value, 30,000,000 shares authorized,
   9,593,560 issued actual, and 12,437,639 issued pro forma .........          10           12
 Additional paid-in capital .........................................      76,635       63,172
 Retained earnings ..................................................      31,321       67,817
                                                                          -------      -------
  Total stockholders' equity ........................................     107,966      131,001
                                                                          -------      -------
   Total capitalization .............................................    $311,315     $350,683
                                                                         ========     ========

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                OF THE COMPANY


     The following table represents selected consolidated financial information of the Company. The following selected historical financial data has been derived from the Company's consolidated financial statements. The financial statements of the Company as of December 31, 1996 and 1997 and for the three years ended December 31, 1997 have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report included elsewhere herein. The following unaudited historical financial data as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 has been derived from the unaudited historical financial statements of the Company included elsewhere herein which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair and consistent presentation of the information set forth therein. The selected historical consolidated financial data is not necessarily indicative of either the future results of operations or the results of operations that would have occurred if the events described had been consummated on the indicated dates. The selected financial data set forth below should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations," which contains a description of the factors which materially affect the comparability from period to period of the information presented herein.


                                                                 YEAR ENDED DECEMBER 31,(1)
                                              -----------------------------------------------------------------
                                                  1993         1994          1995         1996         1997
                                              ------------ ------------ ------------- ----------- -------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Operating revenues ..........................   $ 23,429     $ 28,191     $ 113,803    $161,944     $ 256,899
Cost of sales ...............................     11,162       12,017        71,314     110,359       180,713
                                                --------     --------     ---------    --------     ---------
Gross profit ................................     12,267       16,174        42,489      51,585        76,186
                                                --------     --------     ---------    --------     ---------
Operating expenses
 Operating ..................................      3,121        2,900         8,989       9,320        14,286
 Selling ....................................      1,845        2,043         4,820       6,977         9,665
 General and administrative .................      4,199        5,167         8,641      10,681        14,147
 Depreciation and amortization ..............        217          415         1,466       2,323         3,094
                                                --------     --------     ---------    --------     ---------
                                                   9,382       10,525        23,916      29,301        41,192
                                                --------     --------     ---------    --------     ---------
Income from operations ......................      2,885        5,649        18,573      22,284        34,994
Interest expense ............................      6,041        4,458         8,287       5,350         7,432
                                                --------     --------     ---------    --------     ---------
Income (loss) before taxes and
 extraordinary item .........................     (3,156)       1,191        10,286      16,934        27,562
Income tax (benefit) expense ................         --           --            --        (426)       10,781
                                                --------     --------     ---------    --------     ---------
Income (loss) before extraordinary item .....     (3,156)       1,191        10,286      17,360        16,781
Extraordinary item, net of income taxes .....         --           --            --       1,862            --
                                                --------     --------     ---------    --------     ---------
Net income (loss) ...........................   $ (3,156)    $  1,191     $  10,286    $ 15,498     $  16,781
                                                ========     ========     =========    ========     =========
Historical diluted net income (loss) per
 share(3)(4) ................................                                          $   1.98     $    1.77
                                                                                       ========     =========
Pro forma diluted net income (loss) per
 share(2)(3)(4) .............................   $  (0.33)    $   0.12     $    1.00    $   1.08
                                                ========     ========     =========    ========
OTHER DATA:
Ratio of earnings to fixed charges(5) .......       .05 x       1.3  x        2.2  x      3.8  x        4.4  x

                                                    THREE MONTHS
                                                   ENDED MARCH 31,
                                              -------------------------
                                                  1997         1998
                                              ------------ ------------
                                              (IN THOUSANDS, EXCEPT PER
                                                     SHARE DATA)
STATEMENT OF INCOME DATA:
Operating revenues ..........................   $ 54,853     $ 82,456
Cost of sales ...............................     39,749       57,861
                                                --------     --------
Gross profit ................................     15,104       24,595
                                                --------     --------
Operating expenses
 Operating ..................................      3,406        3,305
 Selling ....................................      1,941        2,734
 General and administrative .................      2,996        6,753
 Depreciation and amortization ..............        674        1,111
                                                --------     --------
                                                   9,017       13,903
                                                --------     --------
Income from operations ......................      6,087       10,692
Interest expense ............................      1,072        3,630
                                                --------     --------
Income (loss) before taxes and
 extraordinary item .........................      5,015        7,062
Income tax (benefit) expense ................      1,967        2,712
                                                --------     --------
Income (loss) before extraordinary item .....      3,048        4,350
Extraordinary item, net of income taxes .....         --          599
                                                --------     --------
Net income (loss) ...........................   $  3,048     $  3,751
                                                ========     ========
Historical diluted net income (loss) per
 share(3)(4) ................................   $   0.32     $   0.39
                                                ========     ========
Pro forma diluted net income (loss) per
 share(2)(3)(4) .............................
OTHER DATA:
Ratio of earnings to fixed charges(5) .......                   2.8  x


---------------
(FOOTNOTES ON NEXT PAGE)

                                               AS OF DECEMBER 31,(1)                    AS OF
                               -----------------------------------------------------  MARCH 31,
                                  1993      1994       1995       1996       1997       1998
                               --------- ---------- ---------- ---------- ---------- ----------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Accounts receivable ..........  $ 4,166   $16,980    $23,776    $ 37,087   $ 66,545   $ 76,209
Inventories ..................   34,025    52,765     48,957      72,974    139,314    179,850
Working capital ..............   24,519    51,871     46,641      68,999     82,789    200,729
Total assets .................   42,401    89,264     93,478     145,183    284,987    349,539
Total debt ...................   31,992    69,152     62,043      38,984    151,285    203,349
Stockholders' equity .........    2,888     7,079     14,199      81,071     98,241    107,966

---------------

(1) Dixie, which was acquired on August 9, 1996, Kratz, which was acquired on October 17, 1997 and Caribe, which was acquired on March 6, 1998, were accounted for under the purchase method of accounting and accordingly, Caribe's, Dixie's and Kratz's results of operations have been included in the Company's historical results of operations from the dates of their acquisition.

  AvEng, which was acquired on December 10, 1996, Aerocell, which was acquired on September 30, 1997, and Apex, which was acquired on December 31, 1997, were accounted for under the pooling of interest method of accounting. As such AvEng is included in the Company's historical financial results for all periods presented subsequent to 1995, and Aerocell and Apex are included for all periods presented subsequent to 1996. Historical operating results and financial position for periods presented prior to 1996 have not been restated to give retroactive effect to the acquisition of AvEng and historical operating results and financial positions for periods presented prior to 1997 have not been restated to give retroactive effect to the acquisition of Aerocell and Apex, due to the immateriality of the restated amounts.

(2) Periods presented prior to 1997 include pro forma adjustments to record income taxes, as the Company conducted its business as a partnership prior to June 26, 1996.

(3) Weighted average common and common equivalent shares used in calculating diluted earnings per share are 5,859,542 for 1993; 5,923,103 for 1994; 6,259,542 for 1995; 7,819,837 for 1996; 9,484,097 for 1997; 9,463,967 for
    the three months ended March 31, 1997 and 9,592,820 for the three months ended March 31, 1998.

(4) The Company's per share data, for periods presented prior to 1997, assumes that the 4,425,000 common shares issued to the partners and the 575,000 shares of common stock, the net proceeds in respect of which were paid to J/T Aviation Partners, were outstanding for periods prior to the closing of the Company's initial public offering in July 1996.


(5) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary item and fixed charges. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the interest portion of the Company's rent expense.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


OVERVIEW


     The Company's predecessor, Aerospace International Services ("AIS"), commenced operations in February 1992 through the acquisition of certain aircraft spare parts owned by Eastern Air Lines, Inc. (the "Eastern Inventory"), for an aggregate purchase price of $55.2 million. During the period between February 1992 and December 1994, the primary business of AIS was the marketing and sale of the Eastern Inventory. During December 1994, AIS organized ASC Acquisition Partners L.P. (the "Partnership"), and completed the acquisition of certain assets and assumed certain liabilities of the Aviation Sales Company business unit ("ASC") from Aviall Services, Inc. for an aggregate purchase price of $46.8 million.


     On July 2, 1996, the Company closed its initial public offering ("IPO") of 3,250,000 shares of its common stock at an offering price of $19 per share. On July 25, 1996, the Company sold an additional 487,500 shares of its common stock at the same price upon the exercise of an underwriters' over-allotment option.


     Immediately prior to the IPO, all but one of the parties holding interests in the Partnership contributed their interest in the Partnership to the Company in exchange for shares of common stock. Simultaneously, one of the parties holding an interest in the Partnership contributed its interest in the Partnership to the Company in exchange for shares of common stock and an amount equal to the proceeds to be received by the Company from the underwriters for 575,000 shares of common stock sold in the offering.


     The Company received aggregate net proceeds in the IPO of $64.6 million. Of this amount, $10.2 million was used to repay the indebtedness incurred to one of the stockholders of the Company in connection with the formation of the Company and the balance was used to repay senior and subordinated indebtedness. As a result of the repayment of indebtedness with the proceeds of the IPO, the Company wrote-off approximately $3.1 million in deferred financing costs relating to that debt.


     Subsequent to the completion of the IPO, on August 9, 1996, the Company completed the acquisition of certain assets of the business of Dixie relating primarily to the sale of new bearings for use in aircraft for the purchase price of approximately $9.0 million. The acquisition was accounted for using the purchase method of accounting. As a result of the Dixie acquisition, the Company's operating revenues increased approximately $7.0 million from the date of the acquisition through December 31, 1996.


     On December 10, 1996 (effective November 30, 1996), the Company completed the acquisition of AvEng for a purchase price of approximately $8.0 million, payable by the issuance of an aggregate of 400,000 shares of the Company's common stock. The acquisition was accounted for using the pooling of interests method of accounting. As a result of the acquisition, the Company's operating revenues include AvEng's total revenues for 1996, amounting to approximately $9.3 million.


     During 1997, the Company completed three acquisitions. The first acquisition, which was completed in September 1997, was a merger accounted for as a pooling of interests with Aerocell. Aerocell operates an FAA-licensed overhaul and repair facility. The purchase price paid for Aerocell was approximately $18.8 million, payable by issuance of an aggregate of 620,970 shares of the Company's common stock. As a result of the acquisition of Aerocell, the Company's operating revenues for the year ended December 31, 1997 increased by approximately $19.3 million. The second acquisition, which was completed in October 1997, was of the assets of Kratz, a company which specializes in the manufacture of machined components primarily for jet engines (and also produces certain automotive and faucet components). The Company paid approximately $39.6 million, including acquisition costs and net of cash acquired, to acquire the assets of Kratz and accounted for the acquisition under the purchase method of accounting. As a result of the acquisition of Kratz, the Company's operating revenues increased by approximately $6.5 million from the date of acquisition through December 31, 1997. The third acquisition, which was completed in December 1997 and was accounted for in a transaction accounted for as a pooling of interests, was the acquisition of Apex, a precision aerospace manufacturer specializing in the machining of metal parts, including precision shafts, fuel shrouds, housings and couplings for aerospace actuating systems, fuel controls and engines. The purchase price paid to acquire Apex was $8.4 million, payable by the issuance of an aggregate of 238,572 shares of the Company's common stock. As a result of the acquisition of Apex, the Company's operating results for the year ended December 31, 1997 increased by approximately $7.3 million.


     To date during 1998, the Company has completed one acquisition. On March 6, 1998, the Company acquired Caribe and its wholly-owned subsidiary Aircraft. The acquisition was a merger accounted for as a purchase. Caribe is an FAA-licensed repair station. Aircraft manufactures plastic cabin interior replacement parts and refurbishes aircraft interior components. The purchase price paid to acquire Caribe and Aircraft was approximately $23.3 million consisting of the following: (i) $5.0 million in cash; (ii) $5.0 million in the form of promissory notes payable over two years; and (iii) $5.7 million in shares of the Company's authorized but unissued common stock (182,143 shares), and (iv) the repayment of approximately $7.6 million of Caribe's and Aircraft's indebtedness due to a financial institution. The operations of Caribe and Aircraft will be included in the Company's consolidated financial statements from the date of acquisition. Caribe and Aircraft had consolidated fiscal 1997 revenues of approximately $27.0 million. The pre-acquisition operations of Caribe are not material to the operations of the Company.


     A key element of the Company's strategy involves growth through the acquisition of additional inventories of aircraft spare parts and the acquisition of other companies, assets or product lines that would complement or expand the Company's existing business. The Company's ability to grow by acquisition is dependent upon, and may be limited by, the availability of suitable aircraft parts inventories, acquisition candidates and capital, and by restrictions contained in the Company's credit agreements. In addition, acquisitions involve risks that could adversely affect the Company's operating results, including the assimilation of the operations and personnel of acquired companies, the potential amortization of acquired intangible assets and the potential loss of key employees of acquired companies. There can be no assurance that the Company will be able to consummate acquisitions on satisfactory terms.


RESULTS OF OPERATIONS

     Operating revenues consist primarily of gross sales, net of allowances for returns. Cost of sales consists primarily of product costs, freight charges, commissions to outside sales representatives and an inventory provision for damaged and obsolete products. Product costs consist of the acquisition cost of the products and any costs associated with repairs, overhaul or certification.


     Operating revenues and gross profit depend in large measure on the volume and timing of bookings received during the quarter and the mix of aircraft spare parts contained in the Company's inventory. Revenues and gross profit can be impacted by the timing of bulk inventory purchases. In general, bulk inventory purchases allow the Company to obtain large inventories of aircraft spare parts at a lower cost than can ordinarily be obtained by purchasing such parts on an individual basis.


     The Company's operating results are affected by many factors, including the timing of orders from large customers, the timing of expenditures to purchase inventory in anticipation of future sales, the timing of bulk inventory purchases and the mix of available aircraft spare parts contained, at any time, in the Company's inventory. A large portion of the Company's operating expenses are relatively fixed. Since the Company typically does not obtain long-term purchase orders or commitments from its customers, it must anticipate the future volume of orders based upon the historic purchasing patterns of its customers and upon its discussions with its customers as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on the Company's business, financial condition and results of operations.

THREE MONTHS ENDED MARCH 31, 1997 COMPARED WITH THREE MONTHS ENDED MARCH 31,
   1998


     The following table sets forth certain information for the periods indicated:



                                                                         THREE MONTHS ENDED MARCH 31,
                                                              ---------------------------------------------------
                                                                        1997                       1998
                                                              ------------------------   ------------------------
                                                                   $            %             $            %
                                                              ----------   -----------   ----------   -----------
                                                                            (DOLLARS IN THOUSANDS)
Operating Rvenues .........................................    $54,853         100.0%     $82,456         100.0%
Costs of Sales ............................................     39,749          72.5%      57,861          70.2%
                                                               -------         -----      -------         -----
                                                                15,104          27.5%      24,595          29.8%
                                                               -------         -----      -------         -----
Operating Expenses
 Operating ................................................      3,406           6.2%       3,305           4.0%
 Selling ..................................................      1,941           3.5%       2,734           3.3%
 General and administrative ...............................      2,996           5.5%       6,753           8.2%
 Depreciation and amortization ............................        674           1.2%       1,111           1.3%
                                                               -------         -----      -------         -----
                                                                 9,017          16.4%      13,903          16.9%
                                                               -------         -----      -------         -----
Income from operations ....................................      6,087          11.1%      10,692          13.0%
Interest expense, net .....................................      1,072           2.0%       3,630           4.4%
                                                               -------         -----      -------         -----
Income before income taxes and extraordinary item .........      5,015           9.2%       7,062           8.5%
Income tax expense ........................................      1,967           3.6%       2,712           3.3%
                                                               -------         -----      -------         -----
Income before extraordinary item ..........................      3,048           5.6%       4,350           5.3%
Extraordinary item, net of income taxes ...................         --            --%         599           0.7%
                                                               -------         ------     -------         -----
Net income ................................................    $ 3,048           5.6%     $ 3,751           4.5%
                                                               =======         =====      =======         =====

     First quarter operating revenues rose 50.3% to $82.5 million, compared with $54.9 million for the same period last year. On March 6, 1998 the Company acquired Caribe and its wholly-owned subsidiary, Aircraft. The post-acquisition operations of Caribe and Aircraft have been included in the accompanying condensed consolidated financial statements from the date of acquisition. As a result of the Caribe and Aircraft acquisition, the Company's operating revenues increased approximately $2.2 million from the date of the acquisition through March 31, 1998. Kratz-Wilde, which was acquired during the fourth quarter of 1997 and accounted for using the purchase method of accounting, generated approximately $10.5 million in revenue during the first quarter of 1998. Operating revenues also increased due to increased customer penetration, increased sales due to the Company's investment in and availability of increased amounts of inventory and the continued expansion of inventory management services being offered to and utilized by the Company's customers.


     Gross profit increased 62.8% to $24.6 million for the quarter ended March 31, 1998, compared with $15.1 million for the same period last year. Gross profit margin increased to 29.8% for the first quarter of 1998, from 27.5% for the first quarter of 1997. The increase in gross profit margin compared to 1997 was due primarily to a slightly different mix of products and services delivered in each of the respective periods and remains in line with the 29.8% gross profit margin reported for the fourth quarter of 1997.


     The Company's total operating expenses increased 54.2% to $13.9 million in the first quarter of 1998, compared with $9.0 million in the first quarter of 1997, due to higher sales levels resulting in higher selling and operating expenses. Total operating expenses as a percentage of operating revenues increased to 16.9% in the first quarter of 1998 from 16.4% in the corresponding period of 1997 due, in large measure, to the approximately $.53 million in legal and professional fees incurred during the period in connection with the Company's contemplated acquisition of Whitehall. Without these expenses, total operating expenses as a percentage of operating revenues for the first quarter of 1998 would have been 16.2%.

     Interest expense, net increased by $2.6 million from period to period due to net borrowings of $142.3 million during the last nine months of 1997 and the first three months of 1998 to finance the acquisitions of Kratz-Wilde and Caribe, inventory acquisitions and acquisitions of spare parts and engines held for lease.


     As a result of the above factors, income before income taxes and extraordinary item increased $2.1 million, or 40.8%, from $5.0 million in the first quarter of 1997 to $7.1 million in the first quarter of 1998.


     In connection with the repayment of the term and acquisition portions of the Credit Facility utilizing the proceeds of the Company's Senior Subordinated Notes due 2008, the Company wrote off, during the first quarter of 1998, $1.0 million of deferred financing costs resulting in an extraordinary item, net of income taxes, of $.6 million.


     After accounting for income taxes and the extraordinary item, net income for the three months ended March 31, 1998 was $3.8 million ($0.39 per diluted share) compared to net income of $3.0 million ($0.32 per diluted share) for the three months ended March 31, 1997. Weighted average common and common equivalent shares outstanding (diluted) were 9.59 million during the three months ended March 31, 1998, compared with 9.46 million for the three months ended March 31, 1997.


YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1997


     The following table sets forth certain information relating to the Company's operations for the periods indicated:

                                                                        1996                        1997
                                                              -------------------------   -------------------------
                                                                   $             %             $             %
                                                              -----------   -----------   -----------   -----------
                                                                             (DOLLARS IN THOUSANDS)
Operating revenues ........................................    $161,944        100.0%      $256,899         100.0%
Cost of sales .............................................     110,359         68.1%       180,713          70.3%
                                                               --------        -----       --------         -----
                                                                 51,585         31.9%        76,186          29.7%
                                                               --------        -----       --------         -----
Operating Expenses
 Operating ................................................       9,320          5.8%        14,286           5.6%
 Selling ..................................................       6,977          4.3%         9,665           3.8%
 General and administrative ...............................      10,681          6.6%        14,147           5.5%
 Depreciation and amortization ............................       2,323          1.4%         3,094           1.2%
                                                               --------        -----       --------         -----
                                                                 29,301         18.1%        41,192          16.1%
                                                               --------        -----       --------         -----
Income from operations ....................................      22,284         13.8%        34,994          13.6%
Interest expense, net .....................................       5,350          3.3%         7,432           2.9%
                                                               --------        -----       --------         -----
Income before income taxes and extraordinary item .........      16,934         10.5%        27,562          10.7%
Income tax expense (benefit) ..............................        (426)       ( 0.2%)       10,781           4.2%
                                                               --------        -----       --------         -----
Income before extraordinary item ..........................      17,360         10.7%        16,781           6.5%
Extraordinary item, net of income taxes ...................       1,862          1.1%            --            --
                                                               --------        -----       --------         -----
Net income ................................................    $ 15,498          9.6%      $ 16,781           6.5%
                                                               ========        =====       ========         =====

     The Company's operating revenues increased by approximately $95.0 million, or 58.6%, from 1996 to 1997. Of this amount, approximately $33.1 million was derived from the operations associated with Aerocell, Kratz and Apex, all of which were acquired during 1997. Operating revenues also increased due to the inclusion during 1997 of a full year of Dixie's sales (Dixie was acquired on August 9, 1996), increased revenues from leasing activities, increased customer penetration, increased sales due to the Company's investment in and availability of increased amounts of inventory and the continued expansion of inventory management services being offered to and utilized by the Company's customers. During this period, domestic sales increased 90.2% from $94.6 million to $179.9 million and international sales increased 14.4%, from $67.3 million to $77.0 million.

     The Company's gross profit increased 47.7%, from $51.6 million in 1996 to $76.2 million in 1997. Gross margin declined from 31.9% in 1996 to 29.7% in 1997. The decline in gross profit margin was expected as the mix of inventories sold during 1997 continued to reflect a declining contribution from bulk inventories acquired prior to 1995 and an increase in revenues from the Company's lower margin bearings distribution business acquired in August 1996.


     The Company's total operating expenses for 1997, in absolute dollars, increased $11.9 million, or 40.6%, compared to 1996. Approximately $4.4 million of the increase is attributable to the operating expenses of Aerocell, Kratz and Apex, with the balance attributable to higher sales levels resulting in higher selling and operating expenses and increased reserves, offset in part by a $2.6 million gain on a legal settlement with a former employee and stockholder. Primarily due to economies of scale and improved operating efficiencies, total operating expenses as a percentage of revenue decreased from 18.1% in 1996 to 16.1% in 1997. See Note 7 to Notes to the Company's Consolidated Financial Statements.


     Interest expense, net increased $2.1 million, or 38.9% from 1996 to 1997 primarily due to the increase in borrowings necessary to fund the Company's growth.


     As a result of the above factors, income before income taxes and extraordinary item increased $10.6 million, or 62.8%, from 1996 to 1997.


     Income taxes for 1996 were offset by one-time deferred tax benefits of approximately $4.9 million associated with the organization of the Company. See Notes 1 and 11 to Notes to the Company's Consolidated Financial Statements. No such tax benefit was realized in 1997.


     In connection with the IPO, the Company repaid certain debt. As a result, during 1996 the Company wrote-off approximately $3.1 million in deferred financing costs relating to that debt, which resulted in an extraordinary item, net of taxes, of approximately $1.9 million. See Note 5 to Notes to the Company's Consolidated Financial Statements.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1996


     The following table sets forth certain information relating to the Company's operations for the periods indicated:

                                                                        1995                        1996
                                                              -------------------------   -------------------------
                                                                   $             %             $             %
                                                              -----------   -----------   -----------   -----------
                                                                             (DOLLARS IN THOUSANDS)
Operating revenues ........................................    $113,803         100.0%     $161,944        100.0%
Cost of sales .............................................      71,314          62.7%      110,359         68.1%
                                                               --------         -----      --------        -----
Gross profit ..............................................      42,489          37.3%       51,585         31.9%
                                                               --------         -----      --------        -----
Operating Expenses
 Operating ................................................       8,989           7.9%        9,320          5.8%
 Selling ..................................................       4,820           4.2%        6,977          4.3%
 General and administrative ...............................       8,641           7.6%       10,681          6.6%
 Depreciation and amortization ............................       1,466           1.3%        2,323          1.4%
                                                               --------         -----      --------        -----
 Total ....................................................      23,916          21.0%       29,301         18.1%
                                                               --------         -----      --------        -----
Income from operations ....................................      18,573          16.3%       22,284         13.8%
Interest expense, net .....................................       8,287           7.3%        5,350          3.3%
                                                               --------         -----      --------        -----
Income before income taxes and extraordinary item .........      10,286           9.0%       16,934         10.5%
Income tax expense (benefit) ..............................          --            --          (426)       ( 0.2%)
                                                               --------         -----      --------        -----
Income before extraordinary item ..........................      10,286           9.0%       17,360         10.7%
Extraordinary item, net of income taxes ...................          --            --         1,862          1.1%
                                                               --------         -----      --------        -----
Net income ................................................    $ 10,286           9.0%     $ 15,498          9.6%
                                                               ========         =====      ========        =====

     The Company's operating revenues increased by approximately $48.1 million, or 42.3%, from 1995 to 1996. Of this amount, approximately $16.3 million was derived from the operations associated with AvEng and Dixie, both of which were acquired during 1996. The balance represents increased sales due to the expansion of the Company's customer base and increased sales to existing customers. During this period, domestic sales increased 39.1% from $68.0 million to $94.6 million and international sales increased 47.3%, from $45.7 million to $67.3 million.


     The Company's gross profit increased 21.4%, from $42.5 million in 1995 to $51.6 million in 1996. The increase in gross profit is primarily attributable to the increase in sales. Gross margins decreased from 37.3% in 1995 to 31.9% in 1996 due to a change in the mix of inventories sold. Due to the acquisition of ASC in December 1994, the Company's gross profit was benefited by the impact of this bulk inventory acquisition throughout 1995. No such acquisition of inventory favorably benefited gross margins during 1996.


     The Company's total operating expenses for 1996, in absolute dollars, increased $5.4 million, or 22.5%, compared to 1995 (of which approximately $1.5 million of the increase is attributable to the operating expenses of AvEng and Dixie during 1996 and the balance is attributable to the Company's existing operations). Primarily due to economies of scale and improved operating efficiencies, total operating expenses as a percentage of revenue decreased from 21.0% in 1995 to 18.1% in 1996.


     Interest expense, net decreased $2.9 million, or 35.4% from 1995 to 1996 as a result of the repayment and restructuring of the Company's credit facility during 1996.


     As a result of the above factors, income from operations (before income tax (benefit) expense and extraordinary item) increased $6.6 million, or 64.6%, from 1995 to 1996.


     Income taxes for 1996 were offset by one-time deferred tax benefits of approximately $4.9 million associated with the organization of the Company. See Notes 1 and 11 to Notes to the Company's Consolidated Financial Statements.

     Based on all of the above factors, the Company's 1996 net income was $17.4 million, or $2.22 per share, an increase of $7.1 million, or 68.8 %, compared to 1995 income before extraordinary item of $10.3 million.


     In connection with the IPO, the Company repaid certain debt. As a result, during 1996 the Company wrote-off approximately $3.1 million in deferred financing costs relating to that debt, which resulted in an extraordinary item, net of taxes, of approximately $1.9 million. See Note 5 to the Company's Consolidated Financial Statements.


LIQUIDITY AND CAPITAL RESOURCES


     Cash used in operations during the three months ended March 31, 1997 and 1998 was $9.6 million and $31.9 million, respectively. Cash used in investing activities during the three month periods ended March 31, 1997 and 1998 was $2.1 million and $10.6 million, respectively. During the three month periods ended March 31, 1997 and 1998, the Company financed its operating and investing activities primarily with its cash flow from financing activities, amounting to $11.4 million and $42.6 million, respectively.


     Cash provided by operations was $14.0 million for the year ended December 31, 1995. Cash used in operations was $8.0 million and $48.8 million for the years ended December 31, 1996 and 1997, respectively. Cash used in investing activities for the years ended December 31, 1995, 1996 and 1997 was $4.7 million, $17.8 million and $54.8 million, respectively. Cash provided by financing activities was $26.8 million and $107.4 million for the years ended December 31, 1996 and 1997, respectively. Cash used in financing activities for the year ended December 31, 1995 was $10.5 million.


     During the three month period ended March 31, 1998 and the years ended December 31, 1995, 1996 and 1997, the Company incurred capital expenditures of approximately $4.1 million, $0.9 million, $1.1 million and $4.4 million, respectively, primarily to make enhancements to the Company's management information systems, telecommunications systems and other capital equipment and improvements. The Company's current management information system is not Year 2000 compliant. The Company is currently implementing a new management information system, which among other things, management believes will allow the Company to continue to maintain its competitive advantage resulting from the availability of information regarding its market and will mitigate the Year 2000 issues currently inherent in the Company's existing system. The cost of the new MIS system is expected to be approximately $8.0 million, which will be incurred over approximately a two year period. Financing for the new system will be provided from operations and from borrowings under the Credit Facility.




     Additionally, the Company is actively considering the prospect of consolidating several of its facilities into a single warehouse facility. The anticipated cost of such facility is expected to be approximately $30 million, which will be funded either through an operating lease with the developer of the facility or from future borrowings obtained for the purpose of developing the facility. No definitive arrangements to finance the development of the new facility have been entered into to date.

     As part of its growth strategy, the Company intends to continue to pursue acquisitions of bulk inventories of aircraft spare parts and complementary businesses. Financing for such activities would be provided from operations and from borrowings under the Credit Facility. The Company may also in the future issue additional debt and/or equity securities in connection with financing one or more of its activities, although the Company does not have any current plans to issue additional securities. The Company believes that cash flow from operations and borrowing availability under the Credit Facility will be sufficient to satisfy the Company's anticipated working capital requirements, including working capital required to operate the Company and Whitehall on a combined basis once the Merger is completed, over the next twelve months.


     As a result of the proposed Merger with Whitehall, the Company will incur certain charges relating primarily to the costs associated with the completion of the Merger. These costs will be taken as incurred in quartersprior to the completion of the Merger, with the balance incurred in the fiscal quarter in which the Merger closes. The Company also believes that the combination of the Company and Whitehall will allow the combined entity to receive the benefit of certain synergies. These synergies in the first year of combined operations are expected to relate primarily to sales of aircraft spare parts and to the supply by the Company's other repair stations of repaired and overhauled seats, flight surfaces and components to Whitehall for use in providing repair services to its customers, and to savings available to the Company from the elimination of Whitehall's corporate staff.


     The Company and each of the Subsidiary Guarantors are co-registrants of the Company's Registration Statement on Form S-4 (file no. 333-48669), of which this Prospectus forms a part. As a result, the Company and each of the Subsidiary Guarantors will become subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") upon the effectiveness of the Registration Statement. The Company is a holding company with no assets or operations other than its investments in its subsidiaries. The Notes are unconditionally guaranteed, on a senior subordinated basis, by substantially all of the Company's existing subsidiaries. Each subsidiary that will be organized in the future by the Company, unless such subsidiary is designated as an unrestricted subsidiary, will jointly, severally, fully and unconditionally guarantee the Notes on a senior subordinated basis. Subsidiary Guarantees are joint and several, full and unconditional and general unsecured obligations of the Subsidiary Guarantors. The Subsidiary Guarantors are all wholly-owned subsidiaries of the Company. At present, the Subsidiary Guarantors comprise all of the direct and indirect subsidiaries of the Company, other than one inconsequential subsidiary. Subsidiary Guarantees are subordinated in right of payment to all existing and future Senior Debt of Subsidiary Guarantors, including the Credit Facility, and are also effectively subordinated to all secured obligations of Subsidiary Guarantors to the extent of the assets securing such obligations, including the Credit Facility. Furthermore, the Indenture permits Subsidiary Guarantors to incur additional indebtedness, including Senior Debt, subject to certain limitations. The Company has not presented separate financial statements and other disclosures concerning each of the Subsidiary Guarantors because management has determined that such information is not material to investors.


     So long as the factors set forth in the paragraph immediately above remain true and correct, under applicable SEC rules and regulations, the Company believes that the Subsidiary Guarantors will not need to individually comply with the reporting requirements of the Exchange Act, nor will the Company have to include separate financial statements and other disclosures concerning each of the Subsidiary Guarantors in its Exchange Act reports.

                                   BUSINESS


GENERAL


     The Company is a leading provider of fully integrated aviation inventory services and a recognized worldwide leader in the redistribution of aircraft spare parts. The Company sells aircraft spare parts and provides inventory and repair services to major commercial passenger airlines, air cargo carriers, maintenance and repair facilities and other redistributors throughout the world. Parts sold by the Company include rotable and expendable airframe and engine components for commercial airplanes, including Boeing, McDonnell Douglas, Lockheed and Airbus aircraft and Pratt & Whitney, General Electric and Rolls Royce jet engines. Inventory management services offered by the Company include purchasing services, repair management, warehouse management, aircraft disassembly services, and consignment and leasing of inventories of aircraft parts and engines. The Company also manufactures certain aircraft parts for sale to original equipment manufacturers ("OEMs"), including precision engine parts, and provides certain aircraft parts repair services at its FAA-licensed repair facilities.


     The Company believes that the annual worldwide market for aircraft spare parts is approximately $10.0 billion, of which approximately $1.3 billion reflects annual sales of aircraft spare parts in the redistribution market. The market for spare parts and the redistribution market in particular are growing due to (i) the increasing size and the age of the worldwide airline fleet (the worldwide fleet of commercial airplanes is expected to double from 1996 to
2016), and (ii) increased outsourcing by airlines of inventory management functions in response to cost control pressures. These pressures have also contributed to a reduction in the number of approved vendors utilized by the airlines and maintenance and repair facilities, which in turn has led to consolidation in the redistribution market. The aircraft spare parts redistribution market is highly fragmented, with a limited number of large, well-capitalized companies selling a broad range of aircraft spare parts, and numerous smaller competitors servicing specialized niches. The Company believes its diverse product and service offerings, superior management information systems, financial strength and access to capital markets allow it to capitalize on the current industry environment.


     The Company's strategy is to increase revenues and operating income through internal growth combined with new product and service offerings. Growth is expected to be achieved through continued customer penetration in existing markets, expansion into new product areas, continued investment in the size and breadth of its inventory and by continuing to offer customers a broad array of inventory management services. These services allow customers to reduce their costs of operations by outsourcing some or all of their inventory management functions and to take advantage of opportunities to maximize the value of their spare parts inventory. The Company further intends to increase the types of aircraft parts which it manufactures for its OEM customers and the repair services which it offers to its customers. The Company will seek to develop new products and services internally, as well as through acquisitions of other companies, assets or product lines that would expand the products and services which the Company offers to its customers. The Company believes that a diversified platform of services will better allow it to serve the needs of its larger customers, and to benefit from the continuing consolidation of vendors by the airlines.


     Since completion of its initial public offering in July 1996, the Company has acquired six businesses which leverage the Company's product and service base beyond the redistribution of aircraft spare parts into new parts distribution, manufacturing and maintenance, and repair and overhaul. During 1996, the Company acquired the aircraft bearings division of Dixie Bearings, Inc., a leading provider of aircraft bearings, and related products to commercial airlines, cargo carriers and overhaul service facilities, and AvEng Trading Partners, Inc., a redistributor of aircraft engine parts. During 1997, the Company acquired Aerocell Structures, Inc., an FAA-certified maintenance, overhaul and repair facility, Kratz-Wilde Machine Company, a manufacturer of specialty machined metal parts for jet engines, and Apex Manufacturing, Inc., a precision manufacturer of specialty machined metal parts including shafts, fuel shrouds, housings and couplings for aerospace actuating systems. In March 1998, the Company acquired Caribe Aviation, Inc. and its subsidiary, Aircraft Interior Design, Inc. Caribe is an FAA-licensed repair station specializing in the maintenance, repair and overhaul of hydraulic, pneumatic, electrical and electromagnetic aircraft components and Aircraft manufactures plastic cabin interior replacement parts under FAA-PMA approval and refurbishes aircraft interior components. See "the Company's Management Discussion--Overview" and"--Results of Operations."


     On March 26, 1998, the Company entered into an agreement to merge with Whitehall. See "Proposed Merger with Whitehall."


     Whitehall is an independent provider of maintenance and modification for commercial, military and freighter aircraft. Whitehall focuses primarily on two categories of commercial customers: established traditional commercial carriers that view outsourcing as a way to reduce operating expenses and increase their competitiveness and new entrant, low-cost air carriers that rely on outsourcing for scheduled heavy maintenance. Whitehall operates two FAA and JAA certified repair stations that specialize in heavy maintenance and modification of Boeing 707, 727, 737, McDonnell Douglas DC-8, DC-9, DC-10 and Lockheed L-100, L-188 and C-130 aircraft. Whitehall offers its customers a comprehensive range of aviation services, including scheduled "A," "B," "C" and "D" level inspections, block overhauls and repairs, corrosion prevention and control programs and exterior stripping and painting. Modification services provided by Whitehall include interior reconfiguration, cargo conversions and avionics installations. Through a joint venture, Whitehall also designs, and markets hushkits designed to reduce the noise created by Boeing 737-100 and 737-200 series aircraft to levels which comply with FAA-mandated Stage 3 noise reduction standards.


INDUSTRY OVERVIEW


     GROWTH IN MARKET FOR AIRCRAFT SPARE PARTS. According to Boeing's 1997 Current Market Outlook (the "Boeing Report"), the worldwide fleet of commercial airplanes is expected to double from approximately 11,500 airplanes at the end of 1996 to approximately 23,000 airplanes by 2016. Further, the Boeing Report projects that cargo jet aircraft will increase from approximately 1,230 airplanes in 1996 to approximately 2,350 airplanes by 2016. The majority of the airplanes delivered to cargo operators are expected to be used aircraft converted from commercial passenger service. Additionally, the Company believes that the number of planes in service for more than 10 years is continuing to increase, and these older planes are the primary market for redistributors. Finally, cost considerations are causing many airlines and repair and maintenance facilities which had historically purchased their parts inventory requirements from new parts manufacturers to utilize aircraft spare parts sold by redistributors. The Company believes that all of these factors will increase the demand for aircraft spare parts from the redistribution market.


     Since the Company's customers consist of airlines, maintenance and repair facilities that service airlines and other aircraft spare parts redistributors, as well as original equipment manufacturers, the Company's business is impacted by the economic factors which affect the airline industry. When such factors adversely affect the airline industry, they tend to reduce the overall demand for aircraft spare parts, causing downward pressure on pricing and increasing the credit risk associated with doing business with airlines. Additionally, factors such as the price of fuel affect the aircraft spare parts market, since older aircraft (into which aircraft spare parts are most often placed) become less viable as the price of fuel increases. There can be no assurance that economic and other factors which may affect the airline industry will not have an adverse impact on the Company's business, financial condition or results of operations.


     INCREASED OUTSOURCING OF INVENTORY MANAGEMENT FUNCTIONS. Airlines incur substantial expenditures in connection with fuel, labor and aircraft ownership. Further, airlines have come under increasing pressure during the last decade to reduce the costs associated with providing air transportation services. While several of the expenditures required to operate an airline are beyond the direct control of airline operators (e.g., the price of fuel and labor costs), the Company believes that obtaining replacement parts from the redistribution market and outsourcing inventory management functions are areas in which airlines can reduce their operating costs. Outsourcing inventory management functions allows these functions to be handled less expensively and more efficiently by a redistributor like the Company that can achieve economies of scale unavailable to individual airlines. Several small and start-up airlines and cargo operators do not presently own an inventory of aircraft spare parts, but rather have entered into agreements with redistributors for the supply of all or a portion of their aircraft spare parts requirements. Other airlines, including several large airlines, have begun to outsource portions of their purchasing services, repair management and warehouse management.


     CONSOLIDATION IN THE AIRCRAFT PARTS MARKET. In order to reduce purchasing costs and streamline purchasing decisions, airline purchasing departments have been reducing the number of their approved suppliers. During the last few years, several major airlines have reduced their supplier lists from as many as 50 to a core group of five to ten suppliers. As a result of reductions in the supplier base by airline purchasing departments, there has been and the Company believes there will continue to be a consolidation in the redistribution market. Furthermore, over the last few years, several smaller and start-up airlines have chosen to lease inventories of aircraft spare parts in order to preserve capital while maintaining adequate spare parts support.


     CONSIGNMENT AND BULK PURCHASES. Certain of the Company's customers adjust inventory levels on a periodic basis by disposing of excess aircraft parts. Traditionally, larger airlines have used internal purchasing agents to manage such dispositions. The Company believes that major airlines and other owners of aircraft spare parts, in order to concentrate on their core businesses and to more effectively redistribute their excess parts inventories, are increasingly entering into long-term consignment agreements with redistributors. By consigning inventories to a redistributor such as the Company, customers are able to distribute their aircraft spare parts to a larger number of prospective inventory buyers, allowing the customer to maximize the value of its inventory. Consignment also enables the Company to offer for sale a significant parts inventory at minimal capital cost to the Company. Consignment agreements are generally entered into on a long-term basis for a large group of parts or entire airplanes which are disassembled for sale of the individual parts. In the Boeing Report it is noted that approximately 4,070 aircraft will be removed from active commercial service between 1997 and 2016. Many of these aircraft will be disassembled in order to sell their parts.


COMPETITIVE STRENGTHS


     The Company believes that its competitive position in the markets which it serves is based on its diverse product offerings, sophisticated inventory management information systems and a consistent record of meeting rigorous customer requirements.


     DIVERSIFIED PLATFORM OF PRODUCTS AND SERVICES. The Company believes that the breadth of inventory management services which it provides to its customers, including a wide range of repair and overhaul services and specialized manufacturing, allows the Company to be a vendor of choice to its customers in a highly fragmented industry. The Company has over 1,000 customers, including commercial passenger airlines, air cargo carriers and maintenance and repair facilities.


     LARGE INVENTORY BASE. The Company believes that it has one of the largest inventories of aircraft spare parts in the world, with over 552,000 line items currently in stock. The Company's inventory supports the worldwide commercial fleet of over 11,500 aircraft including Airbus A300, A31x, A32x and A340 series aircraft, Boeing 707, 727, 737, 747, 757, 767 and 777 series aircraft, McDonnell Douglas DC-8, DC-9, DC-10, MD-8x and MD-11 series aircraft, and the Lockheed L-1011 aircraft. In addition, the Company has parts available for the following engine types: General Electric CF6, SNECMA CFM-56, Pratt and Whitney JT-3, JT-8, JT-9 and PW-2000 and the Rolls Royce RB-211.


     PROPRIETARY MANAGEMENT INFORMATION SYSTEMS. The Company's proprietary management information systems comprise an integral component of the Company's position as a leader in its industry. As industry, regulatory and public awareness have focused on safety, documentation and traceability of aircraft parts have become key factors in competitiveness. The Company's MIS systems collect and report data regarding inventory turnover, documentation, pricing, market availability and customer demographic information on more than 3.7 million line items. Access to such information enables the Company to be aware of and to capitalize on the changing trends in the marketplace. The Company utilizes electronic data scanning and document image storage technology for rapid and accurate retrieval of inventory traceability documents. The Company is continuing to invest in technology in order to allow the Company to maintain its strength in this area. In that regard, the Company is currently in the early stages of purchasing and implementing a new management information system that management believes will allow the Company to mitigate the Year 2000 issues currently inherent in the Company's existing system. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


     WORLDWIDE MARKETING PRESENCE. The Company conducts business in more than 100 countries and utilizes sales representatives in 23 countries. This international presence allows the Company to meet the demands of its global customer base and provides for a timely supply of parts and services. During the years ended December 31, 1996 and 1997, 41.6% and 28.9%, respectively, of the Company's revenues were derived from sales to international customers and 58.4% and 71.1%, respectively, were derived from sales to domestic customers.


     SIGNIFICANT FINANCIAL AND OTHER RESOURCES. As a result of the Company's strong capital position, the Company is able to take advantage of opportunities which arise in the market from time to time to expand its products and services, make selected acquisitions and evaluate bulk purchases of inventory. The Company's market presence, industry experience, sophisticated MIS systems and capital strength enable the Company to quickly analyze and complete purchases, giving the Company a competitive advantage in the market.


AIRCRAFT SPARE PARTS


     Aircraft spare parts can be categorized by their ongoing ability to be repaired and returned to service. The general categories are as follows: (a) rotable; (b) repairable; and (c) expendable. A rotable is a part which is removed periodically as dictated by an operator's maintenance procedures or on an as needed basis and is typically repaired or overhauled and re-used an indefinite number of times. An important subset of rotables is life limited parts. A life limited rotable has a designated number of allowable flight hours and/or cycles (one take-off and landing generally constitutes one cycle) after which it is rendered unusable. A repairable is similar to a rotable except that it can only be repaired a limited number of times before it must be discarded. An expendable is generally a part which is used and not thereafter repaired for further use. The Company's inventory consists in large part of rotable and repairable parts which are regularly required by its customers. The Company also maintains an inventory of expendable parts.


     Aircraft spare parts conditions are classified within the industry as (a) factory new, (b) new surplus, (c) overhauled, (d) serviceable and (e) as removed. A factory new or new surplus part is one that has never been installed or used. Factory new parts are purchased from manufacturers or their authorized distributors. New surplus parts are purchased from excess stock of airlines, repair facilities or other redistributors. An overhauled part has been completely disassembled, inspected, repaired, reassembled and tested by a licensed repair facility. An aircraft spare part is classified serviceable if it is repaired by a licensed repair facility rather than completely disassembled as in an overhaul. A part may also be classified serviceable if it is removed by the operator from an aircraft or engine while operating under an approved maintenance program and is functional and meets any manufacturer or time and cycle restrictions applicable to the part. A factory new, new surplus, overhauled or part designation indicates that the part is eligible for immediate use on an aircraft. A part in an as removed condition requires functional testing, repair or overhaul by a licensed facility prior to being returned to service in an aircraft.


     The Company's inventory consists principally of new, overhauled, serviceable and repairable aircraft parts that are purchased from many sources. Before parts may be installed in an aircraft, they must meet certain standards of condition established by the FAA and/or the equivalent regulatory agencies in other countries. Specific regulations vary from country to country, although regulatory requirements in other countries generally coincide with FAA requirements. Parts must also be traceable to sources deemed acceptable by such agencies. Parts owned or acquired by the Company may not meet applicable standards or standards may change in the future, causing parts which are already contained in the Company's inventory to be scrapped or modified. Aircraft manufacturers may also develop new parts to be used in lieu of parts already contained in the Company's inventory. In all such cases, to the extent that the Company has such parts in its inventory, their value may be reduced.


OPERATIONS


     The Company's core business is the buying and selling of aircraft spare parts. The Company also provides value-added inventory management services to its customers, manufactures aircraft parts for its OEM customers and repairs aircraft parts at its FAA-licensed repair facilities. The Company believes that providing its customers with a diversified platform of services will allow the Company to significantly expand its business in the future.


  INVENTORY SALES


     The daily operations of the Company encompass inventory sales, brokering and exchanging aircraft spare parts. The Company advertises its available inventories held for sale or exchange on the Inventory Locator Service ("ILS") and the Airline Inventory Redistribution System ("AIRS") electronic databases. Buyers of aircraft spare parts can access the ILS and AIRS databases and determine the companies which have the desired inventory available. The Company estimates that 70% of its daily sales activity results from an ILS or AIRS inquiry. All major airlines and repair agencies subscribe to one or both of these databases and, accordingly, the Company maintains continual on-line direct access with them. The Company also maintains direct Electronic Data Interchanges ("EDI") with significant customers. These programs provide for the electronic exchange of pricing and availability from the Company to the customer in response to an electronic request for quotation. ILS and AIRS do not, however, list price information relating to particular parts. Knowledge of the value of particular parts is provided by the Company's proprietary database.


     The Company currently has over 552,000 line items in stock with market availability, pricing and historical data available on more than 3.7 million line items. The Company sells new, overhauled and serviceable replacement parts from its inventory. Additionally, the Company will purchase parts on behalf of its customers against specific orders. The Company also offers a customer exchange program for rotables. In an exchange transaction, the Company exchanges a new surplus, overhauled or serviceable component taken from stock with a customer's as-removed unit which has failed. The Company receives an exchange fee for completing the transaction, plus reimbursement from the customer for the cost to overhaul or repair the as-removed unit. If the as-removed part cannot be repaired, it is returned to the customer and the exchange transaction is converted to an outright sale at a sales price agreed upon at the time the exchange transaction was negotiated.


     The Company's inventory consists principally of new, overhauled, serviceable and repairable aircraft spare parts that are purchased from many sources. Parts that are to be installed in an aircraft must meet certain standards established by the FAA and/or the equivalent regulatory agencies in other countries. Specific regulations vary from country to country, although regulatory requirements in other countries generally coincide with FAA requirements. Parts must be traceable to sources deemed acceptable by such agencies. See "Government Regulation and Traceability" below. Parts owned or acquired by the Company may not meet applicable standards or standards may change in the future, causing parts which are already contained in the Company's inventory to be scrapped or modified. Aircraft manufacturers may also develop new parts to be used in lieu of parts already contained in the Company's inventory. In all such cases, to the extent that the Company has such parts in its inventory, their value may be reduced.

  INVENTORY MANAGEMENT SERVICES


     The Company is meeting the outsourcing requirements of its customers through providing a number of inventory management services. These services assist airlines in streamlining their inventory management operations while utilizing their capital more efficiently and reducing their costs. Through the offering of various services, the Company believes it can provide an inventory management program geared to a customer's particular requirements.


     CONSIGNMENT. By consigning inventories to a redistributor such as the Company, customers are able to distribute their aircraft spare parts to a larger number of prospective inventory buyers, allowing the customer to maximize the value of its inventory. Consignment also enables the Company to offer for sale significant parts inventory at minimal capital cost to the Company. The Company presently has several consignment agreements in place with major airlines, and its revenues from consignment arrangements have increased significantly over the last few years.


     PURCHASING SERVICES AND REPAIR MANAGEMENT. The Company provides services whereby it purchases spare parts for several smaller and start-up airlines. These arrangements allow the Company's customers to take advantage of the Company's greater purchasing power. The Company also provides repair management services to certain of its customers, whereby the Company receives a fee for managing a customer's spare parts repair requirements. The Company believes that it is well positioned to offer these repair management services, since a significant portion of the component repair cost relates to the procurement of the parts to be utilized in the repair. Additionally, because of its size, the Company procures significant repair services for its own account, and maintains comprehensive databases on repair and replacement part costs, allowing it to capitalize on favorable pricing for repair services available only to large users of repair services. This permits the Company to offer these services on a cost-effective basis to its customers.


     LEASING. The Company (through its subsidiary, Aviation Sales Leasing Company) provides long-term leasing of inventories of aircraft spare parts to airline customers. An increasing number of smaller and start-up airlines have chosen to lease aircraft spare parts in order to preserve capital while maintaining adequate spare parts support. The Company believes that it has a competitive advantage in aircraft engines and aircraft spare parts leasing due to its ability to maximize the residual value of the parts after termination of the lease through sales of the parts in the ordinary course of its business. As of December 31, 1996 and 1997 and at March 31, 1998, the Company had $18.0 million, $22.8 million and $16.8 million, respectively, of inventories on long-term lease.



     AIRCRAFT DISASSEMBLY. The Company provides "teardown" services at its Ardmore, Oklahoma facility, both in connection with consignment arrangements and for the purpose of returning disassembled aircraft spare parts directly to a customer. The Company expects that the increasing number of older aircraft will increase the demand for aircraft spare parts and result in expanded opportunities for aircraft disassembly.


     WAREHOUSE MANAGEMENT. The Company provides warehouse management services which allow a customer to avoid the costs associated with the operation of its own inventory warehouse facility by maintaining inventory at the Company's warehouse facility. The Company also will manage a customer's inventory at the customer's own facility.


  MANUFACTURING AND REPAIR SERVICES


     The Boeing Report projects that global air travel will increase by close to 75% in the aggregate by the year 2006. In addition, average passenger fleet miles flown are also expected to increase significantly over the next few years, requiring current operators to increase the size of their fleets. Further, many new airlines are expected to commence operations in the United States and abroad. These increases in passenger travel and the number of aircraft in service increases the demand for manufacture and repair services. Consequently the Company foresees the manufacture and repair of aircraft parts as a profit center with significant growth opportunity, and as an integral component of the Company's expansion strategy.

     During the last half of 1997 and the first quarter of 1998, the Company completed four acquisitions furthering its objective of expanding the services which it offers to its customers to include manufacturing of aircraft parts for sale to OEMs and repair services. Descriptions of the companies acquired are as follows:


      Aerocell specializes in the maintenance, repair and overhaul of airframe components, including bonded and structural assemblies for commercial aircraft. Aerocell is an FAA-licensed repair facility with limited airframe ratings for flight controls, doors, fairing panels, nacelle systems and exhaust systems.


      Kratz specializes in the manufacture of machined components primarily for jet engines, and also produces automotive and faucet components. Kratz is a leading supplier of CFM56 and CF6 engine components to General Electric's Aircraft Engine business, with three manufacturing facilities in the greater Cincinnati area. The acquisition of Kratz provides the Company with precision manufacturing capabilities which the Company believes will allow it to expand its relationship with its current and future OEM customers.


      Apex, located in Phoenix, Arizona, manufactures precision aerospace parts and specializes in the machining of metal parts, including precision shafts, fuel shrouds, housings and couplings for aerospace actuating systems, fuel controls and engines.


      Caribe, located in Miami, Florida, is an FAA-licensed repair station specializing in the maintenance, repair and overhaul of hydraulic, pneumatic, electrical and electromagnetic aircraft components, as well as avionics and instruments on Airbus and Boeing aircraft. Caribe's wholly-owned subsidiary, Aircraft, manufactures plastic cabin interior replacement parts under FAA-PMA approval and refurbishes aircraft interior components, including passenger and crew seats.


SALES AND MARKETING; CUSTOMERS


     The Company utilizes inside salespersons, regional field salespersons, independent contract representatives and overseas sales offices in its sales and marketing efforts. The Company's outside sales force is responsible for obtaining new customers and maintaining relationships with existing customers. The majority of the Company's day-to-day sales are accomplished through the Company's inside sales force.


     The Company staffs its South Florida facility to provide sales and delivery services seven days a week, 24 hours a day. This service is critical to provide support to airline customers which, at any time, may have an aircraft grounded in need of a particular part. The Company's South Florida location, with easy access to Miami International Airport and Fort Lauderdale International Airport, assists the Company in providing reliable and timely delivery of purchased products.


     The Company has over 1,000 customers, which include commercial passenger airlines, air cargo carriers, maintenance and repair facilities and other aircraft parts redistribution companies. The Company's top ten customers accounted for approximately 23%, 26% and 29% of operating revenues, respectively, for the three years ended December 31, 1995, 1996 and 1997. No single customer accounted for more than 10% of operating revenues for the year ended December 31, 1997.


MANAGEMENT INFORMATION SYSTEMS


     The Company has developed a proprietary management information system which is an important component of its business and a significant factor in the Company's leading position in the redistribution market. The Company's management information system collects and reports data regarding inventory turnover and traceability, pricing, market availability, customer demographics and other important data used by the Company. The Company currently maintains marketing data on and is able to estimate the value of more than 3.7 million line items. The Company also maintains databases on recommended upgrades or replacements, including airworthiness directives. Access to such information gives the Company the best possible opportunity to avoid purchases of aircraft spare parts which might be deemed unusable. In addition, the data maintained by the Company allows it to provide its customers with information with respect to obsolescence and interchangeability of parts. The Company utilizes electronic data scanning and document image storage technology for accurate and rapid retrieval of inventory traceability documents that must accompany all sales. These documents are required by the Company's customers in order for them to comply with applicable regulatory guidelines. The Company believes that its continued investment in the development of information systems is a key factor in maintaining its competitive advantage.


     The Company believes that to maintain its competitive advantages, accommodate growth and keep pace with the rapid changes in technology, it will be prudent to continue to acquire state of the art management information systems to ensure the capability to meet the Company's needs for the foreseeable future. In that regard, the Company is currently in the early stages of purchasing and implementing a new management information system that management believes will allow the Company to mitigate the Year 2000 issues currently inherent in the Company's existing system. See Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


COMPETITION


     There are numerous suppliers of aircraft parts in the aviation market worldwide and, through inventory listing services, customers have access to a broad array of suppliers. These include major aircraft manufacturers, airline and aircraft service companies and aircraft spare parts redistributors. Competition in the redistribution market is generally based on price, availability of product and quality, including traceability. The Company's major competitors include AAR Corp., The Ages Group and The Memphis Group. There is also substantial competition, both domestically and overseas, from smaller, independent dealers who generally participate in niche markets. Several of the Company's competitors have greater financial and other resources than the Company. There can be no assurance that competitive pressures will not materially and adversely affect the Company's business, financial condition or results of operations.


GOVERNMENT REGULATION AND TRACEABILITY


     The aviation industry is highly regulated. While the Company's spare parts business is not regulated, the aircraft spare parts which it sells to its customers must be accompanied by documentation which enables the customer to comply with applicable regulatory requirements. Additionally, the Company must be certified by the FAA and, in some cases, by OEMs in order to manufacture or repair aircraft components. Although the Company believes that its newly acquired manufacturing and repair operations are in material compliance with applicable regulations, there can be no assurance of this fact. Further, there can be no assurance that new and more stringent government regulations will not be adopted in the future or that any such new regulations, if enacted, would not have a material adverse effect on the Company's business, financial condition or results of operations.


     The FAA regulates the manufacture, repair and operation of all aircraft and aircraft parts operated in the United States. Its regulations are designed to ensure that all aircraft and aircraft equipment are continuously maintained in proper condition to ensure safe operation of the aircraft. Similar rules apply in other countries. All aircraft must be maintained under a continuous condition monitoring program and must periodically undergo thorough inspection and maintenance. The inspection, maintenance and repair procedures for the various types of aircraft and aircraft equipment are prescribed by regulatory authorities and can be performed only by certified repair facilities utilizing certified technicians. Certification and conformance is required prior to installation of a part on an aircraft. Presently, the Company utilizes FAA and/or Joint Aviation Authority certified repair stations (including the Company's FAA-licensed repair facilities) to repair and certify parts to ensure worldwide marketability.

The operations of the Company may in the future be subject to new and more stringent regulatory requirements. In that regard, the Company closely monitors the FAA and industry trade groups in an attempt to understand how possible future regulations might impact the Company.


     An important factor in the aircraft spare parts redistribution market relates to the documentation or traceability that is supplied with an aircraft spare part. The Company requires all of its suppliers to provide adequate documentation as dictated by the appropriate regulatory authority. The Company utilizes electronic data scanning and storage techniques to maintain complete copies of all documentation. Documentation required includes, where applicable,
(a) a maintenance release from a certified airline or repair facility signed and dated by a licensed airframe and/or power plant mechanic who repaired the aircraft spare part and an inspector certifying that the proper methods, materials and workmanship were used, (b) a "teardown" report detailing the discrepancies and corrective actions taken during the last shop repair, and (c) an invoice or purchase order from an approved source.


PRODUCT LIABILITY



     The Company's business exposes it to possible claims for personal injury or death which may result from the failure of an aircraft spare part sold, manufactured or repaired by it. While the Company maintains what it believes to be adequate liability insurance to protect it from such claims based on its review of the insurance coverages maintained by similar companies in its industry, and while no material claims have, to date, been made against the Company, no assurance can be given that claims will not arise in the future or that such insurance coverage will be adequate. Additionally, there can be no assurance that insurance coverages can be maintained in the future at an acceptable cost. Any such liability not covered by insurance could have a material adverse effect on the financial condition of the Company.



     The Company will have exposure to product liability claims in the event that the use of its leased aircraft, aircraft engines or aircraft spare parts inventory is alleged to have resulted in bodily injury or property damage.


EMPLOYEES


     As of December 31, 1997, the Company employed approximately 850 persons. None of the Company's employees are covered by collective bargaining agreements. The Company believes that its relations with its employees are good.


PROPERTIES


     The Company's executive offices are located in Miami, Florida. All of the Company's properties are maintained on a regular basis and are adequate for the Company's present requirements. The Company is actively considering the possibility of consolidating its inventory into a single warehouse facility.

     The following table identifies, as of April 29, 1998, the principal properties utilized by the Company. See Notes 6 and 8 to Notes to the Company's Consolidated Financial Statements.

FACILITY DESCRIPTION                                   APPROXIMATE LOCATIONS     SQUARE FOOTAGE     OWNED OR LEASED
---------------------------------------------------   -----------------------   ----------------   ----------------
Corporate Headquarters and                            Miami, FL                        166,000          Leased
  Central Warehouse ...............................
Office and Repair Facility ........................   Hot Springs, AK                  140,000           Owned
Aircraft Disassembly and Storage ..................   Ardmore, OK                      130,000          Leased
Warehouse .........................................   Pearland, TX                     100,000           Owned
Office and Repair Facility ........................   Miami, FL                         55,000          Leased
Office and Manufacturing Facility .................   Westchester, OH                   47,400           Owned
Warehouse .........................................   Miami, FL                         40,000          Leased
Office and Manufacturing Facility .................   Covington, KY                     38,200           Owned
Manufacturing Facility ............................   Fairfield, OH                     30,500           Owned
Office, Repair and Manufacturing Facility .........   Miami, FL                         30,000          Leased
Office and Manufacturing Facility .................   Phoenix, AZ                       25,000          Leased
Warehouse .........................................   Miami, FL                         11,200          Leased
Warehouse .........................................   Miami, FL                         10,000          Leased
Regional Purchasing Office ........................   Van Nuys, CA                       6,300          Leased
Office and Warehouse ..............................   College Park, GA                   6,000          Leased

LEGAL PROCEEDINGS


     The Company is not presently involved in any material legal proceedings. From time to time the Company may be named as a defendant in suits for product defects, breach of warranty, breach of implied warranty of merchantability or other actions relating to products which it distributes which are manufactured by others. The Company believes that this exposure is adequately covered by its products liability insurance.

                        PROPOSED MERGER WITH WHITEHALL


     On March 26, 1998, the Company entered into the Merger Agreement with Whitehall. Pursuant to the Merger Agreement, upon consummation of the Merger, a wholly-owned subsidiary of the Company, WHC Acquisition Corp. will merge with and into Whitehall, with Whitehall being the surviving corporation. As a result of the Merger, Whitehall will become a wholly-owned subsidiary of the Company. The Merger will become effective upon the filing with the Delaware Secretary of State of a Certificate of Merger (the"Certificate of Merger") in accordance with the applicable provisions of the DGCL, or at such later time as may be agreed to by the Company and Whitehall and specified in the Certificate of Merger. The closing of the Merger is expected to occur during the third quarter of 1998.



     Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of Whitehall Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive, and will be exchangeable for 0.5143 shares of the Company's Common Stock. Holders of Whitehall common stock otherwise entitled to a fractional shares of the Company's Common Stock will receive an amount in cash equal to the same fraction of the current market value of a whole share of the Company's Common Stock. Based on 5,530,000 shares of Whitehall common stock outstanding at April 27, 1998 the Company will issue 2,844,079 shares of its authorized but unissued stock in the Merger which will represent 22.9% of the total shares of AVS Common Stock to be outstanding immediately following the Merger.


     At the Effective Time, outstanding options to purchase shares of Whitehall common stock (collectively, "Whitehall Options") will be converted into the right to purchase that number of shares of the Company's Common Stock as the holder of such options would have been entitled to receive had they exercised such options prior to the consummation of the Merger and participated in the Merger. As of April 29, 1998, there were outstanding options to purchase 500,000 shares of Whitehall common stock, which will be exercisable to purchase 257,150 shares of the Company's common stock.


     Consummation of the Merger is subject to the satisfaction of a number of conditions, including the approval of the Merger by the shareholders of Whitehall and the Company. In connection with the execution of the Merger Agreement, two holders of Whitehall common stock owning approximately 34% of Whitehall's outstanding common stock entered into a voting agreement to vote their shares in favor of the Merger. On the same date, shareholders of the Company holding approximately 30% of the Company's common stock entered into a voting agreement to vote their shares in favor of the Merger.


     The Company believes that the Merger will create a combined entity that should help the Company achieve the strategic goals which it has established to benefit from the anticipated trends in the maintenance, repair and overhaul of aircraft and aircraft parts business and should allow the combined entity to have significant growth opportunities after consummation of the Merger. These trends include the expected increase in the worldwide fleet of aircraft, the anticipated increase in the demand for aircraft heavy maintenance, which is expected to grow by 5% per year through 2005, the belief that aircraft turnover rates are increasingly driving the need for aircraft modification and refurbishment and the expectation that outsourcing of maintenance activity by airlines will continue to increase.



     During 1996 and 1997 and during the first quarter of 1998, Whitehall has primarily met its funding requirements from borrowings under its credit facility. The credit facility expires on June 30, 1998. Management of Whitehall has advised the Company that it anticipates that its credit facility will be renewed or comparable financing can be obtained at June 30, 1998.

                                  MANAGEMENT


BOARD OF DIRECTORS


     The Articles of Incorporation and By-laws of the Company presently provide for a Board of Directors divided into three classes, as nearly equal in size as possible, with staggered terms of three years. At the date of this report the current members of the the Company Board and the expiration of their terms as Directors were as follows:

NAME                                    AGE                   POSITIONS                   TERM EXPIRES
------------------------------------   -----   ---------------------------------------   -------------
Dale S. Baker(1)(4) ................    40     Chairman of the Board, President              1999
                                               and Chief Executive Officer
Harold M. Woody(4) .................    52     Director and Executive Vice President         1999
                                               of the Company and President of
                                               Aviation Sales Leasing Company
Robert Alpert(1)(2)(3)(4) ..........    48     Director                                      1998
Sam Humphreys(2)(3) ................    37     Director                                      2000
Kazutami Okui(2) ...................    56     Director                                      2000

Tim L. Watkins, who had served as a director of the Company since its inception, resigned from his position on April 23, 1998. The Company is presently seeking a sixth director to fill the vacancy created by Mr. Watkin's resignation.
----------------
(1) Member of the Executive Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee
(4) Member of the Nominating Committee


BUSINESS EXPERIENCE


     DALE S. BAKER has been the President and Chief Executive Officer of the Company since February 1992. Prior thereto, Mr. Baker was Senior Vice President and Manager of GE Capital's Corporate Investment Finance Group.


     HAROLD M. WOODY has been the Executive Vice President of the Company since February 1992 and the President of Aviation Sales Leasing Company, a subsidiary of the Company, since early 1997. Prior thereto, from 1989 to 1992, Mr. Woody was Senior Vice President-Sales and Marketing for Japan Fleet Service (Singapore) Pte. Ltd. and from 1987 to 1989, Mr. Woody was Executive Vice President of the Aviation Sales Company business unit of Aviall Services, Inc.


     ROBERT ALPERT is a private investor. In addition to his investment in the Company, Mr. Alpert has invested significantly in business ventures in the steel, environmental and waste industries, and oil service industries.


     SAM HUMPHREYS is a Managing Director of Main Street Merchant Partners, a merchant banking firm and has been a partner in that firm and its predecessor since January 1996. Since March 1997, Mr. Humphreys has also been the Chairman of PalEx, Inc., the largest manufacturer of pallets in the United States. From April 1993 until March 1997, Mr. Humphreys held various executive positions with U.S. Delivery Systems, Inc., a provider of same-day local delivery services, and Envirofil, Inc., an environmental services company. Prior thereto, he was a partner in the law firm of Andrews & Kurth.


     KAZUTAMI OKUI has served as the General Manager of the Electronics and Aircraft Department of Tomen Corporation, located in Tokyo, Japan, for more than five years.


APPOINTMENT OF ADDITIONAL DIRECTORS FOLLOWING THE MERGER


     Under the Merger Agreement, the Company has agreed that immediately following the Effective Time, it will appoint George F. Baker and Jeffrey N. Greenblatt to serve as members of the Company's

Board of Directors until the 2001 and 2000 Annual Meeting of Stockholders, respectively. Messrs. Baker and Greenblatt are the principals of two entities which collectively control approximately 34% of Whitehall's common stock (approximately 8.3% of the Company's common stock after completion of the Merger).


     There is no family relationship between Dale S. Baker and George F. Baker.



COMMITTEES OF THE BOARD OF DIRECTORS


     The Company's Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company. In January 1997, the Company's Board established several committees to assist it in carrying out its duties. Standing committees of the the Company's Board are the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee.


     The Executive Committee is authorized to act between meetings of the Company's Board and to exercise in full the powers of the Company's Board, subject to such limitations as are imposed by law.


     The Audit Committee is responsible for maintaining communications between the Company's Board and the Company's independent auditors, monitoring performance of the independent auditors, reviewing audit scope and results, reviewing the organization and performance of the Company's internal systems of audit and financial controls, and recommending the retention or, where appropriate, the replacement of independent auditors.


     The Compensation Committee's responsibilities include reviewing and approving compensation policies and practices for all elected corporate executive officers and for fixing the total compensation of the Chief Executive Officer. The Compensation Committee also administers the Company's 1996 Stock Option Plan and the 1996 Director Stock Option Plan.


     The Nominating Committee's responsibilities are to recommend to the the Company's Board qualified candidates for election as directors and to consider the performance of incumbent directors to determine whether they should be recommended to the Company's Board for renomination for election.


COMPENSATION OF DIRECTORS


     Each director who is not an employee of the Company receives an annual retainer fee at the rate of $12,000 per year for serving in such capacity. In addition, each director who is not an employee of the Company receives $1,000 for each meeting of the Company's Board attended and $1,000 for each committee meeting attended.


     All directors receive on an annual basis mandatory stock option grants under the 1996 Director Stock Option Plan for serving on the the Company's Board. Five-year options to purchase 5,000 shares of Common Stock are automatically granted to each director on July 1 of each year, at an option exercise price equal to the closing price of the Company's Common Stock on such date. All such options are immediately exercisable on the date of grant. Existing directors, upon the organization of the Company, were granted five-year options to purchase 10,000 shares of the Company's Common Stock, all of which are immediately exercisable, at an option exercise price equal to the initial public offering price. Additionally, directors appointed to the Company's Board in the future will be granted options to purchase 10,000 shares of the Company's Common Stock at the time they are appointed to the the Company's Board, at an option exercise price equal to the closing price of the Company's Common Stock on the date of their appointment to the the Company's Board.

EXECUTIVE OFFICERS


     The following list reflects the executive officers of the Company, as of this date, the capacity in which they serve the Company, and when they assumed office:

NAME                              AGE                       POSITIONS                      EXECUTIVE OFFICER SINCE
------------------------------   -----   ----------------------------------------------   ------------------------
Dale S. Baker ................    40     President and Chief Executive Officer            February 1992
Harold M. Woody ..............    52     Executive Vice President of the Company          February 1992
                                         and President of Aviation Sales
                                         Leasing Company
William H. Alderman ..........    35     Senior Vice President, Corporate Development     September 1996
Michael A. Saso ..............    42     Senior Vice President--Purchasing                December 1994
Joseph E. Civiletto ..........    38     Vice President and Chief Financial Officer       February 1992
James D. Innella .............    37     Vice President and Chief Operating Officer       December 1994

BUSINESS EXPERIENCE


     DALE S. BAKER. See the biographical information contained in "Board of Directors" above.


     HAROLD M. WOODY. See the biographical information contained in "Board of Directors" above.


     WILLIAM H. ALDERMAN has been the Senior Vice President of Corporate Development of the Company since September 1996. Prior thereto, from May 1995 to September 1996, Mr. Alderman was a Managing Director and principal of the financial advisory firm of International Aviation Management Group. Prior thereto, Mr. Alderman was Vice President of Structured Finance of GE Capital Aviation Services.


     MICHAEL A. SASO has been the Senior Vice President, Purchasing of the Company since December 1994. From 1986 until December 1994, Mr. Saso served as Vice President--Purchasing for ASC.


     JOSEPH E. CIVILETTO has been the Vice President and Chief Financial Officer of the Company since February 1992. Prior thereto from 1982 to 1992, Mr. Civiletto held various financial, planning and audit positions with Baker Hughes Inc. and Arthur Andersen LLP.


     JAMES D. INNELLA has been the Vice President and Chief Operating Officer of the Company since December 1994. Prior thereto: (i) from July 1993 to December 1994, Mr. Innella served as General Manager of ASC; (ii) from 1991 to July 1993, Mr. Innella was a Director of Operations for Ryder Airlines Services; and (iii) from 1988 to 1991, Mr. Innella was the Director of Operations and Purchasing for Aviparts, Inc., a subsidiary of Ryder Airlines Services.


FAMILY RELATIONSHIPS


     There are no family relationships between or among any of the directors and executive officers of the Company.

EXECUTIVE COMPENSATION


     The following table sets forth information about the compensation paid or accrued during 1997, 1996 and 1995 to the Company's Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company whose aggregate direct compensation exceeded $100,000.

                          SUMMARY COMPENSATION TABLE


                                 ANNUAL COMPENSATION
                                ---------------------
                                                                            OTHER ANNUAL      ALL OTHER
NAME                             YEAR     SALARY ($)        BONUS ($)       COMPENSATION     COMPENSATION
-----------------------------   ------   ------------   ----------------   --------------   -------------
Dale S. Baker ...............   1997        258,670          212,627              (2)                 --
                                                             112,875(1)
                                1996        248,416          124,208              (2)                 --
                                1995        237,500          118,750              (2)                 --
Harold M. Woody .............   1997        231,442          116,385                                  --
                                                             112,875(1)
                                1996        222,267          111,134            --                    --
                                1995        212,500          106,250            --                    --
Michael A. Saso .............   1997        186,889          153,623            --                    --
                                                             112,875(1)
                                1996        135,975           67,988            --                    --
                                1995        125,000           62,500            --                    --
Joseph E. Civiletto .........   1997        141,588          116,385                                  --
                                                             112,875(1)
                                1996        135,975           67,988            --                    --
                                1995        130,000           65,000            --                    --
James D. Innella ............   1997        153,735          126,370                                  --
                                                             112,875(1)
                                1996        141,977           70,959            --                    --
                                1995        125,000           62,500            --                    --


----------------

(1) In December 1997, the Company issued to such person 3,000 shares of restricted the Company Common Stock for past services rendered to the Company. The 3,000 shares had a value of $112,875 on the date of issuance.

(2) Mr. Baker also receives $5,000 per year for life insurance premiums. See "Employment Agreements" below.



     No long-term compensation awards were made to management during the three years ended December 31, 1997.


OPTION GRANTS DURING LAST FISCAL YEAR


     The following table sets forth information concerning options to purchase shares of the Company Common Stock granted during the fiscal year ended December 31, 1997 to those persons named in the Summary Compensation Table.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                % OF TOTAL                                    ANNUAL RATES OF
                                  NUMBER OF      OPTIONS                                        STOCK PRICE
                                   SHARES       GRANTED TO                                    APPRECIATION FOR
                                 UNDERLYING     EMPLOYEES      EXERCISE                        OPTION TERM(1)
                                   OPTIONS      IN FISCAL       PRICE        EXPIRATION    ----------------------
NAME                               GRANTED         YEAR       ($/SHARE)         DATE         5%($)       10%($)
-----------------------------   ------------   -----------   -----------   -------------   ---------   ----------
Dale S. Baker ...............      10,000           4.8        $ 25.25        3/3/2002       69,761     154,154
                                    5,000           2.4        $ 24.38       6/30/2002       33,679      74,421
Harold M. Woody .............      10,000           4.8        $ 25.25        3/3/2002       69,761     154,154
                                    5,000           2.4        $ 24.38       6/30/2002       33,679      74,421
Michael A. Saso .............      10,000           4.8        $ 25.25        3/3/2002       69,761     154,154
Joseph E. Civiletto .........      10,000           4.8        $ 25.25        3/3/2002       69,761     154,154
                                   15,000           7.2        $ 37.62      12/30/2002      155,906     344,511
James D. Innella ............      10,000           4.8        $ 25.25        3/3/2002       69,761     154,154

----------------
(1) These amounts represent assumed rates of appreciation in the price of common stock during the term of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the the Company Common Stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in the table will be achieved.


AGGREGATED OPTIONS EXERCISED DURING LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


     The following table sets forth information concerning the exercise of stock options to purchase the Company Common Stock during the 1997 fiscal year and the value of unexercised stock options to purchase the Company Common Stock at the end of the 1997 fiscal year for the persons named in the Summary Compensation Table.

                                                                              NUMBER OF               VALUE OF UNEXERCISED
                                                                         UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                             NUMBER OF SHARES                             AT FISCAL YEAR END         AT FISCAL YEAR END($)*
                               ACQUIRED ON                           ---------------------------   --------------------------
NAME                             EXERCISE        VALUE REALIZED($)    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-------------------------   -----------------   ------------------   ---------------------------   --------------------------
Dale S. Baker ...........                 --                   --          21,667 / 3,333              $334,870 / $41,230
Harold M. Woody .........                 --                   --          21,667 / 3,333              $334,870 / $41,230
Michael A. Saso .........                 --                   --          6,667 / 3,333               $82,470 / $41,230
Joseph E. Civiletto .....                 --                   --         21,667 / 13,333              $268,670 / $41,230
James D. Innella ........                 --                   --          14,999 / 6,667              $195,950 / $82,470

----------------
* Computed based upon the difference between the closing price of the Company Common Stock at December 31, 1997 and the exercise price. No value has been assigned to options which are not in-the-money.


EMPLOYMENT AGREEMENTS


     Effective December 2, 1994, the Company entered into an employment agreement with Mr. Baker. The employment agreement provides for an annual base salary of $237,500 (to be increased annually by a cost of living adjustment). In addition, the Company agreed to provide Mr. Baker with all employee benefits established by the Company, and to pay Mr. Baker an additional sum of $5,000 per year for insurance premiums to maintain a whole life insurance policy. The employment agreement requires Mr. Baker to use his best efforts to perform the duties of President and Chief Executive Officer.


     Mr. Woody has an employment agreement with the Company under which he is entitled to an annual base salary of $212,500 (to be increased annually by a cost of living adjustment), and all employee benefits established by the Company.


     The employment agreements between the Company and Messrs. Baker and Woody each provide for an initial term expiring on December 31, 1999. Thereafter, the respective agreements each shall run for successive one-year periods unless terminated by the Company upon six months' prior written notice, or by Messrs. Baker or Woody upon three months' prior written notice.

     Mr. Saso has an employment agreement with the Company to serve as Senior Vice President, Purchasing under which he is entitled to an annual base salary of $185,000 (to be increased annually by a cost of living adjustment), and all employee benefits established by the Company. The agreement provides for an initial term expiring on May 31, 2001, running for successive one-year terms thereafter, unless terminated by the Company upon six months' prior written notice, or by Mr. Saso upon three months' prior written notice.


     Mr. Civiletto has an employment agreement with the Company to serve as Vice President and Chief Financial Officer under which he is entitled to an annual base salary of $130,000 (to be increased annually by a cost of living adjustment), and all employee benefits established by the Company. The agreement provides for an initial term which expired on December 31, 1997, and runs for successive one-year terms thereafter, unless terminated by the Company upon six months' prior written notice, or by Mr. Civiletto upon three months' prior written notice.


     Mr. Innella has an employment agreement with the Company to serve as Vice President and Chief Operating Officer under which he is entitled to an annual base salary of $150,000 (to be increased annually by a cost of living adjustment), and all employee benefits established by the Company. The agreement provides for an initial term expiring on May 31, 2001, running for successive one-year terms thereafter, unless terminated by the Company upon six months' prior written notice, or by Mr. Innella upon three months' prior written notice.


     Each of Messrs. Baker, Woody, Saso, Civiletto and Innella has further agreed in his respective employment agreement that he shall refer to the Company all opportunities in the aerospace industry relating to parts purchasing, leasing, financing, repair, distribution and manufacturing, and aircraft purchasing, leasing and financing to which he might become exposed in carrying out his duties and responsibilities.


     Each of the employment agreements for Messrs. Baker, Woody, Saso, Civiletto and Innella also provides for participation in the Company's EBITDA Incentive Compensation Plan whereby each of them has the opportunity to earn an incentive bonus of between 20% and 250% of their base salary (under the Company's 1997 EBITDA Incentive Compensation Plan, such percentages increase to be between 20% and 250% of base salary for calendar years commencing January 1, 1997 or thereafter). Further, each of the employment agreements provides that in the event of (a) a change in control of the Company including the vesting of decision-making authority in one of the Company's current principal stockholders; (b) the sale of all or substantially all of the assets of the Company to a third party for which the executive officer does not continue in employment; or (c) the merger or consolidation of the Company with an entity for which the executive officer does not continue in employment, the employment agreement shall be terminable by the executive officer upon 90 days' notice and one year's base salary shall be payable to the executive officer as a termination fee.


     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows an income tax deduction to public companies for compensation over $1.0 million paid in a year to any one of the chief executive officer or the four most highly compensated other executive officers, to the extent that this compensation is not "performance based" within the meaning of
Section 162(m). As a result of this limitation, there can be no assurance that all of the compensation paid to the Company's executive officers in the future will be deductible.


STOCK OPTIONS


     The Company's Board and stockholders have adopted two stock option plans (the "Plans"). Pursuant to the 1996 Director Stock Option Plan (the "Director Plan"), options to acquire a maximum of the greater of 150,000 shares or 2% of the number of shares of the Company Common Stock then outstanding may be granted to directors of the Company. Pursuant to the 1996 Stock Option Plan, options to acquire a maximum of the greater of 650,000 shares common stock or 8% of the number of shares of common stock then outstanding may be granted to executive officers, employees (including employees who are directors), independent contractors and consultants of the Company. Options to purchase 401,057 shares at exercise prices ranging from $19.00 per share to $37.62 per share are currently outstanding under the Plans, 254,800 of which are immediately exercisable.



     The Plans are administered by the Compensation Committee of the Company Board which was formed in January 1997. Prior to the formation of the Compensation Committee, the the Company Board administered the Plans. The Compensation Committee determines which persons will receive options and the number of options to be granted to such persons. The Director Plan also provides for annual mandatory grants of options to directors. See "Compensation of Directors." The Compensation Committee will also interpret the provisions of the Plans and make all other determinations that it may deem necessary or advisable for the administration of the Plans.


     Pursuant to the Plans, the Company may grant Incentive Stock Options ("ISOs") as defined in Section 422(b) of the Code, and Non-Qualified Stock Options ("NQSOs"), not intended to qualify under Section 422(b) of the Code. The price at which the Company's Common Stock may be purchased upon the exercise of options granted under the Plans will be required to be at least equal to the per share fair market value of the common stock on the date the particular options are granted. Options granted under the Plans may have maximum terms of not more than ten years and are not transferable, except by will or the laws of descent and distribution. None of the ISOs under the Plans may be granted to an individual owning more than 10% of the total combined voting power of all classes of stock issued by the Company unless the purchase price of the common stock under such option is at least 110% of the fair market value of the shares issuable on exercise of the option determined as of the date the option is granted, and such option is not exercisable more than five years after the grant date.


     Generally, options granted under the Plans may remain outstanding and may be exercised at any time up to three months after the person to whom such options were granted is no longer employed or retained by the Company or serving on the the Company Board .


     Pursuant to the Plans, unless otherwise determined by the Compensation Committee, one-third of the options granted to an individual are exercisable upon grant, one-third are exercisable on the first anniversary of such grant and the final one-third are exercisable on the second anniversary of such grant. However, options granted under the Plans shall become immediately exercisable if the holder of such options is terminated by the Company or is no longer a director of the Company, as the case may be, subsequent to certain events which are deemed to be a "change in control" of the Company. A "change in control" of the Company generally is deemed to occur when (a) any person becomes the beneficial owner of or acquires voting control with respect to more than 20% of the common stock (or 35% if such person was a holder of common stock on July 2, 1996, the date of the Company's initial public offering); (b) a change occurs in the composition of a majority of the Company's Board during a two-year period, provided that a change with respect to a member of the the Company Board shall be deemed not to have occurred if the appointment of a member of the Company's Board is approved by a vote of at least 75% of the individuals who constitute the then existing the Company Board ; or (c) the Company's stockholders approve the sale of all or substantially all of the Company's assets.


     ISOs granted under the Plans are subject to the restriction that the aggregate fair market value (determined as of the date of grant) of options which first become exercisable in any calendar year cannot exceed $100,000.


     The Plans provide for appropriate adjustments in the number and type of shares covered by the Plans and options granted thereunder in the event of any reorganization, merger, recapitalization or certain other transactions involving the Company.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     During the fiscal year ended December 31, 1996, the Company did not have a Compensation Committee. In January 1997, the Board organized a Compensation Committee. During the past fiscal year' none of the Company's directors or executing officers served as a member of the compensation committee or similar committee of another entity, one of whose executive officers served on the Company's Board; served as a director of another entity, one of whose executive officers served on the Company's Board or served as a member of the compensation committee or similar committee of any other entity, one of whose executive officers served as a director of the Company.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth, as of the date of this Prospectus, certain information regarding the the Company Common Stock, owned of record or beneficially by (i) each person who owns beneficially more than 5% of the outstanding the Company Common Stock; (ii) each of the the Company directors and named executive officers; and (iii) all directors and executive officers of the Company as a group. Unless otherwise specified, the address for each beneficial owner is c/o Aviation Sales Company, 6905 N.W. 25th Street, Miami, Florida.

                                                                            SHARES        APPROXIMATE
                                                                         BENEFICIALLY     PERCENT OF
NAME                                                                       OWNED (1)         CLASS
---------------------------------------------------------------------   --------------   ------------
Robert Alpert(2)(3) .................................................      2,362,000          24.6%
Japan Fleet Service (Singapore) Pte. Ltd(4) .........................        750,500           7.8%
Tomen Corporation (5) ...............................................        630,500           6.6%
FMR Corp. (6) .......................................................        608,000           6.3%
Dale S. Baker(3)(7)(8) ..............................................        342,667           3.4%
Harold M. Woody(3)(7)(8) ............................................        224,667           2.3%
Kazutami Okui(3)(9) .................................................         15,000             *
Sam Humphreys(3) ....................................................         15,000             *
Michael A. Saso(8) ..................................................         84,667             *
James D. Innella(7)(10) .............................................         92,999             *
Joseph E. Civiletto(7)(11) ..........................................         49,667             *
All directors and executive officers as a group (9 persons) .........      3,203,334          32.8%

----------------
  *  Less than one percent
 (1) Unless otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares beneficially owned.

 (2) Shares are primarily owned of record by two corporate entities controlled by Mr. Alpert.
 (3) Includes five-year options to purchase 10,000 shares at an option exercise price of $19.00 per share and five-year options to purchase 5,000 shares at an option exercise price of $24.38 per share.
 (4) Shares are owned of record by a corporate entity controlled by Japan Fleet Service (Singapore) Pte. Ltd. ("JFSS").
 (5) Shares are owned of record by two corporate entities controlled by Tomen Corporation.
 (6) As of December 31, 1997, based upon a Schedule 13G filed with the Securities and Exchange Commission on February 9, 1998. The address shown in the Schedule 13G is 82 Devonshire Street, Boston, Massachusetts.
 (7) Shares shown as beneficially owned, except for 3,000 shares and currently exercisable options, are pledged to secure payment of the certain promissory notes representing the purchase price paid for their interest in the Company.
 (8) Includes five-year options to purchase 6,667 shares at an option exercise price of $25.25 per share.
 (9) Mr. Okui, an employee of Tomen Corporation, disclaims beneficial ownership of the shares owned by Tomen Corporation.
(10) Includes (i) five-year options to purchase 1,666 shares at an option exercise price of $19.00 per share, and (ii) five-year options to purchase 13,333 shares at an option exercise price of $25.25 per share.
(11) Includes (i) five-year options to purchase 10,000 shares at an option exercise price of $19.00 per share, (ii) five-year options to purchase 6,667 shares at an option exercise price of $25.25 per share and (iii) five-year options to purchase 5,000 shares at an option exercise price of $37.62 per share. Excludes five-year option to purchase 10,000 shares at an option exercise price of $37.62, which options have not vested.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     As of December 2, 1994, the Company entered into a 20-year lease with Aviation Properties, a Delaware general partnership ("Aviation Properties"), pursuant to which the Company leases its corporate headquarters and warehouse in Miami, Florida (the "Miami Property"). The Company makes annual payments under such lease in the amount of approximately $892,990. The sole partners of Aviation Properties are (a) AVAC Corporation ("AVAC") and (b) J/T Aviation Partners, a Delaware general partnership ("J/T"). The sole stockholder and president of AVAC is Robert Alpert, a principal stockholder and director of the Company. J/T was also a principal stockholder of the Company through December 1997.


     In connection with Aviation Properties' purchase of the Miami Property, the Company and Aviation Properties entered into a loan agreement (the "Loan Agreement") whereby the Company made a $2.5 million loan to Aviation Properties, which loan bears interest at 8.0% per annum, with principal and interest due in a single payment on December 2, 2004.


     As of December 2, 1994, the Company entered into a six-year lease with Aviation Properties of Texas, a Delaware general partnership ("AVTEX"), pursuant to which the Company leases a warehouse in Pearland, Texas (the "Pearland Property"). Until it acquired the Pearland Property through a wholly-owned subsidiary, the Company made annual payments under such lease in the amount of $114,468. The sole partners of AVTEX are AVAC and J/T.


     In March, 1998, Aviation Sales Operating Company ("ASOC"), a wholly-owned subsidiary of the Company, acquired the Pearland Property from AVTEX in exchange for (i) ASOC's cancellation of all outstanding principal balance and unpaid accrued interest on a promissory note of AVTEX held by ASOC in the principal amount of $434,244 and (ii) ASOC's assumption of indebtedness in the principal amount of $1,128,855 which was secured by a deed of trust in favor of a third party.


     The Company believes the terms of the Loan Agreement, the terms of the leases with Aviation Properties and AVTEX and the then terms of the purchase of the Pearland Property are no less favorable than could be obtained from an unaffiliated third party.


     At January 1, 1995, Messrs. Baker, Woody, Saso, Civiletto and Innella were granted options (the "Options") by the partners of ASC Acquisition Partners, LP d/b/a Aviation Sales Company (the "Partnership") (AVAC and J/T) to purchase an aggregate of 13.5% of the outstanding limited partnership interests in the Partnership for an exercise price greater than the fair market value of the interests in the Partnership at that date. At January 1, 1996, the Options were exercised in full by delivery to AVAC and J/T of full recourse promissory notes (the "Promissory Notes") in the aggregate principal amounts set forth below, representing the payment in full of the exercise price of the Options:

                                     LIMITED PARTNER'S
                                  PERCENTAGE INTEREST IN
                                   PARTNERSHIP ACQUIRED        PRINCIPAL AMOUNT
NAME                             UPON EXERCISE OF OPTIONS     OF PROMISSORY NOTES
-----------------------------   --------------------------   --------------------
Dale S. Baker ...............               6.0%                   $638,678
Harold M. Woody .............               4.0%                    425,785
James D. Innella ............               1.5%                    159,669
Michael A. Saso .............               1.5%                    159,669
Joseph E. Civiletto .........               0.5%                     53,223

     Management's interests in the Partnership were subject to a first priority pledge to the lenders under the Company's revolving credit facility and a second priority pledge to AVAC and J/T to secure the repayment of their respective Promissory Notes. The Promissory Notes bear interest at the rate of 8.0% per annum, with principal and interest due and payable on the earlier of January 1, 2001 or from the net proceeds available upon the sale of any portion of the collateral securing the Promissory Notes. Immediately prior to the Company's initial public offering in June 1996, management contributed their interests in the Partnership to the Company in exchange for shares of Common Stock. At such time, management pledged their shares of the Company Common Stock to secure the repayment of their respective Promissory Notes. The exercise price of the Options after giving effect to the exchange of Partnership interests for shares of common stock would effectively have been $2.13 per share. In April 1998, Mr. Saso paid in full the amounts outstanding under his Promissory Notes to AVAC and J/T.


     The Company was obligated to pay a fee of $50,000 per quarter to an entity controlled by Mr. Alpert for consulting services. The Company's obligation to pay this fee expired in February 1997.


     On December 31, 1997, the Company issued 3,000 unregistered shares of the Company Common Stock in consideration for past services to each of Messrs. Baker, Woody, Innella, Saso, Civiletto and Alderman. The fair value of these shares on the date of issuance was $677,250 in the aggregate or $112,875 per person.

                       DESCRIPTION OF OTHER INDEBTEDNESS


     The Company and its subsidiaries have entered into the Credit Facility with certain financial institutions. At present, the Credit Facility consists of a $91.4 million revolving loan and letter of credit facility, subject to an availability calculation based on the eligible borrowing base (the "Revolving Credit Facility"). The eligible borrowing base includes certain receivables and inventories of the Company. The letter of credit portion of the Revolving Credit Facility is subject to a $15.0 million sublimit, with the imposition of certain borrowing criteria based on the satisfaction of certain debt ratios. The interest rate on the Credit Facility is, at the option of the Company, (a) prime plus a margin, or (b) LIBOR plus a margin, where the margin determination is made based upon the Company's financial performance over a 12 month period (ranging from 0.0% to 1.25% in the event prime is utilized, or 1.50% to 2.75% in the event LIBOR is utilized). At March 31, 1998, the margin was .25% for prime rate loans and 1.75% for LIBOR rate loans.


     The Credit Facility contains certain financial covenants regarding the financial performance of the Company and certain other covenants, including limitations on the amount of annual capital expenditures and the incurrence of additional debt, and provides for the suspension of the Credit Facility and repayment of all debt in the event of a material adverse change in the business or a change in control. In addition, the Credit Facility requires mandatory repayments from the proceeds of a sale of assets or an issuance of equity or debt securities or as a result of insufficient collateral to meet the borrowing base requirements thereunder. Substantially all of the Company's assets are pledged as collateral for amounts borrowed. The Revolving Credit Facility will terminate on July 31, 2002. At March 31, 1998, the Company was in compliance with all covenants of the Credit Facility and $25.2 million was outstanding under the Credit Facility.

     The Indenture permits the Company and its subsidiaries to incur substantial additional indebtedness, including Senior Debt. Under the Indenture, the Company may borrow unlimited additional amounts so long as after incurring such debt the Company satisfies a fixed charge coverage ratio for the most recent four fiscal quarters of 2.0 to 1 until February 15, 2000 and 2.25 to 1 thereafter. At March 31, 1998, the Company's fixed charge coverage ratio for the last four fiscal quarters was 3.1 to 1. Additionally, the Indenture allows the Company to borrow and have outstanding additional amounts of indebtedness (even if the Company does not meet the required fixed charge coverage ratios), up to enumerated limits, including up to $150.0 million of Senior Debt (at present, the maximum amount available under the Credit Facility is $91.4 million, $56.8 million of which was available for borrowing as of April 28, 1998). The Notes are also effectively subordinated in right of payment to all existing and future liabilities of any subsidiaries of the Company which do not guarantee the Notes.


     On August 5, 1997, a subsidiary of the Company, Aviation Sales SPS I, Inc., entered into a term loan agreement in a principal amount of $7.2 million which was guaranteed by the Company, to finance certain equipment and rotable parts on long-term lease, which secure the loan. This loan is payable in 59 consecutive equal monthly payments of $91,750 commencing September 14, 1997, with a final balloon payment due on August 14, 2002. Interest on this term loan is fixed at 8.21%. The Company has leased the underlying equipment and rotable parts to unrelated third parties. Interim payments under the term loan will be made from the proceeds of these parts leases. This term loan contains financial and other covenants and mandatory prepayment events, as defined. At March 31, 1998, the Company was in compliance with all covenants of this term loan.


     In connection with its acquisition of Kratz-Wilde Machine Company the Company/Kratz-Wilde Machine Company, a subsidiary of the Company, delivered a non-interest bearing promissory note in the original principal amount of $2.2 million, which was guaranteed by the Company, to the seller. At March 31, 1998, the Company was in compliance with the terms of this promissory note.


     In connection with its acquisition of Caribe, on March 6, 1998 Aviation Sales Manufacturing & Repair Company, a subsidiary of the Company, delivered a promissory note in the original principal amount of $5.0 million, which was guaranteed by the Company, to the seller. The note is payable over a two year period with interest at the rate of 8% per annum.

                             DESCRIPTION OF NOTES



GENERAL


     The New Notes, like the Old Notes, will be issued pursuant to the Indenture dated February 17, 1998 (the "Indenture") among the Company, the Subsidiary Guarantors and SunTrust Bank Central Florida, National Association, as trustee (the "Trustee"). The material terms of the Indenture are summarized in this section. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The New Notes are subject to all such terms, and Holders of Old Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The terms of the New Notes are substantially identical to the terms of the Old Notes in all material respects (including interest rate and maturity), except that the New Notes will not be subject to (i) the restrictions on transfer (other than with respect to holders that are broker-dealers, persons who participated in the distribution of the Old Notes or affiliates) and (ii) the Registration Rights Agreement covenants regarding exchange and the related Liquidated Damages (other than those that have accrued and were not paid, if any). The following summary does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement are available as set forth below under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Aviation Sales Company and not to any of its Subsidiaries.


     The Notes are and will be general unsecured obligations of the Company and will be subordinated in right of payment to all current and future Senior Debt. As of March 31, 1998, the Company and the Subsidiary Guarantors had Senior Debt of approximately $25.2 million outstanding. The Indenture permits the incurrence of additional Senior Debt in the future.


     As of the date of the Prospectus, all of the Company's Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.



PRINCIPAL, MATURITY AND INTEREST


     The Notes are limited in aggregate principal amount to $250.0 million, of which $165.0 million was outstanding as of the date of this Prospectus, and will mature on February 15, 2008. Interest on the Notes accrues at the rate of 8 1/8% per annum and is payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 1998, to Holders of record on the immediately preceding February 1 and August 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360 day year comprised of twelve 30 day months. Principal, premium, if any, and interest and unpaid Liquidated Damages, if any, on the Notes is payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes are issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION


     The payment of principal of, premium, if any, and interest on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.


     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").


     The Company also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new Payment Blockage Notice shall be effective unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.


     The Indenture requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.


     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. On March 31, 1998, the Company and the Subsidiary Guarantors had approximately $25.2 million of Senior Debt outstanding. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its subsidiaries can incur. See "--Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock."


SUBSIDIARY GUARANTEES


     The Company's payment obligations under the Notes are jointly and severally and fully and unconditionally guaranteed (the "Subsidiary Guarantees") by the Subsidiary Guarantors. The Subsidiary Guarantee of each Subsidiary Guarantor is unsecured and is subordinated to the prior payment in full in cash of all Senior Debt of such Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Fraudulent Conveyances and Preferential Transfers."

     The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) except in the case of a merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor but subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Registration Rights Agreement; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) except in the case of a merger of a Subsidiary Guarantor, with or into the Company or another Subsidiary Guarantor such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; and (iv) except in the case of a merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."


     The Indenture provides that in the event of (i) a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise; (ii) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor; or (iii) such Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with the Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor or designation as a Unrestricted Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that, in the case of a sale or other disposition, the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Redemption or Repurchase at Option of Holders--Asset Sales."


OPTIONAL REDEMPTION


     The Notes are not redeemable at the Company's option prior to February 15, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

YEAR                                 PERCENTAGE
--------------------------------   -------------
 2003 ..........................       104.063%
 2004 ..........................       102.708%
 2005 ..........................       101.354%
 2006 and thereafter. ..........       100.000%

     Notwithstanding the foregoing, on or prior to February 15, 2001, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 1081/8% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of a public offering of common stock of the Company; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and PROVIDED, further, that such redemption shall occur within 45 days of the date of the closing of such public offering.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.


MANDATORY REDEMPTION

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.


REPURCHASE AT THE OPTION OF HOLDERS

  CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay or cause to be repaid all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of

Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.


     The Credit Facility currently prohibits the Company from purchasing any Notes prior to maturity, and also provides that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.


     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.


     "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares). or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.


     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.


     "CONTINUING DIRECTORS" means, as of-any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.


  ASSET SALES


     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and
(ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.


     Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay or cause to be repaid Senior Debt, or (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes and all holders of pari passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. In determining the fair market value of any assets or Equity Interests issued, sold or otherwise disposed of, such determination shall be evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee if such fair market value exceeds $15.0 million.


CERTAIN COVENANTS


  RESTRICTED PAYMENTS


     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is PARI PASSU with or subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such


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payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:


     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;


     (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and


     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv) and (vi) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
   (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus
   (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 50% of any dividends received by the Company or a Subsidiary Guarantor after the date of the Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus (v) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (A) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.


     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any PARI PASSU or subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of PARI PASSU or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any twelve-month period and no Default or Event of Default


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

shall have occurred and be continuing immediately after such transaction; (vi) the making and consummation of (A) an Asset Sale Offer to holders of Indebtedness PARI PASSU with or subordinate to the Notes in accordance with the provisions described above under "Asset Sales", or (B) a Change of Control Offer to holders of indebtedness PARI PASSU with or subordinate to the Notes at a price not greater than 101% of the principal amount of such Indebtedness in accordance with provisions similar to those described above under "Change of Control"; PROVIDED, that prior to consummation of a Change of Control Offer with respect to subordinated Indebtedness and concurrently with consummation of a Change of Control Offer with respect to PARI PASSU Indebtedness, the Company shall have consummated the Change of Control Offer with respect to the Notes; and (vii) the making of additional Restricted Payments in an amount not to exceed $10.0 million.


     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments (to the extent they otherwise fall within the definition thereof) at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.


     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment in excess of $10.0 million shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.


  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK


     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will no, permit any of its Subsidiaries to issue any shares of preferred stock, PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock and the Subsidiary Guarantors may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1 if such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued on or prior to February 15, 2000, or would have been at least 2.25 to 1 if such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.


     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the. following items of Indebtedness (collectively, "Permitted Debt"):


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

     (i) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness under the Credit Facility; PROVIDED that the aggregate principal amount of all such Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Subsidiary Guarantors thereunder) outstanding under the Credit Facility after giving effect to such incurrence does not exceed an amount equal to $150.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay such Indebtedness;


     (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;


     (iii) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees;


     (iv) the incurrence by the Company or any of the Subsidiary Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary Guarantor, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;


     (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clause (ii) of this paragraph;


     (vi) the incurrence by the Company or any of the Subsidiary Guarantors of intercompany Indebtedness or preferred stock between or among the Company and any of the Subsidiary Guarantors; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or preferred stock being held by a Person other than the Company or a Subsidiary Guarantor and (B) any sale or other transfer of any such Indebtedness or preferred stock to a Person that is not either the Company or a Subsidiary Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness or an issuance of such Preferred Stock by the Company or such Subsidiary Guarantor, as the case may be, that was not permitted by this clause (vi);


     (vii) the incurrence by the Company or any of the Subsidiary Guarantors of Hedging Obligations;


     (viii) the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Subsidiary Guarantor that was permitted to be incurred by another provision of this covenant; and


     (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (ix);


     (x) the incurrence by the Company or any of the Subsidiary Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $30.0 million.


     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges bf the Company as accrued.


  LIENS


     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.


  DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES


     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (1) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.


  ADDITIONAL SUBSIDIARY GUARANTEES


     The Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture (other than an Unrestricted Subsidiary properly designated as such), then such newly acquired or created Subsidiary shall become a Subsidiary Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of the Indenture.


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

  MERGER, CONSOLIDATION, OR SALE OF ASSETS


     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Subsidiary Guarantor, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."


  TRANSACTIONS WITH AFFILIATES


     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million (or, in the case of a purchase of inventory from JFSS in the ordinary course of business, $15.0 million) an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate
Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary,
(ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," and (v) any transactions undertaken pursuant to any contractual obligations in existence on the date of the Indenture (as in effect on such date) as described herein under the caption "Certain Relationships and Related Transactions."


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

  NO SENIOR SUBORDINATED DEBT


     The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to the Subsidiary Guarantees.


  BUSINESS ACTIVITIES


     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.


  PAYMENTS FOR CONSENT


     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


  REPORTS


     The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated hereby, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


EVENTS OF DEFAULT AND REMEDIES


     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "--Change of Control," "--Asset Sales," "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a f failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of f the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the f principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments (including foreign judgments only to the extent enforcement thereof is sought in the United States or in any foreign jurisdiction where the Company owns assets of $10.0 million or more) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (viii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.


     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.


     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to February 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.


     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.


     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


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

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS


     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE


     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.


     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following


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

the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


TRANSFER AND EXCHANGE


     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.


     The registered Holder of a Note will be treated as the owner of it for all purposes.


AMENDMENT, SUPPLEMENT AND WAIVER


     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).


     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in, the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") (viii) make any change in the foregoing amendment and waiver provisions or (ix) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture. In addition, any amendment to the provisions of Article 10 or Article 12 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.


     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture or to provide for additional Subsidiary Guarantors in accordance with the terms of the Indenture.


CONCERNING THE TRUSTEE


     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.


     The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


BOOK-ENTRY, DELIVERY AND FORM


     Except as set forth in the next paragraph, the New Notes will initially be issued in the form of one or more Global Notes (the "Global Notes"). The Global Notes will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").



     New Notes that are issued as described below under "--Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless all Global Notes have previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred, subject to the transfer restrictions set forth in the Indenture.


     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that dear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only thorough the Depositary's Participants or the Depositary's Indirect Participants.


     The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of the Notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."


     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Notes. Beneficial owners of Notes evidenced by the Global Notes will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.


     Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.


CERTIFICATED SECURITIES


     Subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Notes would be subject to the legend requirements described herein under "Notice to Investors."In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor entity 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.


     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.


SAME DAY SETTLEMENT AND PAYMENT


     The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available next day funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.


REGISTRATION RIGHTS; LIQUIDATED DAMAGES


     The Company, the Subsidiary Guarantors and the Initial Purchasers have entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the New Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If (i) the Company is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th business day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a New
Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.


     The Registration Rights Agreement provides that (i) the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date,
(ii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iii) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Company on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectivenesss (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement without being succeeded immediately by a post-effective amendment to such registration statement that cures such failure and that is itself declared immediately effective (each such event referred to in clauses (a) through (d) above a


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

"Registration Default"), then the Company will pay Liquidated Damages to each Holer of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.


     Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.


CERTAIN DEFINITIONS


     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.


     "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.


     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.


     "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales or leases of inventory in the ordinary course of business or sales of leases or of assets subject to leases in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sate covenant), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for net proceeds in excess of $2.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly

Owned Restricted Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments."


     "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.


     "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.


     "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisitioD, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses
(i) - (v) of this definition.


     "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) an amount equal to 1/3 of the Consolidated Lease Expense of such Person and its Restricted Subsidiaries for such period, to the extent that any such expense was deducted in computing such Consolidated Net Income, minus (vi) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted


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Subsidiary was included in calculating the Consolidated Net Income of such
Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted- Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.


     "CONSOLIDATED LEASE EXPENSE" means, with respect to any Person for any period, the aggregate rental obligations of such Person and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Restricted Subsidiaries or in the notes thereto.


     "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.


     "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.


     "CREDIT FACILITY" means that certain Third Amended Credit Agreement. dated as of October 17, 1997, by and among the Company, Aviation Sales Operating Company, Aerocell Structures. Inc. and the Company/Kratz-Wilde Machine Company, the Institutions from time to time party thereto as Lenders, the Institutions from time to time party thereto as Issuing Banks, Citicorp USA. Inc.. as Agent, and Citicorp Securities, Inc., as Arranger, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith. and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.


     "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.


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

     "DESIGNATED SENIOR DEBT" means (i) any Indebtedness outstanding under the Credit Facility and (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as Designated Senior Debt.


     "DISQUALIFIED STOCK" means any Capital Stock that. by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof). or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."


     "EQUITY INTERESTS" means Capital Stock and all warrants. options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).


     "EXISTING INDEBTEDNESS" means up to $9.5 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.


     "FIXED CHARGES" means, with respect to any Person and its Restricted Subsidiaries for any period, the sum. without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation. amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations. commissions. discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon). (iv) the product of (a) all dividend payments. whether or not in cash. on any series of preferred stock of such Person or any of its Restricted Subsidiaries. other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP and (v) an amount equal to 1/3 of the Consolidated Lease Expense of such Person and its Restricted Subsidiaries for such period. whether paid or accrued.


     "FIXED CHARGE COVERAGE RATIO" means with respect to any Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the referrent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.


     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.


     "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.


     "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.


     "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.


     "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary' of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).


     "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).


     "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax audits or deductions and any tax sharing arrangements), any business or activities conducted by the Company on the date of the Indenture and any business or activities reasonably related, ancillary or complementary to such business or activities amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.


     "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.


     "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.


     "PERMITTED BUSINESS" means any business or activities conducted by the Company on the date of the Indenture and any business or activities related, ancillary or complementary to such business or activities.


     "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Subsidiary Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than

Disqualified Stock) of the Company; and (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $10.0 million.


     "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Company or any Subsidiary Guarantor or debt securities that are subordinated to all Senior Debt (and any debt- securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article 10 of the Indenture.


     "PERMITTED LIENS" means (i) Liens on assets of the Company or any Subsidiary Guarantor to secure Senior Debt of the Company or such Subsidiary Guarantor that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company or a Subsidiary Guarantor; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (ix) Liens to secure the Notes or the Subsidiary Guarantees; and (x) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.


     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses. incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded: (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

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     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent
Person that is not an Unrestricted Subsidiary.


     "SENIOR DEBT" means (i) all Indebtedness outstanding under the Credit Facility, all Hedging Obligations with respect thereto and, after a default has occurred and is continuing under the Credit Facility, all other Indebtedness arising from intercompany loans and advances and owing by the Company or any of the Subsidiary Guarantors which constitutes part of the collateral security for the Credit Facility and such Hedging Obligations, including without limitation, Indebtedness evidenced by intercompany notes pledged or assigned in connection with the Credit Facility, (ii) any other Indebtedness permitted to be incurred by the Company or a Subsidiary Guarantor under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company or a Subsidiary Guarantor, (x) any Indebtedness between or among the Company, any of its Subsidiaries or any of its other Affiliates except to the extent the same is subject to clause (i) above, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.


     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.


     "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.


     "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).


     "SUBSIDIARY GUARANTORS" means each of (i) Aviation Sales Operating Company, Aviation Sales Bearings Company, Aviation Sales Leasing Company, Aviation Sales Manufacturing & Repair Company, Aviation Sales Finance Company, AVS/Kratz-Wilde Machine Company, Aerocell Structures, Inc., Apex Manufacturing, Inc., Caribe Aviation, Inc., Aircraft Interior Design, Inc. and Aviation Sales SPS I, Inc. and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.


     "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted

Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified COW of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants-Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock." the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary: provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, (ii) no Default or Event of Default would be in existence following such designation, and (iii) such Subsidiary becomes a Subsidiary Guarantor and executes a Supplemental Indenture and delivers an Opinion of Counsel, in accordance with the terms of the Indenture.


     "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.


     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.


     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.




                       FEDERAL INCOME TAX CONSIDERATIONS


     The following discussion summarizes all material United States federal income tax consequences to U.S. Holders and Non-U.S. Holders of owning and disposing of the Notes. Hereinafter, the terms "U.S. Holder" and "Non-U.S. Holder" refer, respectively, to holders of Notes that are or are not classified as United States persons for United States federal income and estate tax purposes. A holder that does not know whether such holder is a U.S. person or Non-U.S. person should consult their own tax advisor.


     This discussion does not purport to deal with tax consequences arising under the laws of any foreign, state or local jurisdiction. It is, based upon the provisions of existing law on the date hereof, including, in particular, the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder and other administrative and judicial interpretations thereof, all of which are subject to change at any time, with or without retroactive effect. This discussion is limited to initial purchasers who hold the Notes as capital assets within the meaning of Section 1221 of the Code.

This discussion also does not address the tax consequences to Non-U.S. Holders that are subject to United States federal income tax on a net basis on income realized with respect to a Note because such income is effectively connected with the conduct of a United States trade or business. Such Non-U.S. Holders are generally taxed in a similar manner to U.S. Holders, but certain special rules do apply. This discussion is for general information only and does not address all of the tax consequences that may be relevant to particular initial purchasers in light of their circumstances or to certain types of initial purchasers (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who have hedged the risk of owning a Note). This summary discusses the tax considerations applicable to the initial purchasers of the Notes who purchase the Notes at their "issue price" as defined in Section 1273 of the Code and does not discuss the impact of ownership of the Notes on subsequent owners. The Company has not sought a ruling from the Internal Revenue Service ("IRS") with respect to the matters discussed herein and there is no assurance that the IRS will agree with this discussion or the conclusions stated herein.


     PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF ANY FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.


U.S. HOLDERS


     GENERALLY. As used herein, the term U.S. Holder means a person who is considered to be a U.S. resident for federal income tax purposes, or a person who is considered to be domiciled in the U.S. for federal estate and gift tax purposes. A person other than a U.S. Holder is referred to herein as a Non-U.S. Holder.


     INTEREST ON NOTES. Interest on a Note will generally be taxable to a U.S. Holder as ordinary interest income in accordance with the U.S. Holder's method of tax accounting at the time that such interest is accrued or (actually or constructively) received.


     DISPOSITION OF NOTES. In general, a U.S. Holder of a Note will recognize gain or loss upon the sale, redemption, retirement or other disposition of the Note measured by the difference between the amount of cash and fair market value of other property received (except to the extent attributable to the payment of accrued interest) and the U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal the cost of the Note to the U.S. Holder, less any principal payments received by such U.S. Holder with respect to the Note. Any portion of the amount realized on the sale or other disposition of a Note that represents accrued but unpaid interest will be treated as a payment of such interest. With respect to non-corporate U.S. Holders, the gain or loss on such disposition of Notes will be a long-term capital gain or loss taxed if Notes have been held at the time of such disposition as capital assets for more than one year but not more than 18 months at a rate no higher than 28% or if held more than 18 months at a rate no higher than 20% and as a short-term capital gain or loss if the Notes have been held for not more than 12 months.


NON-U.S. HOLDERS


     PAYMENT OF INTEREST. In general, a Non-U.S. Holder will not be subject to United States federal income tax by withholding or otherwise on the payment of interest on a Note provided that the beneficial owner of the Note provides a Form W-8 or a substitute Form W-8 (or a suitable successor form) unless (A) such Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or is a "controlled foreign corporation" with respect to which the Company is a "related person", or (B) such interest is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States. A Non-U.S. Holder that is not exempt from tax under such rules will be subject to United States federal income tax withholding at a rate of 30% unless the interest is effectively connected with the conduct of a United States trade or business.

     GAIN ON DISPOSITION OF NOTES. A Non-U.S. Holder will not be subject to United States federal income tax by withholding or otherwise on gain realized on the disposition of a Note unless the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States.


     EFFECTIVELY CONNECTED INCOME. To the extent that interest income or gain on the disposition of Notes is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, such income will be subject to United States federal income tax at the same rates generally applicable to United States persons. Additionally, in the case of a non-U.S. Holder which is a corporation, such effectively connected income may be subject to the United States branch profits tax at the rate of 30%. Effectively connected interest may be subject to withholding unless a properly completed IRS Form 4224 is delivered to the payor.


     ESTATE TAX. Notes held at the time of death by an individual Non-U.S. Holder will not be subject to United States estate tax, provided that at such time, (i) such Non-U.S. Holder did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, and (ii) the Notes were not held in connection with such Non-U.S. Holder's trade or business in the United States.


     TREATIES. Applicable treaties between the United States and a country in which a Non-U.S. Holder is a resident may alter the tax consequences described above.


     NEW FINAL WITHHOLDING REGULATIONS. The Treasury Department recently promulgated final regulations regarding the withholding rules described above and backup withholding and information reporting rules described below that are applicable to Non-U.S. Holders ("New Final Withholding Regulations"). In general, the New Final Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. The New Final Withholding Regulations are generally effective for payments made after December 31, 1998, subject to certain transition rules.


INFORMATION REPORTING AND BACKUP WITHHOLDING


  U.S. HOLDERS


     In general, information reporting to the IRS will apply to payments with respect to the Notes and certain sales of the Notes. The payor will be required to withhold backup withholding at a 31% rate (i) if the U.S. Holder fails to provide a taxpayer identification number or otherwise establish exemption from backup withholding, (ii) the IRS notifies the payor that the taxpayer identification number is incorrect or (iii) there has been a failure to certify that the U.S. Holder is not subject to backup withholding. Generally, amounts paid as backup withholding will be a credit against the U.S. Holders' federal income tax.


  NON-U.S. HOLDERS


     Generally, backup withholding of United States federal income tax at a rate of 31% and information reporting may apply to payments of principal, interest and premium (if any) to Non-U.S. Holders that are not "Exempt Recipients" and that fail to provide certain information as may be required by United States law and applicable regulations. Under currently effective United States Treasury regulations, information reporting and backup withholding will not apply to payments of interest on the Notes with respect to which either the requisite certification, as described above under "Non-U.S. Holders--Payment of Interest," has been received or an exemption has otherwise been established, provided that neither the Company nor its paying agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Additionally, the payment of the proceeds on the disposition of Notes to a Non-U.S. Holder by or through the United States office of a broker will be subject to information reporting and backup withholding at a rate of 31% unless the owner certifies its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption. Proceeds of the disposition by a Non-U.S. Holder of the Notes paid to a Non-U.S. Holder by or through a foreign office of a broker generally will not be subject to backup withholding. However, if such broker is a U.S. person, a controlled foreign corporation or a foreign person 50% or more of whose gross income from all sources for a specified three-year period is from activities that are effectively connected with a United States trade or business, information reporting will apply unless such broker has documentary evidence (other than merely a foreign address) in its files of the owner's status as a Non-U.S. Holder and has no actual knowledge to the contrary. Both backup withholding and information reporting will apply to the proceeds from such dispositions if the broker has actual knowledge that the payee is a U.S. Holder.


     Withholding, information reporting and backup withholding are highly complex subjects and U.S. Holders and Non-U.S. Holders are urged to consult their tax advisors regarding the application of withholding tax, information reporting and backup withholding in their particular situation and the availability of an exemption therefrom, and the procedures for obtaining any such exemption including the impact of the New Final Withholding Regulations.


LIQUIDATED DAMAGES


     As more fully described under "Description of Notes--Registration Rights; Liquidated Damages," the Company may be required to pay Liquidated Damages to U.S. Holders of the Old Notes. Although the matter is not free from doubt, the Company intends to take the position that a U.S. Holder of an Old Note should be required to report any Liquidated Damages as ordinary income for United States federal income tax purposes only at the time it accrues or is received in accordance with such holder's method of accounting. It is possible, however, that the Internal Revenue Service may take a different position, in which case the timing, character and amount of income may be different.


EXCHANGE OFFER


     For federal income tax purposes, the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not result in recognition of gain or loss by U.S. Holders of Notes, the holding period of the New Notes will include the holding period of the Old Notes and the basis of the New Notes will be the same as the basis of the Old Notes immediately before the exchange. In the case of a holder of the Old Notes who is a cash basis taxpayer and whose taxable year ends prior to the date on which the first interest payment under the Notes is paid, the exchange of the Notes could result in the acceleration of interest income accrued during the holding period of the Old Notes through the date of the exchange.



                             PLAN OF DISTRIBUTION



     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of one year after the Expiration Date or until all participating broker-dealers have so resold. Any such broker-dealer who intends to use this Prospectus in connection with the resale of New Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is such a broker-dealer.


     The Company will not receive any proceeds from the issuance of the New Notes offered hereby or from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concession from any such broker-dealer and/or the purchasers of any New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


     The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer, and to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes to be received in the Exchange Offer.




                                 LEGAL MATTERS


     The validity of the New Notes will be passed upon for the Company by Akerman, Senterfitt & Eidson, P.A., Miami, Florida. Certain attorneys employed by Akerman, Senterfitt & Eidson, P.A. beneficially own shares of Company common stock as of the date hereof.




                                    EXPERTS



     The Company's consolidated financial statements included herein, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent certified public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said report.



     Whitehall's consolidated financial statements included herein, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent certified public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said report.


     Kratz's financial statements included herein, to the extent and for the periods indicated in their report, have been audited by Clark, Schaefer, Hackett & Co., independent certified public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                            PAGE
                                                                                           ------
AVS'S CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 1997, 1996 and 1995
 Report of Independent Certified Public Accountants ....................................    F-3
 Consolidated Balance Sheets at December 31, 1996 and 1997 .............................    F-4
 Consolidated Statements of Income for the three years ended December 31, 1997 .........    F-6
 Consolidated Statements of Partners' Capital and Stockholders' Equity
   for the three years ended December 31, 1997 .........................................    F-7
 Consolidated Statements of Cash Flows for the three years ended December 31, 1997 .....    F-8
 Notes to AVS's Consolidated Financial Statements ......................................    F-9
Three Months Ended March 31, 1998 and 1997 (unaudited)
 Condensed Consolidated Balance Sheets as of December 31, 1997 and March 31, 1998 ......   F-28
 Condensed Consolidated Statements of Income
   for the Three Months Ended March 31, 1997 and 1998 ..................................   F-29
 Condensed Consolidated Statements of Cash Flows
   for the Three Months Ended March 31, 1997 and 1998 ..................................   F-30
 Notes to Condensed Consolidated Financial Statements ..................................   F-31
KRATZ-WILDE MACHINE COMPANY FINANCIAL STATEMENTS
 Report of Independent Certified Public Accountants ....................................   F-38
 Balance Sheets at October 31, 1996 and 1995 (audited) and at September 30, 1997
   (unaudited) .........................................................................   F-39
 Income Statements for the year ended October 31, 1996 (audited) and for the nine months
   ended September 30, 1997 and 1996 (unaudited) .......................................   F-40
 Statement of Retained Earnings ........................................................   F-41
 Statements of Cash Flows for the year ended October 31, 1996 (audited) and the nine
   months ended September 30, 1997 and 1996 (unaudited) ................................   F-42
 Notes to Financial Statements .........................................................   F-44
WHITEHALL'S CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 1997, 1996 and 1995
 Report of Independent Certified Public Accountants ....................................   F-49
 Consolidated Balance Sheets at December 31, 1996 and 1997 .............................   F-50
 Consolidated Statements of Operations for the three years ended December 31, 1997 .....   F-52
 Consolidated Statements of Shareholders' Equity for the three years ended
   December 31, 1997 ...................................................................   F-53
 Consolidated Statements of Cash Flows for the three years ended
   December 31, 1997 ...................................................................   F-54
 Notes to Whitehall's Consolidated Financial Statements ................................   F-55
Three Months Ended March 31, 1998 and 1997 (unaudited)
 Condensed Consolidated Balance Sheets at March 31, 1998 and December 31, 1997 .........   F-70

                                                                                   PAGE
                                                                                  -----
 Condensed Consolidated Statements of Income for the Three Months Ended
   March 31, 1998 and 1997 ....................................................   F-71
 Condensed Consolidated Statements of Cash Flows for the Three Months Ended
   March 31, 1998 and 1997 ....................................................   F-72
 Notes to Whitehall's Condensed Consolidated Financial Statements .............   F-73
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
 Unaudited Pro Forma Condensed Combined Balance Sheet .........................    P-2
 Unaudited Pro Forma Condensed Combined Statements of Operations ..............    P-3
 Notes to Unaudited Pro Forma Condensed Combined Financial Statements .........    P-7

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Aviation Sales Company:


     We have audited the accompanying consolidated balance sheets of Aviation Sales Company (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, partners' capital and stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aviation Sales Company and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




ARTHUR ANDERSEN LLP


Miami, Florida,
 March 2, 1998
 (except with respect to the matters discussed in Note 14 as to which the date is March 26, 1998).

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                 DECEMBER 31,
                                                                       ---------------------------------
                                                                             1996              1997
                                                                       ---------------   ---------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents .........................................    $  1,262,149      $  4,985,751
 Accounts receivable, net of allowance for doubtful accounts of
   $3,779,580 and $3,474,532 in 1996 and 1997, respectively.........      37,086,899        66,545,155
 Inventories .......................................................      72,974,397       139,313,722
 Prepaid expenses ..................................................       4,067,332         3,111,728
 Deferred income taxes .............................................       1,972,410         2,004,148
                                                                        ------------      ------------
   Total current assets ............................................     117,363,187       215,960,504
                                                                        ------------      ------------
EQUIPMENT ON LEASE, net of accumulated amortization of
  $2,601,069 and $3,626,522 in 1996 and 1997, respectively..........      17,950,783        22,758,149
                                                                        ------------      ------------
FIXED ASSETS:
 Property and equipment ............................................       4,333,070        25,502,943
 Less--Accumulated depreciation ....................................      (2,027,197)       (5,008,668)
                                                                        ------------      ------------
   Total fixed assets ..............................................       2,305,873        20,494,275
                                                                        ------------      ------------
AMOUNTS DUE FROM RELATED PARTIES ...................................       2,914,615         2,891,343
                                                                        ------------      ------------
OTHER ASSETS:
 Goodwill ..........................................................              --        17,712,145
 Deposits and other ................................................         369,191         1,009,369
 Deferred income taxes .............................................       3,406,331         1,485,380
 Deferred financing costs, net .....................................         872,568         2,675,684
                                                                        ------------      ------------
   Total other assets ..............................................       4,648,090        22,882,578
                                                                        ------------      ------------
   Total assets ....................................................    $145,182,548      $284,986,849
                                                                        ============      ============
                                                 (CONTINUED)

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                                                                               DECEMBER 31,
                                                                      -------------------------------
                                                                           1996             1997
                                                                      --------------   --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable .................................................   $ 15,736,288     $ 18,136,462
 Accrued expenses .................................................      8,501,372       16,362,777
 Notes payable, current maturities--
  Senior ..........................................................      7,428,571       12,258,391
  Revolver ........................................................     16,697,985       86,413,959
                                                                      ------------     ------------
   Total current liabilities ......................................     48,364,216      133,171,589
                                                                      ------------     ------------
LONG-TERM LIABILITIES:
 Deferred income ..................................................        890,065          962,063
 Notes payable--
  Senior ..........................................................     14,857,143       50,412,550
  Other ...........................................................             --        2,200,000
                                                                      ------------     ------------
   Total long-term liabilities ....................................     15,747,208       53,574,613
                                                                      ------------     ------------
COMMITMENTS AND CONTINGENCIES (Notes 7 and 8)
STOCKHOLDERS' EQUITY:
 Preferred stock, $.01 par value, 1,000,000 shares authorized, none
   outstanding ....................................................             --               --
 Common stock, $.001 par value, 30,000,000 shares authorized,
   9,422,042 and 9,399,932 shares outstanding in 1996 and 1997,
   respectively ...................................................          9,422            9,400
 Additional paid-in capital .......................................     71,304,446       70,660,457
 Retained earnings ................................................      9,757,256       27,570,790
                                                                      ------------     ------------
   Total stockholders' equity .....................................     81,071,124       98,240,647
                                                                      ------------     ------------
   Total liabilities and stockholders' equity .....................   $145,182,548     $284,986,849
                                                                      ============     ============

The accompanying notes are an integral part of these consolidated balance sheets.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                                        -------------------------------------------------------
                                                               1995               1996               1997
                                                        -----------------   ---------------   -----------------
OPERATING REVENUES:
 Sales of aircraft parts, net .......................     $ 108,434,709      $151,407,093       $ 243,819,616
 Rentals from leases and other ......................         5,368,174        10,536,776          13,079,138
                                                          -------------      ------------       -------------
                                                            113,802,883       161,943,869         256,898,754
COST OF SALES .......................................        71,314,263       110,358,502         180,712,495
                                                          -------------      ------------       -------------
                                                             42,488,620        51,585,367          76,186,259
                                                          -------------      ------------       -------------
OPERATING EXPENSES:
 Operating ..........................................         8,988,894         9,319,981          14,286,220
 Selling ............................................         4,820,081         6,977,518           9,665,535
 General and administrative .........................         8,640,423        10,681,242          14,146,700
 Depreciation and amortization ......................         1,465,915         2,322,791           3,093,599
                                                          -------------      ------------       -------------
                                                             23,915,313        29,301,532          41,192,054
                                                          -------------      ------------       -------------
INCOME FROM OPERATIONS ..............................        18,573,307        22,283,835          34,994,205
INTEREST EXPENSE AND AMORTIZATION OF
  DEFERRED FINANCING COSTS ..........................         8,287,584         5,350,020           7,431,916
                                                          -------------      ------------       -------------
INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM ................................        10,285,723        16,933,815          27,562,289
INCOME TAX (BENEFIT) EXPENSE ........................                --          (426,033)         10,781,519
                                                          -------------      ------------       -------------
INCOME BEFORE EXTRAORDINARY ITEM ....................        10,285,723        17,359,848          16,780,770
EXTRAORDINARY ITEM, NET OF INCOME
  TAXES .............................................                --         1,862,140                  --
                                                          -------------      ------------       -------------
NET INCOME ..........................................     $  10,285,723      $ 15,497,708       $  16,780,770
                                                          =============      ============       =============
BASIC EARNINGS PER SHARE:
 Income before extraordinary item ...................                        $       2.22       $        1.78
 Extraordinary item, net of income taxes ............                                0.24                  --
                                                                             ------------       -------------
 Net income .........................................                        $       1.98       $        1.78
                                                                             ============       =============
DILUTED EARNINGS PER SHARE:
 Income before extraordinary item ...................                        $       2.22       $        1.77
 Extraordinary item, net of income taxes ............                                0.24                  --
                                                                             ------------       -------------
 Net income .........................................                        $       1.98       $        1.77
                                                                             ============       =============
PRO FORMA DILUTED AND BASIC EARNINGS
  PER SHARE
 Pro forma income before extraordinary item .........     $        1.00      $       1.32
 Extraordinary item, net of income taxes ............                --              0.24
                                                          -------------      ------------
 Pro forma net income ...............................     $        1.00      $       1.08
                                                          =============      ============

The accompanying notes are an integral part of these consolidated financial statements.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL AND STOCKHOLDERS' EQUITY

                                                         TOTAL           COMMON STOCK
                                                       PARTNERS'    -----------------------
                                                        CAPITAL        SHARES      AMOUNT
                                                   ---------------- ------------ ----------
BALANCE AS OF DECEMBER 31, 1994 ..................  $    7,078,698     859,542     $  859
 Net income ......................................      10,285,723          --         --
 Distribution to partners ........................      (3,306,854)         --         --
 Acquisition of AvEng Trading Partners, Inc.
  (Note 2) .......................................              --     400,000        400
                                                    --------------     -------     ------
BALANCE AS OF DECEMBER 31, 1995 ..................      14,057,567   1,259,542      1,259
 Distributions to partners prior to initial
  public offering ................................      (3,041,936)         --         --
 Net income ......................................       5,881,480          --         --
 Exchange of partnership interests for
  common stock (Note 1) ..........................     (16,897,111)  4,425,000      4,425
 Net proceeds from initial public offering .......              --   3,737,500      3,738
                                                    --------------   ---------     ------
BALANCE AS OF DECEMBER 31, 1996 ..................              --   9,422,042      9,422
 Impact of immaterial poolings (Note 2) ..........              --          --         --
 Net income ......................................              --          --         --
 Stock options exercised .........................              --      34,890         35
 Gain on litigation settlement with former
  employee (Note 7) ..............................              --     (75,000)       (75)
 Issuance of common stock to employees
  (Note 6) .......................................              --      18,000         18
                                                    --------------   ---------     ------
BALANCE AS OF DECEMBER 31, 1997 ..................  $           --   9,399,932     $9,400
                                                    ==============   =========     ======

                                                                                                        TOTAL
                                                     ADDITIONAL                       TOTAL       PARTNERS' CAPITAL
                                                       PAID-IN       RETAINED     STOCKHOLDERS'   AND STOCKHOLDERS'
                                                       CAPITAL       EARNINGS         EQUITY           EQUITY
                                                   -------------- -------------- --------------- ------------------
BALANCE AS OF DECEMBER 31, 1994 ..................  $       (859)  $        --    $         --     $    7,078,698
 Net income ......................................            --            --              --         10,285,723
 Distribution to partners ........................            --            --              --         (3,306,854)
 Acquisition of AvEng Trading Partners, Inc.
  (Note 2) .......................................            --       141,028         141,428            141,428
                                                    ------------   -----------    ------------     --------------
BALANCE AS OF DECEMBER 31, 1995 ..................          (859)      141,028         141,428         14,198,995
 Distributions to partners prior to initial
  public offering ................................            --            --              --         (3,041,936)
 Net income ......................................            --     9,616,228       9,616,228         15,497,708
 Exchange of partnership interests for
  common stock (Note 1) ..........................     6,732,436            --       6,736,861        (10,160,250)
 Net proceeds from initial public offering .......    64,572,869            --      64,576,607         64,576,607
                                                    ------------   -----------    ------------     --------------
BALANCE AS OF DECEMBER 31, 1996 ..................    71,304,446     9,757,256      81,071,124         81,071,124
 Impact of immaterial poolings (Note 2) ..........       582,764     1,032,764       1,615,528          1,615,528
 Net income ......................................            --    16,780,770      16,780,770         16,780,770
 Stock options exercised .........................       720,940            --         720,975            720,975
 Gain on litigation settlement with former
  employee (Note 7) ..............................    (2,624,925)           --      (2,625,000)        (2,625,000)
 Issuance of common stock to employees
  (Note 6) .......................................       677,232            --         677,250            677,250
                                                    ------------   -----------    ------------     --------------
BALANCE AS OF DECEMBER 31, 1997 ..................  $ 70,660,457   $27,570,790    $ 98,240,647     $   98,240,647
                                                    ============   ===========    ============     ==============

The accompanying notes are an integral part of these consolidated financial statements.

                    AVIATION SALES COMPANY AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            FOR THE YEARS
                                                                                            ENDED DECEMBER
                                                                                                 31,
                                                                                           ----------------
                                                                                                 1995
                                                                                           ----------------
CASH FLOW FROM OPERATING ACTIVITIES:
 Net income ..............................................................................  $   10,285,723
 Adjustments to reconcile net income to net cash provided by (used in) operating activities:
  Depreciation and amortization ..........................................................       2,132,522
  Gain on sale of equipment on lease, net of proceeds ....................................              --
  Provision for doubtful accounts ........................................................         360,000
  Deferred income taxes ..................................................................              --
  Extraordinary item, net of income taxes ................................................              --
  Issuance of common stock to employees ..................................................              --
  Gain on litigation settlement with former employee .....................................              --
  Increase in accounts receivable, net ...................................................      (7,204,803)
  (Increase) decrease in inventories .....................................................       4,330,960
  (Increase) decrease in prepaid expenses ................................................             (95)
  (Increase) decrease in deposits and other ..............................................        (662,426)
  Increase in accounts payable ...........................................................       4,270,902
  Increase in accrued expenses ...........................................................         365,864
  Increase in deferred income ............................................................         103,575
                                                                                            --------------
    Net cash provided by (used in) operating activities ..................................      13,982,222
                                                                                            --------------
CASH FLOW FROM INVESTING ACTIVITIES:
 Cash used in acquisitions, net of cash acquired .........................................      (1,060,538)
 Purchases of equipment ..................................................................        (897,544)
 Purchases of spare parts on lease .......................................................      (2,722,054)
 Payments to/from related parties ........................................................         (60,059)
                                                                                            --------------
    Net cash used in investing activities ................................................      (4,740,195)
                                                                                            --------------
CASH FLOW FROM FINANCING ACTIVITIES:
 Repayment of senior debt ................................................................      (5,000,000)
 Net issuance (repayment) of senior revolving facility ...................................      (2,109,400)
 Distributions to partners--ASC partnership ..............................................      (3,306,854)
 Payment of initial public offering proceeds to original credit facility and subordinated               --
  debt
 Payments to J/T Aviation Partners .......................................................              --
 Borrowings under new credit facility ....................................................              --
 Payments under new credit facility ......................................................              --
 Issuance of senior debt under acquisition facility ......................................              --
 Payments of senior debt under acquisition facility ......................................              --
 Proceeds from note to prior owners of Kratz-Wilde .......................................              --
 Proceeds from equipment loan ............................................................              --
 Payments on equipment loan ..............................................................              --
 Proceeds from initial public offering ...................................................              --
 Stock options exercised .................................................................              --
 Payment of deferred financing costs .....................................................         (54,745)
                                                                                            --------------
    Net cash provided by (used in) financing activities ..................................     (10,470,999)
                                                                                            --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .....................................      (1,228,972)
                                                                                            --------------
CASH AND CASH EQUIVALENTS, beginning of period ...........................................       1,482,279
                                                                                            --------------
CASH AND CASH EQUIVALENTS, end of period .................................................  $      253,307
                                                                                            ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Interest paid ...........................................................................  $    7,717,005
                                                                                            ==============
 Income taxes paid .......................................................................  $           --
                                                                                            ==============

                                                                                           FOR THE YEARS ENDED DECEMBER 31,
                                                                                           ---------------------------------
                                                                                                 1996             1997
                                                                                           ---------------- ----------------
CASH FLOW FROM OPERATING ACTIVITIES:
 Net income ..............................................................................  $   15,497,708   $   16,780,770
 Adjustments to reconcile net income to net cash provided by (used in) operating activities:
  Depreciation and amortization ..........................................................       2,938,974        4,276,863
  Gain on sale of equipment on lease, net of proceeds ....................................              --        3,796,929
  Provision for doubtful accounts ........................................................       1,954,000        3,081,063
  Deferred income taxes ..................................................................      (5,378,741)       1,331,943
  Extraordinary item, net of income taxes ................................................       1,862,140               --
  Issuance of common stock to employees ..................................................              --          677,250
  Gain on litigation settlement with former employee .....................................              --       (2,625,000)
  Increase in accounts receivable, net ...................................................     (12,366,644)     (25,528,342)
  (Increase) decrease in inventories .....................................................     (18,017,715)     (57,836,421)
  (Increase) decrease in prepaid expenses ................................................      (4,010,369)         975,076
  (Increase) decrease in deposits and other ..............................................         503,273          (21,106)
  Increase in accounts payable ...........................................................       5,238,370          571,706
  Increase in accrued expenses ...........................................................       3,786,258        5,629,642
  Increase in deferred income ............................................................          12,750           71,998
                                                                                            --------------   --------------
    Net cash provided by (used in) operating activities ..................................      (7,979,996)     (48,817,629)
                                                                                            --------------   --------------
CASH FLOW FROM INVESTING ACTIVITIES:
 Cash used in acquisitions, net of cash acquired .........................................      (8,953,820)     (39,946,846)
 Purchases of equipment ..................................................................      (1,111,368)      (4,394,433)
 Purchases of spare parts on lease .......................................................      (7,829,797)     (10,528,415)
 Payments to/from related parties ........................................................         116,583           23,272
                                                                                            --------------   --------------
    Net cash used in investing activities ................................................     (17,778,402)     (54,846,422)
                                                                                            --------------   --------------
CASH FLOW FROM FINANCING ACTIVITIES:
 Repayment of senior debt ................................................................      (5,000,000)              --
 Net issuance (repayment) of senior revolving facility ...................................      15,763,592               --
 Distributions to partners--ASC partnership ..............................................      (3,041,936)              --
 Payment of initial public offering proceeds to original credit facility and subordinated      (52,806,400)              --
  debt
 Payments to J/T Aviation Partners .......................................................     (10,160,250)              --
 Borrowings under new credit facility ....................................................      16,697,985       66,270,149
 Payments under new credit facility ......................................................      (2,857,143)      (4,642,857)
 Issuance of senior debt under acquisition facility ......................................       6,000,000       40,000,000
 Payments of senior debt under acquisition facility ......................................        (857,143)      (2,000,000)
 Proceeds from note to prior owners of Kratz-Wilde .......................................              --        2,200,000
 Proceeds from equipment loan ............................................................              --        7,200,000
 Payments on equipment loan ..............................................................              --         (171,916)
 Proceeds from initial public offering ...................................................      64,576,607               --
 Stock options exercised .................................................................              --          720,975
 Payment of deferred financing costs .....................................................      (1,548,072)      (2,188,698)
                                                                                            --------------   --------------
    Net cash provided by (used in) financing activities ..................................      26,767,240      107,387,653
                                                                                            --------------   --------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .....................................       1,008,842        3,723,602
                                                                                            --------------   --------------
CASH AND CASH EQUIVALENTS, beginning of period ...........................................         253,307        1,262,149
                                                                                            --------------   --------------
CASH AND CASH EQUIVALENTS, end of period .................................................  $    1,262,149   $    4,985,751
                                                                                            ==============   ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Interest paid ...........................................................................  $    4,884,720   $    5,978,262
                                                                                            ==============   ==============
 Income taxes paid .......................................................................  $    3,002,431   $    6,518,025
                                                                                            ==============   ==============

         The accompanying notes are an integral part of these consolidated financial statements.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1--GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION AND OPERATIONS


     Aviation Sales Company ("ASC" or the "Company") is a Delaware corporation. The operations of the Company were initially conducted by AJT Capital Partners d/b/a Aerospace International Services ("AIS"). AIS was formed in February 1992 to acquire certain aircraft spare parts owned by Eastern Air Lines, Inc. (the "EAL Inventory") and certain outstanding accounts receivable. On December 2, 1994, (effective November 30, 1994) AIS organized ASC Acquisition Partners, L.P. (the "Partnership") to acquire the Aviation Sales Company business unit from Aviall Services, Inc. ("Aviall") and to operate the business of AIS and the Partnership on a going forward basis. Simultaneously with the acquisition, AIS contributed all of its assets to the Partnership. For accounting purposes, the Partnership and AIS were considered related parties as the ultimate ownership interests of the Partnership were held by parties who owned substantially the same ownership percentage in AIS. As a result, the combination was accounted for in a manner similar to a pooling of interests.


     The Company was formed on June 26, 1996, when: (i) all but one of the parties holding interests in the Partnership contributed their interests in the Partnership to the Company in exchange for 2,924,000 shares of the Company's common stock, and (ii) one of the parties holding an interest in the Partnership, J/T Aviation Partners ("J/T"), contributed its interest in the Partnership to the Company in exchange for 1,501,000 shares of the Company's common stock and an amount equal to the proceeds to be received by the Company for 575,000 shares of common stock sold in the offering, as more completely described below.


     On June 26, 1996, the Company's registration statement on Form S-1 was declared effective. On July 2, 1996, the Company closed its public offering of 3,250,000 shares of its common stock at $19 per share. In addition, the Company granted the underwriters of its public offering a 30-day option to purchase up to 487,500 additional shares of its common stock to cover the over-allotment option. On July 25, 1996, the underwriters exercised the over-allotment option and the Company sold an additional 487,500 shares of its common stock.


     The net proceeds from the offering after all expenses were $64,576,607. Of such proceeds, $10,160,250 was used to pay indebtedness due to J/T in connection with the formation of the Company. The remaining proceeds were used to repay senior and subordinated indebtedness. See Note 5.


ACCOUNTING ESTIMATES


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


PRINCIPLES OF CONSOLIDATION


     The accompanying consolidated financial statements include the accounts of ASC and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 1--GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) CASH AND CASH EQUIVALENTS


     The Company considers all deposits with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents at December 31, 1996 and 1997, include cash held by the Company in demand deposit accounts.



REVENUE RECOGNITION


     Sales of aircraft parts are recognized as revenues when the product is shipped and title has passed to the customer. The Company records reserves for estimated sales returns in the period sales are made. Reserves for returns as of December 31, 1996 and 1997 were $1,227,598 and $1,740,813, respectively. The Company also warehouses and sells inventories on behalf of others under consignment arrangements. The Company records commission revenues on the sale of consignment inventories upon shipment of the product. The Company exchanges rotable parts in need of service or overhaul for new, overhauled or serviceable parts in its inventory for a fee. Fees on exchanges are recorded in revenue at the time the product is shipped. The Company performs inventory repair management and warehouse management services to customers on a contractual basis. These service fees are recorded in revenue over the course of the contract as the services are rendered. Gain on sale of equipment on lease is included in rentals from leases and other.


INVENTORIES


     Inventories, which consist primarily of aviation parts, are stated at the lower of cost or market on primarily a specific identification basis. In instances where bulk purchases of inventory items are made, cost is determined based upon an allocation by management of the bulk purchase price to the individual components. Expenditures required for the recertification of parts are capitalized as inventory and are expensed as the parts associated with the re-certification are sold. The Company enters into consignment arrangements for bulk quantities of inventory items. Costs to disassemble and warehouse bulk items are capitalized and expensed as the consigned items are sold. As a result of the acquisitions of Aerocell and Kratz in 1997, the Company maintains raw materials and work in progress inventories in support of those manufacturing and overhaul facilities. At December 31, 1996 and 1997, inventories consisted of the following:


                                     1996              1997
                                --------------   ----------------
   Finished goods ...........    $72,974,397      $ 131,582,005
   Work in process ..........             --          2,114,408
   Raw materials ............             --          5,617,309
                                 -----------      -------------
                                 $72,974,397      $ 139,313,722
                                 ===========      =============

EQUIPMENT ON LEASE


     The Company, primarily through Aviation Sales Leasing Company, leases engines and spare parts inventories to the airline industry on a worldwide basis through operating leases. Operating lease income is recognized on a straight-line basis over the term of the underlying leases. The cost of equipment on lease is amortized, principally on a straight-line basis, to the estimated remaining net realizable value over the lease term or the economic life of the equipment.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 1--GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) PROPERTY AND EQUIPMENT


     At December 31, 1996 and 1997, property and equipment consisted of the following:


                                                  1996              1997
                                            ---------------   ---------------
   Land .................................    $         --      $    396,810
   Buildings ............................              --         3,890,493
   Machinery and equipment ..............         475,666        14,452,515
   Furniture and fixtures ...............       3,857,404         6,763,125
                                             ------------      ------------
                                                4,333,070        25,502,943
     Accumulated depreciation  ..........      (2,027,197)       (5,008,668)
                                             ------------      ------------
                                             $  2,305,873      $ 20,494,275
                                             ============      ============

     For financial reporting purposes, the Company provides for depreciation of property and equipment using the straight-line method at annual rates sufficient to amortize the cost of the assets less estimated salvage values over their estimated useful lives. Estimated useful lives range from 3 to 15 years for the Company's property and equipment.


     Maintenance and repair expenditures are charged to expense as incurred, and expenditures for betterments and major renewals are capitalized. The carrying amounts of assets which are sold or retired and the related accumulated depreciation are removed from the accounts in the year of disposal, and any resulting gain or loss is reflected in income. Such gains or losses were not significant during the years ended December 31, 1995, 1996 and 1997.


     Depreciation expense amounted to $510,455, $746,626 and $1,777,559 for the years ended December 31, 1995, 1996 and 1997, respectively.


INTANGIBLE ASSETS


     The costs associated with obtaining financing are included in the accompanying consolidated balance sheets as deferred financing costs and are being amortized over the initial terms of the loans to which such costs relate. Amortization expense for the years ended December 31, 1995, 1996 and 1997 was $666,607, $616,183 and $385,582, respectively. During the first quarter of 1998, the Company completed the offering and sale of $165 million in senior subordinated notes, using a portion of the proceeds to retire existing debt. In connection with these transactions, the Company will write off the deferred financing costs related to the term loan agreements eliminated with the proceeds. See Note 14.


     The excess of the purchase price over the fair values of the net assets acquired from Kratz-Wilde Machine Company, Inc. in 1997 was approximately $17.9 million. This amount has been recorded as goodwill, which is being amortized on a straight-line basis over 20 years. Amortization expense for the year ended December 31, 1997 was $189,602.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 1--GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

                                                  DECEMBER 31,
                                         -------------------------------
                                              1996             1997
                                         -------------   ---------------
   Deferred financing costs:
    Original basis ...................    $1,055,184       $ 3,243,882
    Accumulated amortization .........      (182,616)         (568,198)
                                          ----------       -----------
                                          $  872,568       $ 2,675,684
                                          ==========       ===========
   Goodwill
    Original basis ...................    $       --       $17,901,747
    Accumulated amortization .........            --          (189,602)
                                          ----------       -----------
                                          $       --       $17,712,145
                                          ==========       ===========

     The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of intangible assets or whether the remaining balance of intangible assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the intangible assets in measuring their recoverability.


DEFERRED INCOME


     Advance payments and deposits received on operating leases are initially deferred and subsequently recognized as the Company's obligations under the lease agreement are fulfilled.


STOCK COMPENSATION PLANS


     At December 31, 1997, the Company has two stock-based compensation plans, which are more fully described in Note 12. The Company accounts for the fair value of its grants under those plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") on January 1, 1996.


INCOME TAXES


     Prior to June 26, 1996, the business of the Company was conducted by the Partnership and therefore was not subject to income taxes. The Company, as a result of the transfer of the net assets of the Partnership to the Company and the initial public offering of its common stock, became subject to federal and state income taxes. At that time, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Deferred income taxes, which arose primarily as a result of temporary differences between the Partnership's book and tax basis of certain assets and liabilities, were recorded, resulting in an adjustment to the Company's reported earnings in the period of adoption. A deferred income tax benefit of $914,459 was credited to operations at the time of adoption. The transfer of J/T's interest in the Partnership to the Company described in Note 1 resulted in a step-up in basis in the Company's net assets for tax purposes. As a result, during 1996, a deferred tax benefit of $3,962,498 was recorded. See
Note 11.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 1--GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED) Under SFAS 109, deferred tax assets or liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance would be included in the provision for deferred income taxes in the period of change.


FINANCIAL INSTRUMENTS


     The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short maturity of the instruments and the provision for what management believes to be adequate reserves for potential losses. Management believes the fair value of long-term debt approximates the carrying amount of long-term debt in the accompanying consolidated balance sheets as substantially all of the Company's long-term debt reprices to market based on variable interest rate terms.


YEAR 2000 SYSTEMS COSTS


     The Company utilizes software and related technologies throughout its businesses that will be affected by the date change in the year 2000. The Company is currently in the early stages of purchasing and implementing a new management information system which management believes will mitigate the Year 2000 issues currently inherent in the Company's existing systems. However, the Company cannot measure the impact that the Year 2000 issue will have on its vendors, suppliers, customers and other parties with which it conducts business. The cost of the new MIS system is expected to be approximately $8.0 million, which will be incurred over approximately a two-year period.


RECENTLY ISSUED ACCOUNTING STANDARDS


     Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), is effective for fiscal years ending after December 15, 1997. This statement specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock or potential common stock. Earnings per share have been restated to comply with SFAS 128 for all periods presented. See Note 10.


     The Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" ("SFAS 121") in 1996. SFAS 121 establishes accounting standards for recording the impairment of long-lived assets, certain identifiable intangibles and goodwill. The adoption of SFAS 121 did not have a material impact on the Company's financial position or results of its operations.


     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), was issued by the Financial Accounting Standards Board in June 1997. This statement establishes standards for the reporting and display of comprehensive income and its components in a

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 1--GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)


full set of financial statements. The objective of SFAS 130 is to report a measure (comprehensive income) of all changes in equity of an enterprise that result from transactions and other economic events in a period other than transactions with owners. Management believes the adoption of SFAS 130 will not have a material impact on the Company's consolidated financial statements, and upon adoption, will disclose comprehensive income in the consolidated statement of stockholders' equity.


     Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), was issued by the Financial Accounting Standards Board in June 1997. This statement establishes standards for reporting information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company will adopt SFAS 131 effective December 31, 1998.


NOTE 2--BUSINESS COMBINATIONS


ACQUISITIONS ACCOUNTED FOR UNDER THE PURCHASE METHOD OF ACCOUNTING:


     On August 9, 1996, the Company completed the acquisition of certain assets of the business of Dixie Bearings, Incorporated ("Dixie") relating primarily to the sale of new bearings for use in aircraft for a purchase price of approximately $9.0 million. The acquisition was accounted for using the purchase method of accounting. Accordingly, the operations of Dixie since the acquisition have been included in the accompanying consolidated financial statements from the date of acquisition. The historical operations of Dixie, when compared to the historical operations of the Company, are not significant. In connection with the acquisition, the Company borrowed $6,000,000 of senior notes payable to financial institutions and paid the balance in cash. See Note 5.


     On October 17, 1997 the Company completed the acquisition of substantially all of the assets of the business of Kratz-Wilde Machine Company, a Kentucky corporation ("Kratz-Wilde") for a purchase price, including acquisition costs and net cash acquired, of approximately $39.6 million in cash and notes and the assumption of certain liabilities of Kratz-Wilde in the approximate amount of $2.2 million. Kratz-Wilde specializes in the manufacture of machined components primarily for jet engines, and also produces some automotive and faucet components. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition. The operations of Kratz-Wilde since the acquisition have been included in the accompanying consolidated financial statements from the date of acquisition. As a result of the Kratz-Wilde acquisition, the Company's operating revenues increased approximately $6.5 million from the date of the acquisition through December 31, 1997. In connection with the acquisition, the Company borrowed $40.0 million of senior notes payable to financial institutions, with the remainder of the acquisition price payable to the prior owners over a two year period. See Note 5.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 2--BUSINESS COMBINATIONS--(CONTINUED)


     The Company's unaudited pro forma consolidated results of operations assuming the Kratz-Wilde acquisition had occurred on January 1, 1996 are as follows:


                                                                       YEAR ENDED DECEMBER 31,
                                                                    ------------------------------
                                                                          1996             1997
                                                                    ----------------   -----------
                                                                    (IN $ MILLIONS EXCEPT EARNINGS
                                                                              PER SHARE)
   Revenue ......................................................      $ 186.5          $ 286.6
   Income before extraordinary item .............................          8.0  (a)        19.3
   Diluted earnings per share before extraordinary item .........     $    1.03         $   2.03

----------------
(a) Includes an adjustment to record pro forma income tax expense as if the Company had been a C corporation since January 1, 1996.


     The unaudited pro forma results of operations are presented for informational purposes only and may not necessarily reflect the future results of operations of the Company or what the results of operations would have been had the Company owned and operated this business as of January 1, 1996.


ACQUISITIONS ACCOUNTED FOR UNDER THE POOLING OF INTERESTS METHOD OF ACCOUNTING:



     Shares issued to consummate acquisitions accounted for under the pooling of interests method of accounting are reflected as outstanding for all periods presented in the accompanying financial statements.


     On December 10, 1996, the Company acquired AvEng Trading Partners, Inc. ("AvEng"), a company that was formed in 1995, for consideration of 400,000 shares of the Company's common stock. Although the acquisition was accounted for using the pooling of interests method of accounting, the accompanying consolidated statements of income, partners' capital and stockholders' equity and cash flows prior to December 31, 1995 have not been restated to give retroactive effect for the acquisition due to the immateriality of the restated amounts.


     On September 30, 1997, the Company acquired Aerocell Structures, Inc. ("Aerocell") for consideration of 620,970 shares of the Company's common stock. Although the acquisition was accounted for using the pooling of interests method of accounting, the accompanying consolidated financial statements prior to December 31, 1996 have not been restated to give retroactive effect for the acquisition due to the immateriality of the restated amounts.


     On December 31, 1997, the Company acquired Apex Manufacturing, Inc. ("Apex") for consideration of 238,572 shares of the Company's common stock. Although the acquisition was accounted for using the pooling of interests method of accounting, the accompanying consolidated financial statements prior to December 31, 1996 have not been restated to give retroactive effect for the acquisition due to the immateriality of the restated amounts.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 2--BUSINESS COMBINATIONS--(CONTINUED)


     Details of the results of operations of the Company and the pooled entities for the periods before the pooling of interest combinations were consummated are as follows:

                                                                      1996          1997
                                                                  -----------   -----------
                                                                       (IN $ MILLIONS)
   Revenue:
    The Company ...............................................    $  152.6      $  230.3
    AvEng .....................................................         9.3            --
    Aerocell and Apex .........................................          --          26.6
                                                                   --------      --------
                                                                   $  161.9      $  256.9
                                                                   ========      ========
   Income from continuing operations before extraordinary item:
    The Company ...............................................    $   16.6      $   13.7
    AvEng .....................................................         0.8            --
    Aerocell and Apex .........................................          --           3.1
                                                                   --------      --------
                                                                   $   17.4      $   16.8
                                                                   ========      ========

     The preliminary purchase price allocations for business combinations accounted for under the purchase method of accounting (including historical accounts of immaterial acquisitions accounted for under the pooling of interests method of accounting) were as follows:

                                                                            YEAR ENDED DECEMBER 31,
                                                                ------------------------------------------------
                                                                     1995            1996              1997
                                                                -------------   --------------   ---------------
   Cash and cash equivalents ................................    $       --       $       --      $  2,970,714
   Accounts receivable ......................................            --        2,898,460         7,010,977
   Inventories ..............................................      (522,439)       6,000,000         8,502,904
   Prepaid expenses .........................................            --               --            19,472
   Deposits and other .......................................            --               --           619,072
   Fixed assets .............................................            --          100,000        15,571,528
   Goodwill .................................................            --               --        17,901,747
   Accounts payable .........................................     1,582,977          (44,640)       (1,828,468)
   Accrued expenses .........................................            --               --        (2,231,763)
   Deferred income taxes ....................................            --               --          (557,270)
   Notes payable ............................................            --               --        (3,445,825)
   Common stock issued and paid in capital received .........            --               --        (1,615,528)
                                                                 ----------       ----------      ------------
                                                                  1,060,538        8,953,820        42,917,560
   Less cash acquired .......................................            --               --        (2,970,714)
                                                                 ----------       ----------      ------------
   Cash used in acquisitions, net of cash acquired ..........    $1,060,538       $8,953,820      $ 39,946,846
                                                                 ==========       ==========      ============

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 3--ACCOUNTS RECEIVABLE


     The Company distributes products in the United States and abroad to commercial airlines, air cargo carriers, distributors, maintenance facilities, corporate aircraft operators and other aerospace companies. The Company's credit risks consist of accounts receivable from customers in the aviation industry. The Company performs periodic credit evaluations of its customers' financial conditions and provides allowances for doubtful accounts as required. No single customer represents greater than 10 percent of total revenues or accounts receivable for the years ended December 31, 1995, 1996 or 1997.


NOTE 4--EQUIPMENT ON LEASE


     In the normal course of business, the Company leases engines and spare parts to third parties pursuant to noncancelable operating leases ranging from one to ten years. The cost and accumulated amortization of equipment on lease are as follows:


                                                    DECEMBER 31,
                                           -------------------------------
                                                1996             1997
                                           --------------   --------------
   Equipment on lease, at cost .........    $ 20,551,852     $ 26,384,671
   Accumulated amortization ............      (2,601,069)      (3,626,522)
                                            ------------     ------------
                                            $ 17,950,783     $ 22,758,149
                                            ============     ============

     At December 31, 1996 and 1997, $8,464,366 and $5,417,271, respectively, of equipment on lease was maintained in the Far East.


     Deposits of $890,065 and $962,063, respectively, received from the leases are recorded as deferred income in the accompanying December 31, 1996 and 1997 consolidated balance sheets and will be applied in connection with final settlement of these leases.


     Amortization expense amounted to $955,460, $1,576,165 and $1,924,120 for the years ended December 31, 1995, 1996 and 1997, respectively.


     Future minimum lease receivables under the leases are as follows:


YEARS ENDING DECEMBER 31,
---------------------------
      1998 ................   $ 3,989,647
      1999 ................     3,205,884
      2000 ................     2,888,948
      2001 ................     1,707,384
      2002 ................     1,398,474
      Thereafter ..........     3,744,000
                              -----------
                              $16,934,337
                              ===========

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 5--NOTES PAYABLE


     At December 31, 1996 and 1997, notes payable consisted of the following:


                                                                      DECEMBER 31,
                                                           -----------------------------------
                                                                 1996               1997
                                                           ----------------   ----------------
   Amended Term Loan ...................................    $  17,142,857      $  17,642,857
   Amended Revolving Credit Facility:
    Revolving loan .....................................       16,697,985         86,413,959
    Acquisition loan facility ..........................        5,142,857         38,000,000
   Term loan--leased assets ............................               --          7,028,084
   Note payable to prior owners of Kratz-Wilde .........               --          2,200,000
   Less--Current maturities ............................      (24,126,556)       (98,672,350)
                                                            -------------      -------------
   Net long-term notes payable .........................    $  14,857,143      $  52,612,550
                                                            =============      =============

     Future maturities of notes payable at December 31, 1997 are as follows:


   YEARS ENDING DECEMBER 31,
-----------------------------
      1998 .................   $ 98,672,350
      1999 .................     13,346,159
      2000 .................     13,522,188
      2001 .................     12,414,538
      2002 .................     13,329,665
                               ------------
                               $151,284,900
                               ============

     Prior to July 2, 1996, the Company financed its working capital needs primarily through, (a) a series of term loans (with $55 million in principal outstanding at December 31, 1995) payable periodically through November 30, 2000, and (b) a $20 million revolving credit facility expiring November 30, 1999.


     On July 2, 1996, the Company completed the repayment of indebtedness and restructuring of its Revolving Credit Facility per the terms of an amended credit facility (the "Amended Credit Facility") dated June 27, 1996. The Amended Credit Facility consisted of (a) a term loan facility in an original principal amount of $20.0 million and (b) a $50.0 million revolving loan, letter of credit and acquisition loan facility. In connection with the repayment and restructuring of the previous bank lending agreement, the Company wrote-off $3,052,688 of deferred financing costs (resulting in an extraordinary item, net of income taxes of $1,862,140).


     On August 22, 1997, the Company amended its Amended Credit Facility pursuant to the terms of a Second Amended and Restated Credit Agreement, which was, itself, amended on October 17, 1997.


     On October 17, 1997, the Company amended the Second Amended Credit Agreement pursuant to the terms of a Third Amended and Restated Credit Agreement (the "Third Amended Credit Agreement"). Pursuant to the Third Amended Credit Agreement, the Company has obtained a credit facility consisting of (a) a term loan facility (the "Third Amended Term Loan") in a principal amount of

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 5--NOTES PAYABLE--(CONTINUED)


$18.6 million, and (b) a $131.4 million revolving loan, letter of credit and acquisition loan facility, subject to an availability calculation based on the eligible borrowing base (the "Third Amended Revolving Credit Facility"). The eligible borrowing base includes certain receivables and inventories of the Company. The letter of credit portion of the Third Amended Revolving Credit Facility is subject to a $15 million sublimit and the acquisition loan portion of the Third Amended Revolving Credit Facility is subject to a $40 million sublimit, with the imposition of certain borrowing criteria based on the satisfaction of certain debt ratios. The interest rate on the Third Amended Credit Agreement is, at the option of the Company, (a) prime plus a margin, or
(b) LIBOR plus a margin, where the margin determination is made based upon the Company's financial performance over the 12 month period (ranging from 0.0% to 1.25% in the event prime is utilized, or 1.50% to 2.75% in the event LIBOR is utilized). At December 31, 1997, the margin was .25% for prime rate loans and 1.75% for LIBOR rate loans.


     The Third Amended Term Loan, as well as any portion of the revolving credit facility utilized to make acquisitions, amortizes in equal quarterly installments and terminates on July 31, 2002. Interim payments under the Third Amended Revolving Credit Facility will be made from daily collections of the Company's accounts receivable. The Third Amended Revolving Credit Facility will terminate on July 31, 2002. The Third Amended Credit Agreement contains financial and other covenants and mandatory prepayment events, as defined. At December 31, 1997, the Company was in compliance with all covenants of the Third Amended Credit Agreement. The Third Amended Credit Agreement is secured by a lien on substantially all of the assets of the Company. On December 31, 1997, the outstanding balances under the Third Amended Term Loan and Third Amended Revolving Credit Facility were $55.6 million (including $38.0 million borrowed under the acquisition subfacility) and $86.4 million, respectively.


     The Company entered into a subordinated loan agreement (the "Subordinated Debt") on December 2, 1994, whereby the Partnership borrowed $7.0 million from the partners which was payable in a single lump sum on the earlier of June 2, 2001, or six months after amounts borrowed pursuant to the credit facility have been paid in full. Upon the earlier to occur of June 2, 2001 or the repayment of the Subordinated Debt in full, the Company was required to pay to the partners an additional facility fee of $350,000, provided that, if the Subordinated Debt was prepaid in full prior to June 2, 1996, the Company would be released from its obligation to pay such facility fee. On July 2, 1996, the Company repaid the Subordinated Debt in full and the facility fee with a portion of the proceeds of the initial public offering. The Subordinated Debt bore interest at prime plus 5 percent.


     On August 5, 1997, the Company entered into a term loan agreement in a principal amount of $7.2 million to finance certain equipment and rotable parts on a long-term lease, which secure the loan. This loan is payable in 59 consecutive equal monthly payments of $91,750 commencing September 14, 1997, with a final balloon payment due on August 14, 2002. Interest on this term loan is fixed at 8.21%. The Company has leased the underlying equipment and rotable parts to unrelated third parties. Interim payments under the term loan will be made from the proceeds of these parts leases. This term loan contains financial and other covenants and mandatory prepayment events, as defined. At December 31, 1997, the Company was in compliance with all covenants of this term loan.


     As described in Note 2, the Company borrowed $6.0 million on August 9, 1996, under the acquisition loan portion of the Amended Revolving Credit Facility for the acquisition of certain assets of the business of Dixie. This credit facility has since been amended, as described above.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 5--NOTES PAYABLE--(CONTINUED)


     In connection with the October 17, 1997 acquisition of Kratz-Wilde (See
Note 2), the company entered into an agreement with the prior owners to pay $2.2 million of the acquisition price over a two year period. Payments of $1,250,000 are due on January 1, 1999 and January 1, 2000. Interest on this note has been imputed at 8%.


NOTE 6--RELATED-PARTY TRANSACTIONS


     The Company leases its corporate headquarters and warehouse in Miami, Florida (the "Miami Property") and a warehouse in Pearland, Texas (the "Pearland Property") from entities controlled by certain shareholders of the Company. The lease on the Miami Property calls for annual payments in the amount of $892,990 expiring on December 2, 2014. The Company is required to make annual payments under the Pearland Property lease in the amount of $114,468. This lease expires December 2, 2000. The Company believes the terms of these leases are no less favorable than could be obtained from an unaffiliated third party. As described more thoroughly in Note 14, the Company purchased the Pearland Property on March 13, 1998 for approximately $1.8 million.


     In connection with the purchase of the Miami Property by the related party, the Company made an unsecured $2,465,519 loan to the related party, which bears interest at 8% per annum, with principal and interest due in a single payment on December 2, 2004. The outstanding balance is included in amounts due from related parties in the accompanying balance sheets. The Company believes the terms of this loan are no less favorable than could be obtained from an unaffiliated third party.


     At December 31, 1997, as payment of bonuses, six officers of the Company were each granted 3,000 shares of the Company's common stock. The fair value of these shares on the date of issuance, $677,250, has been included in general and administrative expenses in the accompanying 1997 statement of operations.


NOTE 7--COMMITMENTS AND CONTINGENCIES


     The Company is currently involved in various lawsuits and other contingencies arising out of operations in the normal course of business. In the opinion of management, the ultimate resolution of those claims and lawsuits will not have a material adverse effect on the financial position or results of operations of the Company.


     The Company has certain employment agreements with officers and employees dated December 1994, which extend from three to five years and are renewable in one-year periods thereafter. The employment agreements provide that such officers and employees may earn bonuses, based upon a sliding percentage scale of their base salaries, provided the Company achieves certain financial operating results, as defined. Further, each of the employment agreements provides that in the event of (a) a change in control of the Company including the vesting of decision-making authority in one of the Company's current officers; (b) the sale of all or substantially all of the assets of the Company to a third party for which the executive officer does not continue in employment; or (c) the merger or consolidation of the Company with an entity for which the executive officer does not continue in employment, the employment agreement shall be terminable by the executive officer upon 90 days' notice and one year's base salary shall be payable to the executive officer as a termination fee.


     At January 1, 1995, five officers and employees of the Company were granted options (the "Options") by the partners to purchase an aggregate of 13.5% of the outstanding limited partnership

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 7--COMMITMENTS AND CONTINGENCIES--(CONTINUED)


interests in the Partnership for an aggregate exercise price of $1,437,027, which was greater than the fair market value, as determined by an independent, third party, of the interests in the Partnership at that date. At January 1, 1996, the Options were exercised in full by delivery to the partners of full recourse promissory notes representing the payment in full of the exercise price of the Options.


     On November 26, 1997, the Company settled an outstanding legal claim against a former employee and shareholder of the Company. As part of this settlement, the employee agreed to leave the Company and transfer 75,000 shares of the Company's common stock back to the Company, which shares the Company immediately retired. The fair value of the shares at the date of the settlement, approximately $2.6 million, has been reflected as a reduction of general and administrative expense in the accompanying 1997 statement of operations.


     The Company has purchase commitments to various airlines whereby the Company sells aircraft inventory as agent for such airlines. Pursuant to such agreements, the Company has commitments to various airlines requiring the Company to purchase a minimum amount of inventory from such airlines if minimum sales targets are not met. Such commitments, which total approximately $15,000,000, are to be fulfilled over the next four years. In the opinion of management, the Company's commitments will be realized through future sales of aircraft inventory owned by such airlines.


     Effective January 1, 1995, the Company established a qualified defined contribution plan (the "Plan") for eligible employees. The Plan provides that employees may contribute up to the maximum percent of pretax earnings as allowed by the U.S. tax code and the Company may elect, at its discretion, to make contributions to the Plan in any year. The Company contributed approximately $197,000, $309,000 and $296,000 to the Plan in 1995, 1996 and
1997, respectively. The Company does not provide retired employees any health or life insurance benefits.


NOTE 8--LEASES


     The Company leases certain buildings and office equipment under operating lease agreements. Two of the buildings are leased from related parties of the Company (See Note 6). For the years ended December 31, 1995, 1996 and 1997, rent expense under these leases amounted to $1,554,677, $1,813,113 and $2,300,585, respectively. Minimum rental commitments under operating leases are as follows:


YEARS ENDING DECEMBER 31,      TO RELATED PARTIES     TO THIRD PARTIES
---------------------------   --------------------   -----------------
      1998 ................        $ 1,007,458           $1,466,654
      1999 ................          1,007,458              760,537
      2000 ................            997,919              461,099
      2001 ................            892,990              377,960
      2002 ................            892,990              293,522
      Thereafter ..........         10,715,884              290,688
                                   -----------           ----------
                                   $15,514,699           $3,650,460
                                   ===========           ==========

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 9--DOMESTIC AND EXPORT SALES INFORMATION

     Substantially all of the Company's operating profits and identifiable assets are sourced from or located in the United States. Information about the Company's domestic and export sales for the three years ended December 31, 1997 follows (in thousands):


                                           1995         1996          1997
                                        ----------   ----------   -----------
   NET REVENUES BY GEOGRAPHICAL AREAS
    United States ...................    $ 68,052     $ 94,591     $179,876
    Export Sales:
     Europe .........................      28,666       40,308       43,318
     Far East .......................       7,525       13,907       13,852
     Latin America ..................       9,560       13,138       19,853
                                         --------     --------     --------
                                         $113,803     $161,944     $256,899
                                         ========     ========     ========

NOTE 10--EARNINGS PER SHARE

     The Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share" during 1997. SFAS 128 establishes standards for computing and presenting basic and diluted earnings per share. Basic earnings per share is computed by dividing net income by the weighted average common shares outstanding during the year. Diluted earnings per share is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise of options. In computing diluted earnings per share, the Company has utilized the treasury stock method. All prior period earnings per share data have been restated to conform with SFAS 128.

     The computation of weighted average common and common equivalent shares used in the calculation of basic and diluted earnings per share is as follows:


                                                                       YEAR ENDED DECEMBER 31,
                                                               ----------------------------------------
                                                                   1995          1996          1997
                                                               -----------   -----------   ------------
   Weighted average shares outstanding used in calculating
    basic earnings per share ...............................    6,259,542     7,811,229     9,423,195
   Effect of dilutive options ..............................           --         8,608        60,902
                                                                ---------     ---------     ---------
   Weighted average common and common equivalent shares
    used in calculating diluted earnings per share .........    6,259,542     7,819,837     9,484,097
                                                                =========     =========     =========

     For business combinations accounted for as pooling of interests, earnings per share computations are based on the aggregate of the weighted-average outstanding shares of the constituent businesses, adjusted to equivalent shares of the surviving business for all periods presented.

PRO FORMA EARNINGS PER SHARE

     Prior to June 26, 1996, the operations of the Company were conducted by the Partnership, a Delaware general partnership and, therefore, the results of operations for the year ended December 31, 1995 and for the period January 1, 1996 through June 26, 1996, do not include a provision for income taxes, as the income of the Partnership passed directly to its partners.

     The following pro forma adjustments to record income taxes at the Company's estimated effective tax rate have been reflected in the pro forma earnings per share data presented in the accompanying consolidated statements of income for the years ended December 31, 1995 and 1996:

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 10--EARNINGS PER SHARE--(CONTINUED)

                                                              YEAR ENDED DECEMBER 31,
                                                          -------------------------------
                                                               1995             1996
                                                          --------------   --------------
   Historical income before income taxes
    and extraordinary item ............................    $10,285,723      $16,933,815
   Pro forma provision for income taxes ...............      4,011,432        6,604,188
                                                           -----------      -----------
   Pro forma income before extraordinary item .........      6,274,291       10,329,627
   Extraordinary item, net of income taxes ............             --        1,862,140
                                                           -----------      -----------
   Pro forma net income ...............................    $ 6,274,291      $ 8,467,487
                                                           ===========      ===========

     Pro forma basic earnings per share have been computed by dividing pro forma net income by the weighted average number of common shares outstanding. Pro forma diluted earnings per share is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise of options. For periods prior to the closing of the Company's public offering, the pro forma weighted average number of common shares outstanding assumes that the 4,425,000 shares issued to the partners and the 575,000 shares of common stock, the net proceeds in respect of which were paid to J/T, were outstanding in all periods.


NOTE 11--INCOME TAXES


     The income tax (benefit) expense for the years ended December 31, 1996 and 1997 consists of the following:


                                                         YEAR ENDED DECEMBER 31,
                                                     -------------------------------
                                                           1996             1997
                                                     ---------------   -------------
   Current
     Federal .....................................    $  3,279,832     $ 8,480,389
     State .......................................         482,328         969,187
                                                      ------------     -----------
                                                         3,762,160       9,449,576
                                                      ------------     -----------
   Deferred
     Federal .....................................      (4,689,159)      1,195,333
     State .......................................        (689,582)        136,610
                                                      ------------     -----------
                                                        (5,378,741)      1,331,943
                                                      ------------     -----------
      Total income tax (benefit) expense .........      (1,616,581)     10,781,519
      Less: benefit for income taxes relating to
         extraordinary item ......................      (1,190,548)             --
                                                      ------------     -----------
      Income tax (benefit) expense relating to
         continuing operations ...................    $   (426,033)    $10,781,519
                                                      ============     ===========

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets as of December 31, 1996 and 1997 are as follows:

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 11--INCOME TAXES--(CONTINUED)

                                                        DECEMBER 31,
                                                -----------------------------
                                                     1996            1997
                                                -------------   -------------
   Deferred tax assets, net:
    Allowance for doubtful accounts .........    $1,103,384      $  534,106
    Inventories .............................     1,144,941       1,783,222
    Property and equipment ..................     3,735,079       2,215,910
    Spare parts on lease ....................      (198,626)       (692,936)
    Other ...................................        11,706          66,969
                                                 ----------      ----------
                                                  5,796,484       3,907,271
     Less: valuation allowance ..............      (417,743)       (417,743)
                                                 ----------      ----------
     Net deferred tax assets ................    $5,378,741      $3,489,528
                                                 ==========      ==========

     The reconciliation of the federal statutory rate and the Company's effective tax rate is as follows:


                                                                              1996          1997
                                                                          ------------   ----------
   Federal income tax at the statutory rate ...........................        35.0%         35.0%
   Increases (reductions) in tax rate resulting from:
    Partnership income not subject to taxation ........................       (12.2)          0.0
    Step-up in tax basis resulting from transfer of J/T's interest (see
      Note 1) .........................................................       (21.0)          0.0
    Transfer of net assets of the Partnership to the Company (see
      Note 1) .........................................................       ( 7.1)          0.0
    State income taxes, net of federal tax benefit ....................         4.6           4.1
    Other .............................................................       ( 1.8)          0.0
                                                                              -----          ----
   Effective income tax rate ..........................................       ( 2.5)%        39.1%
                                                                              =====          ====

NOTE 12--STOCK OPTION PLANS


     In connection with the organization of the Company, the Company adopted two stock option plans (the "Plans"). Pursuant to the 1996 Director Stock Option Plan (the "Director Plan"), options to acquire a maximum of the greater of 150,000 shares or 2% of the number of shares of Common Stock then outstanding may be granted to directors of the Company. Pursuant to the 1996 Stock Option Plan (the "1996 Plan"), options to acquire a maximum of the greater of 650,000 shares of Common Stock or 8% of the number of shares of Common Stock then outstanding may be granted to executive officers, employees (including employees who are directors), independent contractors and consultants of the Company. The price at which the Company's common stock may be purchased upon the exercise of options granted under the Plans will be required to be at least equal to the per share fair market value of the Common Stock on the date the particular options are granted. Options granted under the Plans may have maximum terms of not more than ten years. Generally, options granted under the Plans may remain outstanding and may be exercised at any time up to three months after the person to whom such options were granted is no longer employed or retained by the Company or serving on the Company's Board of Directors.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 12--STOCK OPTION PLANS--(CONTINUED)


     A summary of activity in the Company's stock option plans through December 31, 1997 is as follows:

                                                        SHARES UNDER     WEIGHTED AVERAGE
                                                           OPTION         EXERCISE PRICE
                                                       --------------   -----------------
   Outstanding at January 1, 1996 ..................            --                --
    Granted ........................................       197,600           $ 19.00
                                                           -------
   Outstanding at December 31, 1996 ................       197,600           $ 19.00
    Granted(a) .....................................       208,800           $ 25.08
    Exercised ......................................       (34,890)          $ 20.65
    Cancelled ......................................       (13,614)          $ 20.84
                                                           -------
   Outstanding at December 31, 1997 ................       357,896           $ 22.32
                                                           =======
   Options exercisable:
    At December 31, 1996 ...........................       122,200           $ 19.00
    At December 31, 1997 ...........................       224,384           $ 21.45
   Available to grant at December 31, 1997 .........       442,104

----------------
(a) 1997 grant prices ranged from $24.07 per share to $25.86 per share.


     The following table summarizes information about outstanding and exercisable stock options at December 31, 1997:

                                           OUTSTANDING                      EXERCISABLE
                             ---------------------------------------   ----------------------
                                           WEIGHTED-
                                            AVERAGE       WEIGHTED-                 WEIGHTED-
                                           REMAINING       AVERAGE                   AVERAGE
                                          CONTRACTUAL      EXERCISE                 EXERCISE
  RANGE OF EXERCISE PRICE      SHARES         LIFE          PRICE        SHARES       PRICE
--------------------------   ---------   -------------   -----------   ---------   ----------
$         19.00              162,325           8.5         $ 19.00      131,833    $  19.00
       $24.07 - $25.86       195,571           9.5         $ 25.07       92,551    $  24.93
                             -------                                    -------
                             357,896           9.0         $ 22.32      224,384    $  21.45
                             =======                                    =======

     Pursuant to the Plans, unless otherwise determined by the compensation committee, one-third of the options granted under the Plans are exercisable upon grant, one-third are exercisable on the first anniversary of such grant and the final one-third are exercisable on the second anniversary of such grant. However, options granted under the Plans shall become immediately exercisable if the holder of such options is terminated by the Company or is no longer a director of the Company, as the case may be, subsequent to certain events which are deemed to be a "change in control" of the Company.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 12--STOCK OPTION PLANS--(CONTINUED)


     The Company accounts for the fair value of its grants under those plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" whereby no compensation cost related to stock options is deducted in determining net income. Had compensation cost for the Company's stock option plans been determined pursuant to Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company's net income and earnings per share would have decreased accordingly. Using the Black-Scholes option pricing model, the Company's pro forma net income, pro forma earnings per share and pro forma weighted average fair value of options granted, with related assumptions, are as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                      -----------------------------------
                                                            1996               1997
                                                      ----------------   ----------------
   Pro forma net income ...........................   $14,679,681        $15,286,498
   Pro forma basic earnings per share .............   $    1.88          $    1.62
   Pro forma diluted earnings per share ...........   $    1.88          $    1.61
   Risk free interest rates .......................            6%                 7%
   Expected lives .................................   7 years            7 years
   Expected volatility ............................           40%                40%
   Weighted average grant date fair value .........   $    9.80          $   13.43

NOTE 13--QUARTERLY FINANCIAL DATA (UNAUDITED)

     Results have been restated for pooling transactions in the year of acquisition. See Note 2.

                                                                      FIRST         SECOND          THIRD           FOURTH
                                                                     QUARTER        QUARTER        QUARTER         QUARTER
                                                                  ------------   ------------   ------------   ---------------
                                                                           (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
   1997:
   Operating revenues .........................................     $ 54,853       $ 58,118       $ 67,104       $  76,824
   Income from operations .....................................        6,087          8,475          9,207          11,225(a)
   Net income .................................................        3,048          4,251          4,484           4,998
   Diluted income before extraordinary item per share .........     $   0.32       $   0.45       $   0.47       $    0.53
   Diluted net income per share ...............................     $   0.32       $   0.45       $   0.47       $    0.53
   1996:
   Operating revenues .........................................     $ 35,554       $ 36,159       $ 41,181       $  49,050
   Income from operations .....................................        5,426          5,027          5,911           5,920
   Net income .................................................        3,395          3,904          5,079           3,120
   Pro forma diluted income before extraordinary item
    per share .................................................     $   0.26       $   0.30       $   0.51       $    0.24
   Pro forma diluted net income per share .....................     $   0.26       $   0.30       $   0.27       $    0.24
   1995:
   Operating revenues .........................................     $ 28,451       $ 28,749       $ 28,781       $  27,822
   Income from operations .....................................        6,034          5,165          3,966           3,408
   Net income .................................................        3,951          3,065          1,872           1,398
   Pro forma diluted income before extraordinary item
    per share .................................................     $   0.38       $   0.30       $   0.18       $    0.14
   Pro forma diluted net income per share .....................     $   0.38       $   0.30       $   0.18       $    0.14

----------------
(a) Includes gain on legal settlement with former employee and shareholder of approximately $2.6 million.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 14-- SUBSEQUENT EVENTS


     On March 9, 1998 the Company completed the acquisition of Caribe Aviation, Inc. (Caribe) and Caribe's wholly owned subsidiary Aircraft Interior Design, Inc. ("Aircraft"). The purchase price was approximately $25 million, consisting of $5 million in cash, and $5 million in promissory notes payable over two years; the issuance of 182,143 shares of the Company's authorized, but unissued, common stock; and the repayment of approximately $7.5 million of indebtedness owed by Caribe and Aircraft to a financial institution. The acquisition will be accounted for using the purchase method of accounting and accordingly, the purchase price will be allocated to the assets purchased and the liabilities assumed based upon the fair market value at the date of acquisition. The estimated excess of the purchase price over the fair values of the net assets acquired is approximately $10.7 million. This amount will be recorded as goodwill and will be amortized on a straight-line basis over 20 years. The operations of Caribe and Aircraft will be included in the Company's consolidated financial statements from the date of acquisition. Caribe and Aircraft had consolidated fiscal 1997 revenues of approximately $27 million. The pre-acquisition operations of Caribe are not material to the operations of the Company.


     On February 17, 1998, the Company completed the offering and sale of $165 million in senior subordinated notes (the "Notes") due in 2008 with a coupon rate of 8.125% at a price of 99.395%. Proceeds were used to repay debt and for general corporate purposes, including acquisitions, working capital needs and capital expenditures. In connection with this transaction, the Company will write off the deferred financing costs related to term loan agreements eliminated with the proceeds from the senior subordinated notes. The Notes are unconditionally guaranteed, on a senior subordinated basis, by substantially all of the Company's existing subsidiaries.


     On March 13, 1998, the Company entered into an agreement to purchase its Pearland, Texas warehouse facility from a related party (see Note 6). The total purchase price of approximately $1.8 million was paid in cash and through the reduction of amounts receivable from the related party at the date of the transaction.


     On March 26, 1998, the Company entered into a definitive agreement with Whitehall Corporation, pursuant to which the two companies will merge. Under the terms of the agreement, at the effective date of the merger, the shareholders of Whitehall will receive 0.5143 shares of Aviation Sales common stock for each share of Whitehall stock outstanding on such date. Based on the approximately 6.0 million Whitehall shares outstanding, Aviation Sales will issue approximately 3.1 million shares of Aviation Sales' common stock to Whitehall's stockholders in the merger transaction. Based upon the closing price of Aviation Sales' common stock on March 25, 1998, the value of the transaction is approximately $142 million, which includes the assumption of approximately $9.4 million of Whitehall's outstanding indebtedness. The transaction, which will be accounted for as a pooling of interest, is expected to close at the end of the second quarter of 1998. Whitehall had fiscal 1997 revenues of approximately $65.8 million.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                         DECEMBER 31, 1997     MARCH 31, 1998
                                                                        -------------------   ---------------
                                                                                                (UNAUDITED)
ASSETS
CURRENT ASSETS
 Cash and cash equivalents ..........................................      $  4,985,751        $  5,074,019
 Accounts receivable, net ...........................................        66,545,155          76,209,381
 Inventories ........................................................       139,313,722         179,850,077
 Prepaid expenses ...................................................         3,111,728           3,418,913
 Deferred income taxes ..............................................         2,004,148           2,454,148
                                                                           ------------        ------------
   Total current assets .............................................       215,960,504         267,006,538
                                                                           ------------        ------------
SPARE PARTS ON LEASE, net ...........................................        22,758,149          16,823,403
FIXED ASSETS
 Property and equipment .............................................        25,502,943          33,274,233
 Less--Accumulated depreciation .....................................        (5,008,668)         (5,809,024)
                                                                           ------------        ------------
   Total fixed assets ...............................................        20,494,275          27,465,209
AMOUNTS DUE FROM RELATED PARTIES ....................................         2,891,343           2,354,153
                                                                           ------------        ------------
OTHER ASSETS
 Goodwill ...........................................................        17,712,145          27,051,995
 Deposits and other .................................................         1,009,369           1,414,261
 Deferred income taxes ..............................................         1,485,380           1,243,580
 Deferred financing costs, net ......................................         2,675,684           6,180,248
                                                                           ------------        ------------
   Total other assets ...............................................        22,882,578          35,890,084
                                                                           ------------        ------------
   Total assets .....................................................      $284,986,849        $349,539,387
                                                                           ============        ============
LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable ...................................................      $ 18,136,462        $ 21,209,327
 Accrued expenses ...................................................        16,362,777          15,774,618
 Notes payable, current maturities
  Senior ............................................................        12,258,391             555,396
  Revolver ..........................................................        86,413,959          25,238,424
  Other .............................................................                --           3,500,000
                                                                           ------------        ------------
   Total current liabilities ........................................       133,171,589          66,277,765
                                                                           ------------        ------------
LONG-TERM LIABILITIES
 Deferred income ....................................................           962,063           1,240,147
 Notes Payable--
  Senior ............................................................        50,412,550           6,340,795
  Other .............................................................         2,200,000           3,700,000
 Bonds payable, net .................................................                --         164,014,228
                                                                           ------------        ------------
   Total long-term liabilities ......................................        53,574,613         175,295,170
                                                                           ------------        ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
 Preferred stock, $.01 par value, 1,000,000 shares authorized,
  none outstanding ..................................................                --                 ---
 Common stock, $.001 par value, 30,000,000 shares authorized,
  9,399,932 and 9,593,560 shares outstanding at December 31, 1997 and
  March 31, 1998, respectively ......................................             9,400               9,594
 Additional paid-in capital .........................................        70,660,457          76,635,371
 Retained earnings ..................................................        27,570,790          31,321,487
                                                                           ------------        ------------
   Total stockholders' equity .......................................        98,240,647         107,966,452
                                                                           ------------        ------------
   Total liabilities and stockholders' equity .......................      $284,986,849        $349,539,387
                                                                           ============        ============

   The accompanying notes are an integral part of these condensed consolidated balance sheets.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                                  FOR THE THREE MONTHS
                                                                                     ENDED MARCH 31,
                                                                           -----------------------------------
                                                                                 1997               1998
                                                                           ----------------   ----------------
OPERATING REVENUES
 Sales of aircraft parts, net ..........................................     $ 52,476,263       $ 80,329,623
 Rentals from leases and other .........................................        2,376,639          2,126,480
                                                                             ------------       ------------
                                                                               54,852,902         82,456,103
COST OF SALES ..........................................................       39,749,192         57,860,554
                                                                             ------------       ------------
                                                                               15,103,710         24,595,549
                                                                             ------------       ------------
OPERATING EXPENSES
 Operating .............................................................        3,405,776          3,305,454
 Selling ...............................................................        1,941,325          2,734,140
 General and administrative ............................................        2,995,444          6,752,868
 Depreciation and amortization .........................................          673,936          1,111,319
                                                                             ------------       ------------
                                                                                9,016,481         13,903,781
                                                                             ------------       ------------
INCOME FROM OPERATIONS .................................................        6,087,229         10,691,768
OTHER EXPENSES
 Interest expense and amortization of deferred financing costs .........        1,072,221          3,630,049
                                                                             ------------       ------------
INCOME BEFORE INCOME TAXES
  AND EXTRAORDINARY ITEM ...............................................        5,015,008          7,061,719
INCOME TAX EXPENSE .....................................................        1,966,830          2,712,351
                                                                             ------------       ------------
INCOME BEFORE EXTRAORDINARY ITEM .......................................        3,048,178          4,349,368
EXTRAORDINARY ITEM, NET OF
  INCOME TAXES (Note 3) ................................................               --            598,671
                                                                             ------------       ------------
NET INCOME .............................................................     $  3,048,178       $  3,750,697
                                                                             ============       ============
BASIC EARNINGS PER SHARE:
 Income before extraordinary item ......................................     $       0.32       $       0.46
 Extraordinary item, net of income taxes ...............................               --               0.06
                                                                             ------------       ------------
 Net income ............................................................     $       0.32       $       0.40
                                                                             ============       ============
DILUTED EARNINGS PER SHARE:
 Income before extraordinary item ......................................     $       0.32       $       0.45
 Extraordinary item, net of income taxes ...............................               --               0.06
                                                                             ------------       ------------
 Net income ............................................................     $       0.32       $       0.39
                                                                             ============       ============

 The accompanying notes are an integral part of these condensed consolidated financial statements.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                               FOR THE THREE MONTHS
                                                                                  ENDED MARCH 31,
                                                                         ---------------------------------
                                                                              1997              1998
                                                                         --------------   ----------------
  CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ........................................................    $  3,048,178     $   3,750,697
   Adjustments to reconcile net income to net cash
    used in operating activities
    Depreciation and amortization ....................................         882,583         1,695,019
    Extraordinary item, net of income taxes ..........................              --           598,671
    Gain on sale of spare parts on lease, net of proceeds ............       2,158,162                 -
    Provision for doubtful accounts ..................................         285,000           390,000
    Increase in accounts receivable ..................................      (6,937,167)       (5,914,090)
    Increase in inventory ............................................      (8,426,633)      (31,412,002)
    (Increase) decrease in prepaid expenses ..........................       1,675,621          (307,185)
    Increase in deferred income taxes ................................        (155,595)         (208,200)
    Increase in deposits and other ...................................        (466,415)         (298,941)
    Increase in accounts payable .....................................      (5,949,618)         (278,772)
    Increase (decrease) in accrued expenses ..........................       4,272,355          (205,402)
    Increase in deferred revenue .....................................              --           278,084
                                                                          ------------     -------------
      Net cash (used in) operating activities ........................      (9,613,529)      (31,912,121)
                                                                          ------------     -------------
  CASH FLOW FROM INVESTING ACTIVITIES
   Cash used in acquisitions .........................................        (341,595)      (12,564,442)
   Purchases of equipment ............................................        (712,735)       (4,104,948)
   Transfer of spare parts on lease to inventory .....................              --         7,506,528
   Purchase of spare parts on lease ..................................      (1,098,226)       (2,020,618)
   Payments from related parties .....................................          79,335           537,190
                                                                          ------------     -------------
      Net cash used in investing activities ..........................      (2,073,221)      (10,646,290)
                                                                          ------------     -------------
  CASH FLOW FROM FINANCING ACTIVITIES
   Net borrowings (payments) under senior revolving facility .........      13,321,711       (61,175,535)
   (Payments) under term and acquisition loan facilities .............      (1,857,143)      (55,642,857)
   Payment on equipment loan .........................................              --          (131,893)
   Proceeds from issuance of senior subordinated notes ...............              --       164,001,750
   Stock options exercised ...........................................              --           256,387
   Payment of deferred financing costs ...............................         (80,244)       (4,661,173)
                                                                          ------------     -------------
      Net cash provided by financing activities ......................      11,384,324        42,646,679
                                                                          ------------     -------------
  NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...............        (302,426)           88,268
                                                                          ------------     -------------
  CASH AND CASH EQUIVALENTS, beginning of period .....................       1,262,149         4,985,751
                                                                          ------------     -------------
  CASH AND CASH EQUIVALENTS, end of period ...........................    $    959,723     $   5,074,019
                                                                          ============     =============
   Interest paid .....................................................    $    822,033     $   2,560,308
                                                                          ============     =============
   Income taxes paid .................................................    $    425,230     $   4,798,530
                                                                          ============     =============

The accompanying notes are an integral part of these condensed consolidated financial statements.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1998
                                  (UNAUDITED)


1. BASIS OF PRESENTATION:


INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The accompanying unaudited interim condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for reporting on Form 10-Q. Pursuant to such rules and regulations, certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company's December 31, 1997 financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-11775).


     In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements of Aviation Sales Company ("AVS") and subsidiaries (the "Company") contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of March 31,1998 and the results of its operations and cash flows for the three month periods ended March 31, 1998 and 1997. The results of operations and cash flows for the three month period ended March 31, 1998 are not necessarily indicative of the results of operations or cash flows which may be reported for the year ending December 31, 1998.


ACCOUNTING ESTIMATES


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


RECENTLY ISSUED ACCOUNTING STANDARDS


     Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), is effective for fiscal years ending after December 15, 1997. This statement specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock or potential common stock. Earnings per share have been restated to comply with SFAS 128 for all periods presented.


     The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), during the quarter ended March 31, 1998. SFAS 130 was issued by the Financial Accounting Standards Board in June 1997 and establishes standards for the reporting and display of comprehensive income and its components in a full set of financial statements. The objective of SFAS 130 is to report a measure (comprehensive income) of all changes in equity of an enterprise that result from transactions and other economic events in a period other than transactions with owners. The adoption of SFAS 130 did not have a material impact on the Company's consolidated financial statements, as comprehensive income was equal to net income for all periods presented.


     Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), was issued by the Financial Accounting Standards

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                                 MARCH 31, 1998
                                  (UNAUDITED)


1. BASIS OF PRESENTATION:--(CONTINUED)
Board in June 1997. This statement establishes standards for reporting information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company will adopt SFAS 131 effective December 31, 1998.


2. ACQUISITIONS:


     On March 26, 1998, the Company entered into a definitive agreement with Whitehall Corporation ("Whitehall"), pursuant to which the two companies agreed to merge. Under the terms of the agreement, at the effective date of the merger, the shareholders of Whitehall will receive 0.5143 shares of the Company's common stock for each share of Whitehall stock outstanding on such date. Based on the approximately 6.0 million Whitehall shares outstanding as of March 31, 1998, the Company will issue approximately 3.1 million shares of the Company's common stock to Whitehall's stockholders in the merger transaction. Based upon the closing price of the Company's common stock on March 25, 1998, the value of the transaction is approximately $142 million, which includes the assumption of approximately $9.4 million of Whitehall's outstanding indebtedness. The transaction, which will be accounted for as a pooling of interest, is expected to close during the third quarter of 1998. Whitehall had revenues of approximately $65.8 million for the fiscal year ended December 31, 1997. During the quarter ended March 31, 1998, the Company incurred merger expenses of approximately $.7 million relating to the Whitehall transaction, which are included in general and administrative expenses in the accompanying condensed consolidated statement of income for such period.


     On March 6, 1998 the Company completed the acquisition of Caribe Aviation, Inc. ("Caribe") and Caribe's wholly-owned subsidiary Aircraft Interior Design, Inc. ("AIDI"). The purchase price paid by the Company to acquire Caribe and AIDI was approximately $23.3 million, consisting of: (i) $5.0 million in cash,
(ii) $5.0 million in promissory notes payable over two years, (iii) the issuance of 182,143 shares of the Company's authorized, but unissued, common stock, and (iv) the repayment of approximately $7.6 million of indebtedness owed by Caribe and AIDI to a financial institution. The acquisition has been accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon the fair market value at the date of acquisition. The excess of the purchase price over the fair values of the net assets acquired is approximately $9.6 million. This amount has been recorded as goodwill and will be amortized on a straight-line basis over 20 years. The operations of Caribe and AIDI have been included in the accompanying condensed consolidated financial statements from the date of acquisition. Caribe and AIDI contributed approximately $2.2 million to the Company's first quarter 1998 operating revenues. Caribe and AIDI had consolidated revenues of approximately $27 million for the fiscal year ended December 31, 1997. The pre-acquisition operations of Caribe and AIDI were not material to the operations of the Company.


     On December 31, 1997, the Company acquired Apex Manufacturing, Inc. ("Apex") for consideration of 238,572 shares of the Company's common stock. The acquisition was accounted for using the pooling of interests method of accounting and, accordingly, the accompanying condensed consolidated financial statements have been restated to include the accounts of Apex.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                                 MARCH 31, 1998
                                  (UNAUDITED)


2. ACQUISITIONS:--(CONTINUED)


     On October 17, 1997 the Company completed the acquisition of substantially all of the assets of the business of Kratz-Wilde Machine Company, a Kentucky corporation ("Kratz-Wilde") for a purchase price, including acquisition costs and net cash acquired, of approximately $39.6 million in cash and notes and the assumption of certain liabilities of Kratz-Wilde in the approximate amount of $2.2 million. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition. The operations of Kratz-Wilde since the acquisition have been included in the accompanying condensed consolidated financial statements from the date of acquisition. Kratz-Wilde contributed approximately $10.5 million to the Company's first quarter 1998 operating revenues. In connection with the acquisition, the Company borrowed $40,000,000 of senior notes payable to financial institutions, with the remainder of the acquisition price payable to the prior owners over a two-year period (see Note 3).


     The Company's unaudited pro forma consolidated results of operations assuming the Kratz-Wilde acquisition had occurred on January 1, 1997 are as follows:

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                                1997
                                                                       ----------------------
                                                                        (IN THOUSANDS, EXCEPT
                                                                         EARNINGS PER SHARE)
   Revenue .........................................................         $  65,142
   Income before extraordinary item(a) .............................             4,112
   Diluted earnings per share before extraordinary item(a) .........         $     .43

----------------
(a) Includes an adjustment to record pro forma income tax expense as if Kratz-Wilde had been a C corporation since January 1, 1997 and adjustments to record goodwill amortization and incremental interest, depreciation and salaries as if the acquisition had occurred on January 1, 1997.


     On September 30, 1997, the Company acquired Aerocell Structures, Inc. ("Aerocell") for consideration of 620,970 shares of the Company's common stock. The acquisition was accounted for using the pooling of interests method of accounting and, accordingly, the accompanying condensed consolidated financial statements have been restated to include the accounts of Aerocell.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                                 MARCH 31, 1998
                                  (UNAUDITED)


2. ACQUISITIONS:--(CONTINUED)


     The preliminary purchase price allocations for business combinations accounted for under the purchase method of accounting (including historical accounts of immaterial acquisitions accounted for under the pooling of interests method of accounting) were as follows:

                                               THREE MONTHS ENDED
                                                    MARCH 31,
                                        ---------------------------------
                                              1997              1998
                                        ---------------   ---------------
   Accounts receivable ..............    $  1,820,751      $  4,140,136
   Inventories ......................       1,922,774         9,124,353
   Prepaid expenses .................          10,168                --
   Deposits and other ...............           4,576           115,951
   Fixed assets .....................       4,089,883         3,666,777
   Goodwill .........................              --         9,587,583
   Accounts payable .................      (1,063,497)       (3,351,637)
   Accrued expenses .................        (824,437)               --
   Deferred income taxes ............        (557,270)               --
   Notes payable ....................      (3,445,825)       (5,000,000)
   Common stock issued ..............      (1,615,528)       (5,718,721)
                                         ------------      ------------
   Cash used in acquisition .........    $    341,595      $ 12,564,442
                                         ============      ============

3. NOTES PAYABLE:


     On October 17, 1997, the Company amended its banking agreement pursuant to the terms of a Third Amended and Restated Credit Agreement (the "Third Amended Credit Agreement"). Pursuant to the Third Amended Credit Agreement, the Company obtained a credit facility consisting of (a) a term loan facility in a principal amount of $18.6 million, and (b) a $131.4 million revolving loan, letter of credit and acquisition loan facility (the "Third Amended Revolving Credit Facility"), subject to an availability calculation based on the eligible borrowing base (collectively, the Credit Facility"). The eligible borrowing base includes certain receivables and inventories of the Company. The letter of credit portion of the Third Amended Revolving Credit Facility is subject to a $15 million sublimit and the acquisition loan portion of the Third Amended Revolving Credit Facility was subject to a $40 million sublimit, with the imposition of certain borrowing criteria based on the satisfaction of certain debt ratios. The acquisition loan portion of the Third Amended Revolving Credit Facility was converted into a term loan in October 1997 in connection with the acquisition of Kratz-Wilde. The interest rate on the Third Amended Credit Agreement is, at the option of the Company, (a) prime plus a margin, or (b) LIBOR plus a margin, where the margin determination is made based upon the Company's financial performance over the 12 month period (ranging from 0.0% to 1.25% in the event prime is utilized, or 1.50% to 2.75% in the event LIBOR is utilized). At March 31, 1998, the margin was .25% for prime rate loans and 1.75% for LIBOR rate loans.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                                 MARCH 31, 1998
                                  (UNAUDITED)


3. NOTES PAYABLE:--(CONTINUED)

     In connection with the Company's February 1998 sale of $165.0 million in senior subordinated notes, the Company repaid in full and terminated the term loan and acquisition loan portions of the Credit Facility, and repaid in full the then current balance of the Third Amended Revolving Credit Facility. The Third Amended Revolving Credit Facility presently allows the Company to borrow up to $91.4 million and terminates on July 31, 2002. The Third Amended Credit Agreement contains financial and other covenants and mandatory prepayment events, as defined. At March 31, 1998, the Company was in compliance with all covenants of the Third Amended Credit Agreement. The Third Amended Credit Agreement is secured by a lien on substantially all of the assets of the Company. On March 31, 1998, the outstanding balance under the Third Amended Revolving Credit Facility was approximately $25.2 million.


     In February 1998, in connection with the repayment of the term and acquisition portions of the Credit Facility, the Company wrote off $981,428 of deferred financing costs resulting in an extraordinary item, net of income taxes, of $598,671.


     On February 17, 1998 the Company completed the offering and sale of $165 million in senior subordinated notes (the "Notes") due in 2008 with a coupon rate of 8.125% at a price of 99.395%. Proceeds were used (as described above) to repay all amounts then outstanding under the Company's term, acquisition and revolving credit facilities and to fund the cash requirements related to the acquisition of Caribe and AIDI.



     AVS and each of the Subsidiary Guarantors (as defined below) are co-registrants of AVS's Registration Statement on Form S-4 (file no. 333-48669). As a result, AVS and each of the Subsidiary Guarantors will become subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") upon the effectiveness of the Registration Statement. AVS is a holding company with no assets or operations other than its investments in its subsidiaries. The Notes are unconditionally guaranteed, on a senior subordinated basis, by substantially all of AVS's existing subsidiaries (the "Subsidiary Guarantors"). Each subsidiary that will be organized in the future by AVS, unless such subsidiary is designated as an unrestricted subsidiary, will jointly, severally, fully and unconditionally guarantee the Notes on a senior subordinated basis. Subsidiary Guarantees are joint and several, full and unconditional and general unsecured obligations of the Subsidiary Guarantors. The Subsidiary Guarantors are all wholly-owned subsidiaries of AVS. At present, the Subsidiary Guarantors comprise all of the direct and indirect subsidiaries of AVS, other than one inconsequential subsidiary. Subsidiary Guarantees are subordinated in right of payment to all existing and future Senior Debt of Subsidiary Guarantors, including the Credit Facility, and are also effectively subordinated to all secured obligations of Subsidiary Guarantors to the extent of the assets securing such obligations, including the Credit Facility. Furthermore, the Indenture permits Subsidiary Guarantors to incur additional indebtedness, including Senior Debt, subject to certain limitations. AVS has not presented separate financial statements and other disclosures concerning each of the Subsidiary Guarantors because management has determined that such information is not material to investors.



     The Notes are redeemable, at the option of AVS, in whole or in part, at any time after February 15, 2003, at the following redemption prices, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date: (i) 2003--104.063%; (ii) 2004--102.708%; (iii) 2005--101.354%; and

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                                 MARCH 31, 1998
                                  (UNAUDITED)


3. NOTES PAYABLE:--(CONTINUED)

(iv) 2006 and thereafter--100%. In addition, on or prior to February 15, 2001, AVS may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 108.125% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date with the net proceeds of a public offering of common stock of AVS; provided, that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption.



     Upon the occurrence of a change of control, AVS will be required to make an offer to repurchase all or any part of holder's Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the repurchase date. There can be no assurance that AVS will have the financial resources necessary to purchase the Notes upon a change of control or that such repurchase will be permitted under the Credit Facility.


     The Indenture contains certain covenants that, among other things, will limit the ability of AVS and its subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, make investments, dispose of assets, issue capital stock of subsidiaries, create certain liens securing indebtedness, enter into certain transactions with affiliates, sell assets or enter into certain mergers and consolidations or sell all or substantially all of their assets.



     Pursuant to a registration rights agreement, AVS has agreed to (a) file a registration statement on or prior to April 3, 1998 with respect to an offer to exchange the Notes for a new issue of debt securities of AVS registered under the Securities Act of 1933, as amended, with terms substantially identical to those of the Notes (the "Exchange Offer") which registration statement was filed on March 26, 1998 and (b) use their best efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission on or prior to June 17, 1998. AVS has also agreed to file a shelf registration statement relating to the resale of the Notes under certain circumstances. If AVS fails to satisfy these registration obligations, it will be required to pay liquidated damages to holders of Notes under certain circumstances.



     In connection with the Company's March 9, 1998 acquisition of Caribe and AIDI (see Note 2), the Company entered into an agreement with the prior owners to pay $5 million of the acquisition price over a two year period. Principal payments of $2,500,000 plus interest accrued at 8%, are due on March 9, 1999 and March 9, 2000.


     In connection with the October 17, 1997 acquisition of Kratz-Wilde (see
Note 2), the Company entered into an agreement with the prior owners to pay $2.2 million of the acquisition price over a two year period. Payments of $1,250,000 are due on January 1, 1999 and January 1, 2000. Interest on this note has been imputed at 8%.


     On August 5, 1997, the Company entered into a term loan agreement in a principal amount of $7.2 million to finance certain equipment and rotable parts on long term lease which secure the loan. This loan is payable in 59 consecutive equal monthly payments of $91,750 commencing September 14, 1997, with a final balloon payment due on August 14, 2002. Interest on this term loan is fixed at 8.21%. The Company has leased the underlying equipment and rotable parts to unrelated third parties. Interim

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                                 MARCH 31, 1998
                                  (UNAUDITED)


3. NOTES PAYABLE:--(CONTINUED)

payments under the term loan will be made from the proceeds of these parts leases. This term loan contains financial and other covenants and mandatory prepayment events, as defined. At March 31, 1998, the Company was in compliance with all covenants of this term loan.


     On March 13, 1998, the Company entered into an agreement to purchase its Pearland, Texas warehouse facility from a related party. The total purchase price of approximately $1.8 million was paid in cash and through the reduction of amounts receivable from the related party at the date of the transaction.


4. EARNINGS PER SHARE:


     The computation of weighted average common and common equivalent shares used in the calculation of basic and diluted earnings per share is as follows:



                                                                                 FOR THE
                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                        --------------------------
                                                                            1997          1998
                                                                        -----------   ------------
   Weighted average shares outstanding used in calculating basic
    earnings per share ..............................................    9,422,042     9,448,944
   Effect of dilutive options .......................................       41,925       143,876
                                                                         ---------     ---------
   Weighted average common and common equivalent shares used in
    calculating diluted earnings per share ..........................    9,463,967     9,592,820
                                                                         =========     =========
   Options and warrants outstanding which are not included in the calculation of diluted earnings per share because their impact is
    antidilutive ....................................................      166,400        19,500
                                                                         =========     =========

     For business combinations accounted for as a pooling of interests, earnings per share computations are based on the aggregate of the weighted-average outstanding shares of the surviving business for all periods presented.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders Kratz-Wilde Machine Company:


     We have audited the accompanying balance sheets of Kratz-Wilde Machine Company (an S Corporation) as of October 31, 1996 and 1995, and the related statements of income, retained earnings, and cash flows for the year ended October 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kratz-Wilde Machine Company as of October 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended October 31, 1996 in conformity with generally accepted accounting principles.


     As discussed in Note 8 to the financial statements, certain misstatements of previously reported inventories as of October 31, 1996 and 1995 were discovered. Accordingly, an adjustment has been made to net income for 1996 and retained earnings as of October 31, 1995 to correct the misstatements.





Clark, Schaefer, Hackett & Co.
Cincinnati, Ohio


October 10, 1997

                          KRATZ-WILDE MACHINE COMPANY

                                BALANCE SHEETS

                                                                                                   OCTOBER 31,
                                                                          SEPTEMBER 30,   -----------------------------
                                                                              1997             1996            1995
                                                                         --------------   -------------   -------------
                                                                           (UNAUDITED)
ASSETS
CURRENT ASSETS:
 Cash, cash equivalents and temporary investments ....................    $ 3,395,618      $ 2,534,271     $ 2,229,528
 Accounts receivable:
  Trade ..............................................................      5,448,703        5,171,529       3,464,616
  Officers ...........................................................          7,167            7,167           7,167
 Inventories .........................................................      6,132,290        2,887,905       3,158,917
 Prepaid expenses ....................................................         22,342           14,997          11,153
                                                                          -----------      -----------     -----------
   TOTAL CURRENT ASSETS ..............................................     15,006,120       10,615,869       8,871,381
                                                                          -----------      -----------     -----------
PROPERTY AND EQUIPMENT:
 Land ................................................................        335,479          335,479         335,479
 Buildings and improvements ..........................................      2,924,750        2,907,075       2,903,845
 Production equipment ................................................      9,357,079        8,862,699       9,586,908
 Transportation equipment ............................................        232,517          228,394         310,899
 Office equipment ....................................................        364,569          364,569         364,569
                                                                          -----------      -----------     -----------
                                                                           13,214,394       12,698,216      13,501,700
 Less accumulated depreciation .......................................     10,140,870        9,874,286       9,530,649
                                                                          -----------      -----------     -----------
   Total property and equipment ......................................      3,073,524        2,823,930       3,971,051
                                                                          -----------      -----------     -----------
OTHER ASSETS
 Accounts receivable--related party ..................................        452,222          447,765         445,726
 Deposits ............................................................        298,908          151,525         209,807
 Cash value of life insurance, net of policy loan of $12,276 .........        414,496          353,641         225,196
                                                                          -----------      -----------     -----------
  TOTAL OTHER ASSETS .................................................      1,165,626          952,931         880,729
                                                                          -----------      -----------     -----------
  TOTAL ASSETS .......................................................    $19,245,270      $14,392,730     $13,723,161
                                                                          ===========      ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable--trade .............................................    $ 1,877,022      $ 1,540,947     $ 1,350,353
 Accrued liabilities:
  Profit sharing contribution ........................................        521,987          569,440         499,919
  Salaries and wages .................................................        455,000          521,154         403,920
  Vacation pay .......................................................        217,439          162,325         145,872
  Other ..............................................................        114,370          120,500         103,700
                                                                          -----------      -----------     -----------
   TOTAL CURRENT LIABILITIES .........................................      3,185,818        2,914,366       2,503,764
                                                                          -----------      -----------     -----------
 Deferred income taxes ...............................................        247,556          247,556         247,556
STOCKHOLDERS' EQUITY:
 Common stock, no par value, stated value $50 per share; 5,000
   shares authorized, 2,205 shares issued and outstanding ............        110,250          110,250         110,250
 Retained earnings ...................................................     16,127,723       11,546,635      11,287,668
                                                                          -----------      -----------     -----------
                                                                           16,237,973       11,656,885      11,397,918
Less cost of 1,470 treasury shares ...................................        426,077          426,077         426,077
                                                                          -----------      -----------     -----------
   TOTAL STOCKHOLDERS' EQUITY ........................................     15,811,896       11,230,808      10,971,841
                                                                          -----------      -----------     -----------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ........................    $19,245,270      $14,392,730     $13,723,161
                                                                          ===========      ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                          KRATZ-WILDE MACHINE COMPANY

                             STATEMENTS OF INCOME

                                             FOR THE NINE MONTHS ENDED
                                                   SEPTEMBER 30,             FOR THE YEAR ENDED
                                           ------------------------------       OCTOBER 31,
                                                1997            1996                1996
                                           -------------   --------------   -------------------
                                            (UNAUDITED)      (UNAUDITED)
OPERATING REVENUES .....................   $28,711,522      $18,751,838         $24,595,131
COST OF SALES ..........................    18,499,320       15,910,231          20,545,037
                                           -----------      -----------         -----------
                                            10,212,202        2,841,607           4,050,094
                                           -----------      -----------         -----------
OPERATING EXPENSES
 Selling ...............................        73,245           71,144             122,355
 General and administrative ............     1,805,773        1,468,362           1,999,212
                                           -----------      -----------         -----------
                                             1,879,018        1,539,506           2,121,567
                                           -----------      -----------         -----------
INCOME FROM OPERATIONS .................     8,333,184        1,302,101           1,928,527
OTHER INCOME (EXPENSES)
 Miscellaneous income ..................         4,112           89,325              15,815
 Interest income .......................        80,063           67,956              95,044
 Gain (loss) on sale of assets .........         3,500          (34,189)           (241,933)
 Interest expense ......................            --               --                (614)
                                           -----------      -----------         -----------
                                                87,675          123,092            (131,688)
                                           -----------      -----------         -----------
NET INCOME .............................   $ 8,420,859      $ 1,425,193         $ 1,796,839
                                           ===========      ===========         ===========

   The accompanying notes are an integral part of these financial statements.

                          KRATZ-WILDE MACHINE COMPANY

                        STATEMENT OF RETAINED EARNINGS

Balance as of October 31, 1995, as originally reported .........    $ 11,989,668
 Adjustment to reduce previously reported inventories ..........        (702,000)
                                                                    ------------
Balance as of October 31, 1995, as restated ....................      11,287,668
 Net income ....................................................       1,796,839
 Distributions to stockholders .................................      (1,537,872)
                                                                    ------------
Balance as of October 31, 1996 .................................      11,546,635
 Net income (unaudited) ........................................       9,961,720
 Distributions to stockholders (unaudited) .....................      (5,380,632)
                                                                    ------------
Balance as of September 30, 1997 (unaudited) ...................    $ 16,127,723
                                                                    ============

   The accompanying notes are an integral part of these financial statements.

                          KRATZ-WILDE MACHINE COMPANY

                           STATEMENTS OF CASH FLOWS

                                                              FOR THE NINE MONTHS ENDED
                                                         ------------------------------------    FOR THE YEAR ENDED
                                                           SEPTEMBER 30,      SEPTEMBER 30,         OCTOBER 31,
                                                               1997                1996                 1996
                                                         ----------------   -----------------   -------------------
                                                            (UNAUDITED)        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Cash received from customers ........................    $  27,934,420     $17,216,228            $  22,904,033
 Cash paid to suppliers and employees ................      (21,954,247)    (15,376,622 )            (21,463,046)
 Interest received ...................................           80,063         67,956                    95,044
 Interest paid .......................................               --             --                      (614)
 Federal income taxes refunded .......................         (147,382)        58,282                    58,282
                                                          -------------     -----------            -------------
  Net cash provided by operating activities ..........        5,912,854      1,965,844                 1,593,699
                                                          -------------     -----------            -------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Capital expenditures ................................         (384,027)      (191,431)                 (206,417)
 Proceeds from sale of fixed assets ..................            3,500        239,747                   457,372
 Net decrease in temporary investments ...............                                                   603,060
 Net (increase) to related party receivables .........           (4,457)        (6,813)                   (2,039)
                                                          -------------     -----------            -------------
  Net cash provided by (used in) investing
    activities .......................................         (384,984)        41,503                   851,976
                                                          -------------     -----------            -------------
CASH FLOWS FROM FINANCING ACTIVITIES
 S Corporation distributions paid ....................       (5,380,632)    (1,537,872)               (1,537,872)
                                                          -------------     -----------            -------------
NET INCREASE IN CASH AND
  CASH EQUIVALENTS ...................................          147,238        469,475                   907,803
                                                          -------------     -----------            -------------
CASH AND CASH EQUIVALENTS,
  beginning of period ................................        3,248,380      1,928,609                 1,626,468
                                                          -------------     -----------            -------------
CASH AND CASH EQUIVALENTS,
  end of period ......................................    $   3,395,618     $2,398,084             $   2,534,271
                                                          =============     ===========            =============

   The accompanying notes are an integral part of these financial statements.

                          KRATZ-WILDE MACHINE COMPANY

                   RECONCILIATION OF NET INCOME TO NET CASH
                       PROVIDED BY OPERATING ACTIVITIES


                                                                  FOR THE NINE MONTHS ENDED
                                                               --------------------------------    FOR THE YEAR ENDED
                                                                SEPTEMBER 30,    SEPTEMBER 30,        OCTOBER 31,
                                                                    1997              1996                1996
                                                               --------------   ---------------   -------------------
                                                                 (UNAUDITED)      (UNAUDITED)
Net income .................................................    $8,420,859       $  1,425,193        $  1,796,839
Adjustments to reconcile net income to net cash
  provided by operating activities:
 Depreciation ..............................................       230,387            494,275             654,233
 (Gain) loss on sale of fixed assets .......................        (3,500)            34,189             241,933
 (Increase) decrease in accounts receivable--trade .........      (781,213)        (1,624,935)         (1,706,913)
 (Increase) decrease in inventories ........................   (2,918,653)          1,129,750             271,012
 (Increase) decrease in prepaid expenses ...................   (22,342 )              (22,496)             (3,844)
 (Increase) decrease in other assets .......................   (198,095 )             (38,052)            (70,163)
 Increase (decrease) in accounts payable--trade ............      972,830             222,725             190,594
 Increase (decrease) in accrued expenses ...................      212,581             345,195             220,008
                                                               -----------       ------------        ------------
                                                               (2,508,005)            540,651            (203,140)
                                                               -----------       ------------        ------------
   Net cash provided by operating activities ...............   $5,912,854        $  1,965,844        $  1,593,699
                                                               ===========       ============        ============

   The accompanying notes are an integral part of these financial statements.

                          KRATZ-WILDE MACHINE COMPANY

                         NOTES TO FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


     The following accounting practices of the Company are set forth to facilitate the understanding of data in the financial statements.


NATURE OF OPERATIONS


     The Company's line of business is the manufacture of metal stampings which are principally sold to customers in the aircraft, plumbing and automotive manufacturing industries located in the United States.


CASH EQUIVALENTS


     For purposes of the statement of cash flows, cash equivalents consist of money market accounts.


TEMPORARY INVESTMENTS


     Temporary investments consist of debt securities (principally certificates of deposit, repurchase agreements and U.S. Treasury bills) with maturities of less than one year. Such investments are intended to be held to maturity and therefore are carried at amortized cost.


INVENTORIES


     Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method.


BAD DEBTS


     Accounts receivable have been adjusted for all known uncollectible accounts. No allowance for bad debts is considered necessary by management at year end.


PROPERTY AND DEPRECIATION


     Property and equipment is stated at cost. The Company provides for depreciation of property and equipment using annual rates which are sufficient to amortize the cost of depreciable assets over their estimated useful lives, which range from three to forty-five years. The Company uses both the straight-line and accelerated methods of depreciation.


SPLIT DOLLAR LIFE INSURANCE


     The Company records as an asset premiums paid under the split-dollar life insurance arrangement at the lower of the policy's cash value or the premiums paid by the Company through the balance sheet date.


USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          KRATZ-WILDE MACHINE COMPANY

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:--(CONTINUED)
INCOME TAXES


     The Company has elected, effective November 1, 1988, to be taxed under provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company will generally not pay Federal, Ohio or Kentucky corporate income taxes on its taxable income. Instead, each stockholder will be liable for individual federal and state income taxes on the Company's taxable income.


     The Company can be liable for a tax on "built-in" gains until November 1, 1988. "Built-in" gains can arise if certain appreciated assets which were held at the time of the effective date of the S election are subsequently disposed of within 10 years.


     Deferred income taxes were previously recorded for timing differences between financial and tax reporting. Deferred income taxes resulted principally from the use of accelerated methods of depreciation for tax purposes and the restoration of the LIFO inventory reserve to taxable income as a result of electing S Corporation status. No additional deferred income taxes will be provided on future timing differences. However, because of the possibility of a "built-in" gains tax in the future, the Company will continue to recognize the deferred tax liability, arising before 1989, net of any federal income tax subsequently incurred.


RELATED PARTIES


     Officers of the Company own 100% of the Company's capital stock outstanding.


INTERIM CONDENSED FINANCIAL STATEMENTS


     The accompanying unaudited interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for reporting on Form 8-K/A. Pursuant to such rules and regulations, certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.


     In the opinion of management, the accompanying unaudited interim financial statements of Kratz-Wilde Machine Company (the "Company") contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of September 30, 1997 and the results of its operations and cash flows for the nine month periods ended September 30, 1997 and 1996. The results of operations and cash flows for the nine month period ended September 30, 1997 are not necessarily indicative of the results of operations or cash flows which may be reported for the year ending December 31, 1997.


2. CASH, CASH EQUIVALENTS AND TEMPORARY INVESTMENTS:


     The Company maintains their cash deposit accounts at financial institutions where the balances at times may exceed federally insured limits. As of the reporting dates, cash, cash equivalents and temporary investments consist of:

                          KRATZ-WILDE MACHINE COMPANY

2. CASH, CASH EQUIVALENTS AND TEMPORARY INVESTMENTS:--(CONTINUED)

                                           SEPTEMBER 30,     OCTOBER 31,     OCTOBER 31,
                                                1997             1996           1995
                                          ---------------   -------------   ------------
                                            (UNAUDITED)
   Cash and cash equivalents:
    Cash on hand ......................      $      500      $      500     $      500
    Cash in checking accounts .........       2,175,699         506,018        952,176
    Money market accounts .............       1,219,419       2,027,753        673,792
                                             ----------      ----------     ----------
                                              3,395,618       2,534,271      1,626,468
    Temporary investments .............              --              --        603,060
                                             ----------      ----------     ----------
                                             $3,395,618      $2,534,271     $2,229,528
                                             ==========      ==========     ==========

     The amortized cost of temporary investments, by security type, at October 31, 1995 is as follows:


   Certificates of deposit .........    $300,000
   Repurchase agreements ...........     303,060
                                        --------
                                        $603,060
                                        ========

     The estimated fair value of the above debt securities approximates cost at October 31, 1995.


3. CONCENTRATION OF CREDIT RISK:


     The Company sells products to manufacturers and extends credit based on an evaluation of the customer's financial condition, without collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure to credit losses and maintains allowances, when necessary, for anticipated losses.


     Three major customers accounted for sales of approximately 75% for the nine months ended September 30, 1997 and 1996 and the year ended October 31, 1996. Accounts receivable due from these customers were approximately $4.4 million and $3.8 million at September 30, 1997 and October 31, 1996, respectively.


4. TAX DEPOSIT:


     As a corporation that has retained a fiscal year end, the Company is required to maintain a deposit with the Internal Revenue Service while the S Corporation election is in effect. This deposit is recalculated annually based on the preceding year's taxable income. The Company's total deposit balance, related to the S Corporation election, was $178,085 at September 30, 1997, $151,525 at October 31, 1996 and $209,807 at October 31, 1995.

                          KRATZ-WILDE MACHINE COMPANY

5. ACCOUNTS RECEIVABLE--RELATED PARTIES:


     The following is a summary of accounts receivable-related parties at the reporting dates:



                                              SEPTEMBER 30,     OCTOBER 31,     OCTOBER 31,
                                                   1997             1996           1995
                                             ---------------   -------------   ------------
                                               (UNAUDITED)
   Engineered Environments, Inc. .........       $448,565          446,884        444,610
   Employees and others ..................          3,657              881          1,116
                                                 --------          -------        -------
                                                 $452,222         $447,765       $445,726
                                                 ========         ========       ========

6. PROFIT SHARING PLAN:


     The Company sponsors a profit sharing plan covering employees who are at least 21 years of age with a minimum of one year of service. The Board of Directors of the Company determines the annual contribution, which may not exceed 15% of the qualifying employees' compensation. Profit sharing plan expense was $568,087 and $426,801 for the nine months ended September 30, 1997 and 1996, respectively, and $569,067 for the year ended October 31, 1996.


7. COMMITMENTS:


DISTRIBUTIONS


     It is anticipated that the Company will make cash distributions to the stockholders since they are liable for individual federal and state income taxes on the Company's taxable income. No additional distributions, in excess of the amounts recorded in the accompanying financial statements, have been declared as of September 30, 1997 or October 31, 1996. Accordingly, no S distribution payable is recognized in the accompanying financial statements.


LIFE INSURANCE PROGRAM


     In 1995, the Company implemented a split dollar life insurance arrangement. The Company will pay most of the premium cost which will be approximately $50,000 per year. These premiums are expected to be repaid to the Company. The Company does not own the policies but does hold a collateral assignment that effectively pledges the policies' cash values and death proceeds as security for the return of the premiums paid by the Company. The cash values are expected to eventually exceed the cumulative premiums paid. The Company's recovery of the premiums paid is contingent upon continuation of the life insurance program in the future.


     The Company is the owner and beneficiary of other life insurance policies under a buy-sell agreement between the stockholders. The Company's annual premium cost under this arrangement is approximately $40,000 per year.


8. INVENTORIES:


     Subsequent to issuance of the reviewed financial statements for the year ended October 31, 1996 it was determined that inventory was overstated. Correction of these estimated misstatements resulted in a decrease of previously reported net income for 1996 amounting to $783,000 and a decrease to retained earnings as of October 31, 1995 amounting to $702,000. The cumulative effect of these changes was to decrease retained earnings as of October 31, 1996 by $1,485,000.

                          KRATZ-WILDE MACHINE COMPANY

8. INVENTORIES:--(CONTINUED)

                                SEPTEMBER 30,     OCTOBER 31,     OCTOBER 31,
                                     1997             1996           1995
                               ---------------   -------------   ------------
                                 (UNAUDITED)
   Raw Material ............      $  849,527      $  911,820     $  638,138
   Work in process .........       1,885,031         827,759        963,564
   Finished goods ..........       3,397,732       1,148,326      1,557,215
                                  ----------      ----------     ----------
                                  $6,132,290      $2,887,905     $3,158,917
                                  ==========      ==========     ==========

9. CONTINGENCY:


     The Company is a defendant in lawsuits arising from normal business activities. Outside counsel for the Company has advised that at this stage they cannot offer an opinion as to their probable outcome. Management has reviewed pending litigation and believes that the ultimate liability, if any, resulting from them will not materially affect the Company's financial position. Nevertheless, it is at least reasonably possible that such an effect will occur, although the amount cannot be estimated.


10. SUBSEQUENT EVENT:


     The Company agreed in September 1997 to sell principally all of its operating assets for $42.5 million. All of the Company's operations will be transferred to the new owner.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Whitehall Corporation and Subsidiaries:


     We have audited the accompanying consolidated balance sheets of Whitehall Corporation (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for the three years in the period ended December 31, 1997. These consolidated financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whitehall Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.




                                        ARTHUR ANDERSEN LLP


Dallas, Texas,
March 25, 1998

                    WHITEHALL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                 DECEMBER 31,
                                         -----------------------------
                                              1997            1996
                                         -------------   -------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ...........   $ 1,251,000     $ 2,656,000
 Accounts receivable, net ............    16,234,000      18,461,000
 Income taxes receivable .............     2,590,000         458,000
 Inventories .........................     6,029,000       6,440,000
 Prepaid expenses and other ..........       636,000         656,000
 Current deferred income tax .........     1,053,000              --
 Notes receivable ....................       516,000              --
                                         -----------     -----------
   TOTAL CURRENT ASSETS ..............    28,309,000      28,671,000
INVESTMENTS ..........................            --       4,611,000
PROPERTY, PLANT AND EQUIPMENT:
 Land ................................       910,000         399,000
 Buildings ...........................     4,880,000       1,293,000
 Machinery and equipment .............    13,718,000      11,790,000
 Leasehold improvements ..............    10,259,000       8,710,000
                                         -----------     -----------
                                          29,767,000      22,192,000
 Accumulated depreciation ............    12,200,000      12,538,000
                                         -----------     -----------
                                          17,567,000       9,654,000
NOTES RECEIVABLE .....................     2,723,000       2,000,000
                                         -----------     -----------
  TOTAL ASSETS .......................   $48,599,000     $44,936,000
                                         ===========     ===========
                                (CONTINUED)

             The accompanying notes are an integral part of these balance sheets.

                    WHITEHALL CORPORATION AND SUBSIDIARIES

                                                                                 DECEMBER 31,
                                                                      -----------------------------------
                                                                            1997               1996
                                                                      ----------------   ----------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and accrued liabilities .........................    $   6,618,000      $   6,239,000
 Bank line of credit ..............................................        9,713,000          2,550,000
 Current portion of long term debt ................................          283,000            280,000
 Current portion of obligations under capital lease ...............           84,000                 --
 Accrued environmental costs ......................................        3,954,000            379,000
                                                                       -------------      -------------
   TOTAL CURRENT LIABILITIES ......................................       20,652,000          9,448,000
LONG-TERM DEBT, net of current portion ............................          263,000            546,000
OBLIGATIONS UNDER CAPITAL LEASES ..................................        4,174,000                 --
OTHER NON-CURRENT LIABILITIES .....................................          471,000            117,000
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
 Preferred stock, $5.00 par value: authorized 500,000 shares--none
   issued .........................................................               --                 --
 Common stock, $.10 par value: authorized 20,000,000 shares, issued
   7,691,312 and 7,666,712 at December 31, 1997 and 1996 ..........          770,000            767,000
 Additional paid-in capital .......................................        1,914,000          1,766,000
 Retained earnings ................................................       36,500,000         48,437,000
                                                                       -------------      -------------
                                                                          39,184,000         50,970,000
 Less--treasury stock (2,161,312 shares at December 31, 1997 and
   1996), at cost .................................................      (16,145,000)       (16,145,000)
                                                                       -------------      -------------
                                                                          23,039,000         34,825,000
                                                                       -------------      -------------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .....................    $  48,599,000      $  44,936,000
                                                                       =============      =============

             The accompanying notes are an integral part of these balance sheets.

                    WHITEHALL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                  DECEMBER 31,
                                                             ------------------------------------------------------
                                                                   1997               1996               1995
                                                             ----------------   ----------------   ----------------
Net sales:
 Services ................................................    $  65,119,000       $ 65,340,000       $ 42,641,000
 Products ................................................          672,000          4,830,000         13,588,000
                                                              -------------       ------------       ------------
                                                                 65,791,000         70,170,000         56,229,000
Cost of sales:
 Services ................................................       63,786,000         56,033,000         37,510,000
 Products ................................................          411,000          3,776,000         10,875,000
                                                              -------------       ------------       ------------
                                                                 64,197,000         59,809,000         48,385,000
 GROSS PROFIT ............................................        1,594,000         10,361,000          7,844,000
Selling, engineering and administrative expenses .........       11,590,000          4,656,000          4,969,000
                                                              -------------       ------------       ------------
 INCOME (LOSS) FROM OPERATIONS ...........................       (9,996,000)         5,705,000          2,875,000
Other income (expense), net ..............................       (5,551,000)           818,000            963,000
                                                              -------------       ------------       ------------
 INCOME (LOSS) BEFORE INCOME TAXES .......................      (15,547,000)         6,523,000          3,838,000
Provision for (benefit from) income taxes ................       (3,610,000)         2,206,000            889,000
                                                              -------------       ------------       ------------
 NET INCOME (LOSS) .......................................    $ (11,937,000)      $  4,317,000       $  2,949,000
                                                              =============       ============       ============
NET INCOME (LOSS) PER SHARE
 Basic ...................................................    $       (2.16)      $       0.79       $       0.54
                                                              =============       ============       ============
 Diluted .................................................    $       (2.16)      $       0.75       $       0.52
                                                              =============       ============       ============
WEIGHTED AVERAGE SHARES OUTSTANDING
 Basic ...................................................        5,518,000          5,481,000          5,426,000
 Diluted .................................................        5,518,000          5,735,000          5,642,000

           The accompanying notes are an integral part of these financial statements.

                    WHITEHALL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                       PREFERRED STOCK       COMMON STOCK
                                      ----------------- -----------------------
                                       SHARES   AMOUNT     SHARES      AMOUNT
                                      -------- -------- ----------- -----------
Balance, December 31, 1994 ..........     --      $--    3,786,956   $379,000
 Exercise of stock options ..........     --       --       13,600      1,000
 Net income .........................     --       --           --         --
                                          --      ---    ---------   --------
Balance, December 31, 1995 ..........     --       --    3,800,556    380,000
 Exercise of stock options (adjusted
  for stock split) ..................     --       --       65,600      7,000
 2 for 1 stock split effected in the
  form of a 100% stock dividend .....     --       --    3,800,556    380,000
 Net income .........................     --       --           --         --
                                          --      ---    ---------   --------
Balance, December 31, 1996 ..........     --       --    7,666,712    767,000
 Exercise of stock options ..........     --       --       24,600      3,000
 Net loss ...........................     --       --           --         --
                                          --      ---    ---------   --------
Balance, December 31, 1997 ..........     --      $--    7,691,312   $770,000
                                          ==      ===    =========   ========

                                        ADDITIONAL                            TREASURY STOCK
                                         PAID-IN        RETAINED     ---------------------------------
                                         CAPITAL        EARNINGS          SHARES           AMOUNT
                                      ------------- ---------------- --------------- -----------------
Balance, December 31, 1994 ..........  $1,200,000    $   41,555,000     (1,080,656)    $ (16,145,000)
 Exercise of stock options ..........     160,000                --             --                --
 Net income .........................          --         2,949,000             --                --
                                       ----------    --------------     ----------     -------------
Balance, December 31, 1995 ..........   1,360,000        44,504,000     (1,080,656)      (16,145,000)
 Exercise of stock options (adjusted
  for stock split) ..................     406,000                --             --                --
 2 for 1 stock split effected in the
  form of a 100% stock dividend .....          --          (384,000)    (1,080,656)               --
 Net income .........................          --         4,317,000             --                --
                                       ----------    --------------     ----------     -------------
Balance, December 31, 1996 ..........   1,766,000        48,437,000     (2,161,312)      (16,145,000)
 Exercise of stock options ..........     148,000                --             --                --
 Net loss ...........................          --       (11,937,000)            --                --
                                       ----------    --------------     ----------     -------------
Balance, December 31, 1997 ..........  $1,914,000    $   36,500,000     (2,161,312)    $ (16,145,000)
                                       ==========    ==============     ==========     =============

           The accompanying notes are an integral part of these financial statements.

                    WHITEHALL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        DECEMBER 31,
                                                                                      -----------------
                                                                                             1997
                                                                                      -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) ...................................................................   $ (11,937,000)
Adjustments to reconcile net income (loss) to cash used in operating activities--
  Depreciation and amortization .....................................................       1,342,000
  Gain on sale of fixed assets ......................................................              --
  Writeoff of preferred stock of Hydroscience Technologies, Inc. ....................       4,500,000
  Investment (income) loss ..........................................................         111,000
  Changes in operating assets and liabilities (excluding disposition and net of acquisition)--
    Accounts receivable, net ........................................................       1,822,000
    Income taxes receivable .........................................................      (2,132,000)
    Federal income tax liability ....................................................              --
    Deferred income taxes ...........................................................      (1,053,000)
    Inventories .....................................................................        (686,000)
    Prepaid expenses and other ......................................................         (13,000)
    Accounts payable and accrued liabilities ........................................           4,000
    Environmental reserve ...........................................................       3,175,000
    Other liabilities ...............................................................         322,000
                                                                                        -------------
     Total adjustments ..............................................................       7,392,000
                                                                                        -------------
     CASH USED IN OPERATING ACTIVITIES ..............................................      (4,545,000)
CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash paid in acquisition ...........................................................      (1,500,000)
 Capital expenditures ...............................................................      (3,739,000)
 Notes receivable ...................................................................        (375,000)
 Proceeds from sale of fixed assets .................................................              --
 Proceeds from sale of segment ......................................................       1,720,000
                                                                                        -------------
     CASH USED IN INVESTING ACTIVITIES ..............................................      (3,894,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net increase in line of credit .....................................................       7,163,000
 Net change in long term debt .......................................................        (280,000)
 Issuance of common stock from exercise of stock options ............................         151,000
                                                                                        -------------
     CASH PROVIDED BY FINANCING ACTIVITIES ..........................................       7,034,000
                                                                                        -------------
Net decrease in cash and cash equivalents ...........................................      (1,405,000)
Cash and cash equivalents at beginning of period ....................................       2,656,000
                                                                                        -------------
Cash and cash equivalents at end of period ..........................................   $   1,251,000
                                                                                        =============
SUPPLEMENTAL INFORMATION:
Cash paid during the year for:
 Income taxes .......................................................................   $     143,000
 Interest ...........................................................................         677,000
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
 FINANCING ACTIVITIES:
 Promissory notes received for sale of Electronics segment ..........................   $     864,000
 Disposition of Ocean Systems segment inventory and fixed assets in exchange for Hydroscience Technologies, Inc. preferred stock:
  Inventory .........................................................................   $          --
  Fixed assets, net .................................................................              --
  Investment in Hydroscience Technologies, Inc. preferred stock .....................              --

                                                                                                DECEMBER 31,
                                                                                      --------------------------------
                                                                                            1996            1995
                                                                                      --------------- ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) ...................................................................  $  4,317,000    $    2,949,000
Adjustments to reconcile net income (loss) to cash used in operating activities--
  Depreciation and amortization .....................................................     1,096,000         1,097,000
  Gain on sale of fixed assets ......................................................       (11,000)         (650,000)
  Writeoff of preferred stock of Hydroscience Technologies, Inc. ....................            --                --
  Investment (income) loss ..........................................................      (440,000)          329,000
  Changes in operating assets and liabilities (excluding disposition and net of acquisition)--
    Accounts receivable, net ........................................................    (1,064,000)      (10,409,000)
    Income taxes receivable .........................................................      (458,000)               --
    Federal income tax liability ....................................................    (1,186,000)        1,186,000
    Deferred income taxes ...........................................................            --          (390,000)
    Inventories .....................................................................    (3,246,000)         (833,000)
    Prepaid expenses and other ......................................................        70,000          (144,000)
    Accounts payable and accrued liabilities ........................................    (2,619,000)        5,006,000
    Environmental reserve ...........................................................      (246,000)               --
    Other liabilities ...............................................................      (297,000)           57,000
                                                                                       ------------    --------------
     Total adjustments ..............................................................    (8,401,000)       (4,751,000)
                                                                                       ------------    --------------
     CASH USED IN OPERATING ACTIVITIES ..............................................    (4,084,000)       (1,802,000)
CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash paid in acquisition ...........................................................            --                --
 Capital expenditures ...............................................................    (4,438,000)       (1,668,000)
 Notes receivable ...................................................................            --           500,000
 Proceeds from sale of fixed assets .................................................        11,000           735,000
 Proceeds from sale of segment ......................................................            --                --
                                                                                       ------------    --------------
     CASH USED IN INVESTING ACTIVITIES ..............................................    (4,427,000)         (433,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net increase in line of credit .....................................................     2,550,000                --
 Net change in long term debt .......................................................       826,000                --
 Issuance of common stock from exercise of stock options ............................       409,000           161,000
                                                                                       ------------    --------------
     CASH PROVIDED BY FINANCING ACTIVITIES ..........................................     3,785,000           161,000
                                                                                       ------------    --------------
Net decrease in cash and cash equivalents ...........................................    (4,726,000)       (2,074,000)
Cash and cash equivalents at beginning of period ....................................     7,382,000         9,456,000
                                                                                       ------------    --------------
Cash and cash equivalents at end of period ..........................................  $  2,656,000    $    7,382,000
                                                                                       ============    ==============
SUPPLEMENTAL INFORMATION:
Cash paid during the year for:
 Income taxes .......................................................................  $  3,720,000    $           --
 Interest ...........................................................................        61,000                --
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
 FINANCING ACTIVITIES:
 Promissory notes received for sale of Electronics segment ..........................  $         --    $           --
 Disposition of Ocean Systems segment inventory and fixed assets in exchange for Hydroscience Technologies, Inc. preferred stock:
  Inventory .........................................................................  $  3,943,000    $           --
  Fixed assets, net .................................................................       557,000                --
  Investment in Hydroscience Technologies, Inc. preferred stock .....................    (4,500,000)               --

  The accompanying notes are an integral part of these financial statements.

                    WHITEHALL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A--ACCOUNTING POLICIES AND PRACTICES


     CONSOLIDATION: The consolidated financial statements of Whitehall Corporation and subsidiaries (the "Company") include the accounts of all subsidiaries after elimination of intercompany accounts and transactions.


     USE OF ESTIMATES: Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     RECLASSIFICATIONS: Certain reclassifications have been made to 1996 and 1995 amounts to conform with the 1997 presentation.


     LONG-TERM CONTRACTS: Revenue on long-term contracts in 1996 and 1995 is recognized using the percentage of completion or unit of delivery method. On contracts where the percentage of completion method is applied, revenue is accrued in the proportion that costs incurred bear to management's estimate of total contract costs. Any known or anticipated losses are provided for currently. The Company had no long-term contracts in 1997.


     CONCENTRATION OF CREDIT RISK: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. The Company places its temporary cash investments with creditworthy financial institutions and, thus, limits the amount of credit exposure to any one entity. The Company's customer base is comprised primarily of U.S. airlines and air transport companies.


     CASH EQUIVALENTS: Cash equivalents consist of highly liquid debt instruments purchased with an original maturity of three months or less.


     INVENTORIES: Inventories are carried at average cost, not in excess of market.


     PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment is stated at cost. Provisions for depreciation and amortization have been computed generally using the straight-line method over the estimated useful lives of the assets.


     LONG-LIVED ASSETS: The Company periodically reviews its long-lived assets for impairment. The Company considers whether the expected undiscounted cash flows associated with use of the long-lived asset exceeds its carrying value. If this review indicates that the carrying amount of an asset may not be recovered through future operations or sale, the carrying value of the asset will be reduced to its fair value. In 1997, the Company recorded an impairment loss on its investment in preferred stock (see Note D).


     RESEARCH AND DEVELOPMENT: Research and development costs are included in selling, engineering and administrative expenses and amounted to approximately $41,000 in 1996, and $45,000 in 1995. There were no research and development costs incurred in 1997.


     FEDERAL INCOME TAXES: The Company accounts for income taxes using an asset and liability approach for financial accounting and income tax reporting. Deferred tax liabilities and assets are

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE A--ACCOUNTING POLICIES AND PRACTICES--(CONTINUED)


recognized for the estimated future tax effects attributable to temporary differences and carryforwards and are adjusted whenever tax rates or other provisions of income tax statutes change.


     The Company and all subsidiaries file a consolidated Federal income tax return. Deferred federal income taxes have been provided for temporary differences between tax and financial reporting resulting primarily from depreciation provisions, allowances and expense accruals.


     EARNINGS (LOSS) PER SHARE: Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share." SFAS No. 128 simplifies the computation of earnings per share (EPS) by replacing the presentation of primary EPS with a presentation of basic EPS. Basic EPS is calculated by dividing the income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Options and other potentially dilutive securities are excluded from the calculation of basis EPS. Diluted EPS includes options and other potentially dilutive securities that are excluded from basic EPS to the extent that these securities are not anti-dilutive. Options were not included in the 1997 computation of diluted EPS because they are anti-dilutive.


     The following is a reconciliation between basic and diluted EPS for the years ended December 31, 1997, 1996, and 1995:


                                           1997                            1996                          1995
                             --------------------------------- ----------------------------- ----------------------------
                                    LOSS            SHARES         INCOME         SHARES         INCOME        SHARES
                                (NUMERATOR)     (DENOMINATOR)   (NUMERATOR)   (DENOMINATOR)   (NUMERATOR)   (DENOMINATOR)
                             ----------------- --------------- ------------- --------------- ------------- --------------
Basic EPS ..................   $ (11,937,000)     5,518,000     $4,317,000      5,481,000     $2,949,000      5,426,000
Effect of
  dilutive options .........              --             --             --        254,000             --        216,000
                               -------------      ---------     ----------      ---------     ----------      ---------
Diluted EPS ................   $ (11,937,000)     5,518,000     $4,317,000      5,735,000     $2,949,000      5,642,000
                               =============      =========     ==========      =========     ==========      =========

     In accordance with SFAS No. 128, the earnings (loss) per share for all prior periods have been restated.


  JOINT VENTURE INVESTMENT: SEE NOTE D.


     TREASURY SHARES: During 1991, the Board of Directors authorized the repurchase of up to 1,000,000 shares of the Company's common stock. An additional authorization of 500,000 shares was made by the Board of Directors in March 1993. As of December 31, 1997, a total of 1,257,800 shares have been purchased under these authorizations. The Company did not acquire any treasury stock during 1995, 1996 or 1997.


     ENVIRONMENTAL COSTS: Environmental expenditures that relate to current operations are expensed. Remediation costs that relate to existing conditions caused by past operations are accrued when it is probable that these costs will be incurred and can be reasonably estimated. Environmental costs are included in selling, engineering and administrative expenses in the accompanying consolidated statements of operations.


     OTHER INCOME (EXPENSE): Other expense for 1997 includes the $4.5 million writedown of the Company's investment in the preferred stock of Hydroscience Technologies, Inc. Other income, net in

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE A--ACCOUNTING POLICIES AND PRACTICES--(CONTINUED)


1996 and 1995 includes interest earned of $307,000 and $671,000, respectively, and gains on sales of fixed assets of $11,000 and $650,000, respectively.


     EMPLOYEE BENEFITS: The Company offers no significant post-employment or post-retirement benefits.


     NEW ACCOUNTING PRONOUNCEMENTS: During 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 129, "Disclosure of Information About Capital Structure," which establishes standards for disclosing certain information about an entity's capital structure. The statement is effective for years ending after December 15, 1997, and its adoption did not have any impact on the Company's financial statements.


     During 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a company's financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This Statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. This statement requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for periods beginning after December 15, 1997.


     During 1997, FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This Statement is effective for financial statements for periods beginning after December 15, 1997. As the Company is operating in only one segment as of December 31, 1997, and plans to focus solely on the aircraft maintenance industry, this statement is not expected to have an impact on the Company's financial statements.

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE B--ACCOUNTS RECEIVABLE, NET


     Accounts receivable were as follows:


                                                                      DECEMBER 31,
                                                              -----------------------------
                                                                   1997            1996
                                                              -------------   -------------
   Commercial accounts:
    Accrued sales not billed ..............................   $ 5,574,000     $ 6,578,000
    Billed ................................................    10,842,000      10,916,000
                                                              -----------     -----------
                                                               16,416,000      17,494,000
   Receivables from foreign governments ...................        14,000         206,000
   Receivables from United States Government, net .........     2,750,000         184,000
                                                              -----------     -----------
                                                                2,764,000         390,000
   Advances to joint venture (see Note D) .................       901,000       1,095,000
   Less--allowance for doubtful accounts ..................     3,847,000         518,000
                                                              -----------     -----------
                                                              $16,234,000     $18,461,000
                                                              ===========     ===========

     Accrued sales not billed will be billed on the basis of contract terms (which are generally on completion of an aircraft) and deliveries. All accrued amounts at December 31, 1997, are expected to be billed and collected in 1998.


     Management believes that the allowance for doubtful accounts is adequate to provide for any disputes with customers, bad debts, or other concessions. There are no significant retainage amounts included in accounts receivable.


     In April 1997, the Company was awarded the United States Air Force C-130 maintenance contract, which was subsequently canceled in June 1997 at the convenience of the government, based on no fault or issue with the Company. The C-130 contract provides for reimbursement by the United States Air Force of costs incurred during its operation, and the Company has recorded a $2.8 million net receivable from the government for these costs, which is the Company's best estimate of the amount (representing direct costs and other incremental costs) it will collect of the total claim it has made. The Company is currently negotiating a termination settlement with the government.


NOTE C--INVENTORIES


     The components of inventories were as follows:


                                                                  DECEMBER 31,
                                                          ----------------------------
                                                              1997            1996
                                                          ------------   -------------
   Finished goods .....................................   $       --      $1,175,000
   Work in process ....................................           --           5,000
   Aircraft parts and supplies, raw materials .........    6,029,000       5,260,000
                                                          ----------      ----------
                                                          $6,029,000      $6,440,000
                                                          ==========      ==========

     Costs included in inventories include aircraft parts and supplies, raw materials and related labor and overhead costs in 1996. In 1997, inventories include aircraft parts and supplies.

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE D--INVESTMENTS



     In November 1996, the Company sold substantially all of the assets related to its Ocean Systems segment to Hydroscience Technologies, Inc. ("HTI") in exchange for 818,182 shares of HTI Preferred Stock, which carries a liquidation preference of $5.50 per share. At the Company's election, the HTI Preferred Stock is convertible after December 31, 1997, into 45% of HTI's Common Stock. See Note P for pro forma information related to this transaction. In 1996, the Company considered this investment as one that would be held to maturity and that its carrying value approximated fair market value. The carrying value was the net cost of assets exchanged for the stock. However, although the purchaser of Ocean Systems provided additional capital and new management, the continuing decline in defense spending and other concerns caused management to reevaluate this preferred stock in 1997. Management has concluded that the value of its investment has declined permanently. The entire amount was written off in 1997.




     During 1994, the Company obtained 40% ownership of a joint venture involved in the development of aircraft-related technology for an initial investment of $1,000. The Company accounts for its investment in the joint venture under the equity method. In 1994, the Company obtained a promissory note for an advance of $2,000,000 to the joint venture. The principal balance of the promissory note accrues interest at a maximum rate of 5% per annum and the principal balance with accrued interest is due January 5, 1999. The note is secured by certain assets of the joint venture. During 1997 and 1996, the Company advanced an additional $815,000 and $75,000 to the joint venture. These advances are included in accounts receivable.


     Summarized balance sheet information for the 40% joint venture as of December 31, 1997 and 1996 is as follows:


                                            1997             1996
                                       --------------   -------------
   Current assets ..................    $14,358,000      $6,578,000
   Noncurrent assets ...............      2,782,000       3,818,000
   Current liabilities .............     12,489,000       5,176,000
   Noncurrent liabilities ..........      2,000,000       2,000,000

     Summarized financial information for the 40% joint venture for the years ended December 31, 1997, 1996 and 1995 is as follows:


                                       1997             1996             1995
                                  --------------   --------------   -------------
   Net sales ..................    $17,810,000      $11,520,000      $5,244,000
   Gross profit ...............      3,578,000        4,104,000       1,501,000
   Net income (loss) ..........       (569,000)       1,044,000        (710,000)

NOTE E--ACCOUNTS PAYABLE AND ACCRUED LIABILITIES


     Accounts payable and accrued liabilities were as follows:


                                                         DECEMBER 31,
                                                 -----------------------------
                                                      1997            1996
                                                 -------------   -------------
   Accounts payable ..........................    $5,617,000      $5,403,000
   Salaries, wages and payroll taxes .........     1,001,000         836,000
                                                  ----------      ----------
                                                  $6,618,000      $6,239,000
                                                  ==========      ==========

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE F--LONG-TERM DEBT


     The Company entered into a long-term note and a credit facility during 1996 with a bank. The credit facility consists of a $12,000,000 line of credit agreement and a $3,000,000 standby letter of credit agreement. Advances under the line of credit agreement accrue interest at the prime interest rate (8.5% at December 31, 1997). The Company also pays an annual commitment fee of 1/4 of 1 % on the unused portion of the line of credit. At December 31, 1997, the unused and available portion of the line of credit was $2,287,000. The line of credit expires on June 30, 1998. Management is confident that this line will be renewed or comparable financing can be obtained at June 30, 1998, for at least another one-year period.


     The credit facility is unsecured and contains certain financial covenants related to working capital, consolidated net income and consolidated tangible net worth, among other restrictions. The Company was in violation of certain covenants as of December 31, 1997; however, these covenants have been waived by the bank.


     The long-term note consists of the following:


                                                                         1997          1996
                                                                     -----------   -----------
   Note payable with interest at 7.98%, payable in monthly
    installments of $23,611 principal plus interest (7.98%) on the outstanding balance to maturity in November 1999, at which time the remaining principal balance is due, secured by
    property valued at $850,000...................................    $546,000      $826,000
   Less: amounts payable within one year .........................     283,000       280,000
                                                                      --------      --------
                                                                      $263,000      $546,000
                                                                      ========      ========

     This debt was incurred to finance the acquisition of certain fixed assets. The total future debt principal payments are $283,000 in 1998, $263,000 in 1999, and zero thereafter. As substantially all of the Company's debt is based on variable interest rates, the Company believes that the carrying value approximates fair market value.


     A $1,700,000 standby letter of credit was issued, pursuant to the standby letter of credit agreement, in order to comply with the annual financial assurances required by the Florida Department of Environmental Protection and related to the environmental remediation being performed at the Company's Lake City, Florida facility (see Note O). The standby letter of credit agreement has an annual commitment fee of 1% of the amount of the letter of credit.


NOTE G--SHAREHOLDERS' EQUITY


     On January 29, 1997, the Board of Directors declared a 2 for 1 stock split to be effected in the form of a 100% stock dividend to shareholders of record at the close of business March 25, 1997. The dividend resulted in $384,000 being transferred from retained earnings to common stock. This amount represents the par value of the new stock. All share and per share amounts have been adjusted to recognize this dividend.


     On March 17, 1997, the shareholders approved an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 5,000,000 shares to 20,000,000 shares.

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE H--INCOME TAXES


     Federal and state income tax expense (benefit) consisted of the following:

                                                            YEAR ENDED DECEMBER 31,
                       -------------------------------------------------------------------------------------------------
                                      1997                              1996                           1995
                       -----------------------------------   --------------------------   ------------------------------
                            CURRENT           DEFERRED          CURRENT       DEFERRED       CURRENT         DEFERRED
                       ----------------   ----------------   -------------   ----------   -------------   --------------
   Federal .........     $ (2,016,000)      $ (1,053,000)     $2,086,000         $--       $1,279,000       $ (390,000)
   State ...........         (541,000)                --         120,000          --               --               --
                         ------------       ------------      ----------         ---       ----------       ----------
                         $ (2,557,000)      $ (1,053,000)     $2,206,000         $--       $1,279,000       $ (390,000)
                         ============       ============      ==========         ===       ==========       ==========

     The provision (benefit) for income taxes differs from the amount computed by applying the federal income tax rate to income before income taxes. The following table summarizes the reasons for this difference:


                                                                            YEAR ENDED DECEMBER 31,
                                                                ------------------------------------------------
                                                                      1997              1996            1995
                                                                ----------------   -------------   -------------
   Income tax provision (benefit) at statutory rate .........     $ (5,286,000)     $2,217,000      $1,315,000
   State taxes (benefit) ....................................         (541,000)        120,000              --
   Alternative minimum tax ..................................               --              --         (12,000)
   Change in deferred tax allowance .........................        2,425,000        (158,000)       (515,000)
   Other items--net .........................................         (208,000)         27,000         101,000
                                                                  ------------      ----------      ----------
                                                                  $ (3,610,000)     $2,206,000      $  889,000
                                                                  ============      ==========      ==========

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows:


                                                                     1997            1996
                                                               ---------------   ------------
   Deferred tax assets:
    Short-term--
    Expense accruals not deducted for tax purposes .........    $  2,166,000      $  520,000
                                                                ------------      ----------
      Total short-term .....................................       2,166,000         520,000
   Long-term--
      Writedown of investment ..............................       1,800,000              --
      Other ................................................          68,000          37,000
                                                                ------------      ----------
      Total deferred tax assets ............................       4,034,000         557,000
    Less--Valuation allowance ..............................      (2,609,000)       (184,000)
                                                                ------------      ----------
      Net deferred tax asset ...............................       1,425,000         373,000
   Deferred tax liabilities--
    Short-term--
     Costs deducted for tax purposes .......................              --          24,000
    Long-term--
     Difference for depreciation of property,
       plant, and equipment ................................         372,000         349,000
                                                                ------------      ----------
      Total deferred tax liability .........................         372,000         373,000
                                                                ------------      ----------
   Net deferred tax asset ..................................    $  1,053,000      $       --
                                                                ============      ==========

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE H--INCOME TAXES--(CONTINUED)


     The Company has established a valuation allowance to offset the deferred tax assets that have resulted from certain items that will only be deductible when such items are actually incurred. The deferred tax assets primarily relate to allowance for uncollectible accounts, environmental accruals, and a write-off of preferred stock. Because it is difficult to predict when the environmental expenditures will be made and when the preferred stock will become deductible for tax purposes, the Company has elected to maintain a valuation allowance for a portion of its deferred tax asset. The valuation allowance will be maintained until it is more likely than not that these deferred tax assets will be realized.


NOTE I--STOCK OPTION PLANS


     In May 1992, the stockholders approved the Whitehall Corporation Incentive Stock Option Plan ("Incentive Plan") and the Whitehall Corporation Non-Employee Directors Stock Option Plan ("Directors Plan"). The Incentive Plan provides for the grant of incentive stock options for up to 650,000 shares of Common Stock to key employees. The Directors Plan provides for the grant of incentive stock options for up to 130,000 shares of Common Stock to non-employee Directors of the Company. Under the Plans, the exercise price for stock options will not be less than the fair market value of the optioned stock at the date of grant. Stock options expire ten years from the date of grant and generally vest over a five-year period with one-fifth of the shares becoming exercisable on each of the five anniversaries of the date of grant. As December 31, 1997, 1996, and 1995 there were 347,100, 218,600, and 196,200 options exercisable, respectively. The option period under both Plans may not be more than ten years from the date the option is granted.


     Transactions involving the Plans are summarized as follows:


                                                          SHARES
                                                       ------------
   Options outstanding, December 31, 1994 ..........      444,000
    Granted ($14.13 per share) .....................       20,000
    Canceled .......................................           --
    Exercised ($5.63-$7.75 per share) ..............      (27,200)
                                                          -------
   Options outstanding, December 31, 1995 ..........      436,800
    Granted ($17.75-$19.53 per share) ..............      130,000
    Canceled .......................................           --
    Exercised ($5.81-$7.75 per share) ..............      (65,600)
                                                          -------
   Options outstanding, December 31, 1996 ..........      501,200
    Granted ($16.375 per share) ....................       40,000
    Canceled ($7.75-$17.75 per share) ..............      (16,600)
    Exercised ($5.81-$7.75 per share) ..............      (24,600)
                                                          -------
   Options outstanding, December 31, 1997 ..........      500,000
                                                          =======

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE I--STOCK OPTION PLANS--(CONTINUED)


     The Company accounts for its stock option plans in accordance with Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized for stock option awards. In 1996, the Company adopted SFAS No. 123, which requires that options be priced using the fair value method, and has elected the disclosure only alternative. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. Using the fair value method to determine compensation costs, the Company's pro forma net income and net income per share would be:


                                                         1997               1996              1995
                                                  -----------------   ---------------   ---------------
   Net income: As Reported ....................   $(11,937,000)       $4,317,000        $2,949,000
     Pro Forma ................................    (11,940,000)       3,355,000         2,829,000
   Net income per share: As Reported ..........   $      (2.16)       $   0.75          $   0.52
     Pro Forma ................................          (2.16)           0.59              0.50
   The following assumptions were used:
   Risk free interest rate ....................           5.86%            7.03%             7.24%
   Expected dividend yield ....................             --               --                --
   Expected life of options ...................   10 years            10 years          10 years
   Expected volatility ........................          37.44%           38.19%            38.33%

     The weighted average fair value of the stock options granted during 1997, 1996 and 1995 was $9.91, $11.22 and $9.11, respectively. The weighted average exercise prices of the stock options outstanding and exercisable in 1997, 1996, and 1995 are:


                                                         1997         1996         1995
                                                     -----------   ----------   ----------
   Outstanding at beginning of the year ..........    $  10.12       $ 6.80       $ 6.38
    Granted ......................................       16.38        18.30        14.13
    Exercised ....................................        6.10         6.24         5.90
    Canceled .....................................       16.79           --           --
   Outstanding at end of year ....................       10.26        10.12         6.80
   Exercisable at end of year ....................    $   7.95       $ 6.67       $ 6.47

     Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.


NOTE J--SAVINGS PLAN


     The Company implemented a voluntary 401(k) savings plan for eligible employees (as defined by the Plan document) effective September 1, 1992. The Company contributed $50 per enrolling employee in 1995. The Company contributes 50% of employee contributions up to 1.5% of the employee's base salary. The Company may make future matching contributions at its discretion. Company contributions totaled approximately $86,000 in 1997, $40,000 in 1996, and $25,000 in 1995. The Company's contributions vest over a six-year period.

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE K--ACQUISITION


     In July 1997, the Company acquired an aircraft maintenance company in Macon, Georgia for approximately $6.7 million in cash and assumed liabilities. This acquisition involved the purchase of inventories, equipment, and certain intangible assets. This acquisition was accounted for using the purchase method of accounting. Accordingly, operations of the acquired business are included in the accompanying consolidated financial statements for the period subsequent to the effective date of the acquisition. See Note P for pro forma information for this acquisition as if it had occurred at the beginning of the fiscal year.


     The preliminary estimated fair values assigned to assets acquired and liabilities assumed is summarized as follows:


   Assets acquired .............    $  6,700,000
   Liabilities assumed .........      (5,200,000)
                                    ------------
   Cash purchase price .........    $  1,500,000
                                    ============

NOTE L--SALE OF ELECTRONICS SEGMENT


     In March 1997, the Company entered into an agreement to sell its Electronics segment to a group of private investors for approximately $2.7 million. The purchase consideration consists of approximately $1.9 million in cash and $864,000 in promissory notes bearing interest at a rate of 10% per annum. See Note P for pro forma information related to this transaction.


NOTE M--LEASES


     In 1997, the Company assumed capital leases for land and buildings in the acquisition of the aircraft maintenance facility in Macon, Georgia. Both leases carry an interest rate of 8.25% and expire in 2018. There were no capital leases in 1996. The following leased property included in the accompanying balance sheets is under capital leases:


   Land ..............................................    $  588,000
   Buildings .........................................     3,702,000
                                                          ----------
   Total leased property under capital lease .........     4,290,000
   Less: Accumulated depreciation ....................       (89,000)
                                                          ----------
                                                          $4,201,000
                                                          ==========

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE M--LEASES--(CONTINUED)


     The aggregate future minimum rental commitments as of December 31, 1997, for all noncancellable operating leases and capital leases are as follows:


                                            CAPITAL LEASES     OPERATING LEASES         TOTAL
                                           ----------------   ------------------   ---------------
   1998 ................................     $    432,000          $ 58,000         $    490,000
   1999 ................................          432,000            58,000              490,000
   2000 ................................          432,000            42,000              474,000
   2001 ................................          432,000            26,000              458,000
   2002 and thereafter .................        7,092,000           539,000            7,631,000
                                             ------------          --------         ------------
                                                8,820,000           723,000            9,543,000
   Amount related to interest ..........       (4,562,000)               --           (4,562,000)
                                             ------------          --------         ------------
   Total lease obligation ..............     $  4,258,000          $723,000         $  4,981,000
                                             ============          ========         ============

     Total rental expense amounted to approximately $281,000 in 1997, $305,000 in 1996, and $105,000 in 1995.


NOTE N--INDUSTRY SEGMENTS AND MAJOR CUSTOMERS


     The Company operated in two segments during 1997: Aircraft Maintenance and Electronics. The Aircraft Maintenance segment rebuilds, modifies and maintains turboprop and jet aircraft. The Electronics segment manufactures and distributes quartz crystals and oscillators.


     Operating profit represents total revenue less operating expenses, excluding general corporate expenses and interest expense. Identifiable assets are those assets used in each segment. Corporate assets are principally cash, prepaid items and capital assets.

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE N--INDUSTRY SEGMENTS AND MAJOR CUSTOMERS--(CONTINUED)


     Information about the Company's operations in the different segments is summarized as follows:


                                                              YEAR ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                           1997           1996         1995
                                                      --------------   ----------   ----------
                                                                   (IN THOUSANDS)
   Sales:
    Aircraft Maintenance ..........................     $ 65,119        $65,340      $ 42,641
    Electronics ...................................          672          2,884         3,640
    Ocean Systems .................................           --          1,946         9,948
                                                        --------        -------      --------
                                                        $ 65,791        $70,170      $ 56,229
                                                        ========        =======      ========
   Operating profit and income (loss) before taxes:
    Aircraft Maintenance ..........................     $ (9,764)       $ 7,026      $  3,430
    Electronics ...................................             (6)         557           796
    Ocean Systems .................................           --           (789)          419
                                                        ----------      -------      --------
                                                          (9,770)         6,794         4,645
   Corporate:
    Writedown of investment .......................       (4,500)            --            --
    Interest income ...............................          112            307           671
    Investment income (loss) ......................         (111)           440            --
    Gain (loss) on sale of assets .................         (314)            11           650
    General and administrative expenses ...........         (337)          (968)       (2,128)
    Interest expense ..............................         (627)           (61)           --
                                                        ----------      -------      --------
    Income (loss) before taxes$ ...................     $(15,547)       $ 6,523      $  3,838
                                                        ==========      =======      ========
   Identifiable assets:
    Aircraft Maintenance ..........................     $ 38,803        $32,507      $ 24,078
    Electronics ...................................           --          2,216         2,627
    Ocean Systems .................................           --             --         6,518
    Corporate .....................................        9,796         10,213         7,959
                                                        ----------      -------      --------
                                                        $ 48,599        $44,936      $ 41,182
                                                        ==========      =======      ========
   Depreciation and amortization:
    Aircraft Maintenance ..........................     $  1,179        $   776      $    813
    Electronics ...................................           --             50            27
    Ocean Systems .................................           --            193           219
    Corporate .....................................          163             77            38
                                                        ----------      -------      --------
                                                        $  1,342        $ 1,096      $  1,097
                                                        ==========      =======      ========
   Capital expenditures:
    Aircraft Maintenance ..........................     $  3,679        $ 3,395      $  1,441
    Electronics ...................................           --            100            46
    Ocean Systems .................................           --              5           181
    Corporate .....................................           60            938            --
                                                        ----------      -------      --------
                                                        $  3,739        $ 4,438      $  1,668
                                                        ==========      =======      ========

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE N--INDUSTRY SEGMENTS AND MAJOR CUSTOMERS--(CONTINUED)


     The Company has three customers in the Aircraft Maintenance segment that account for 23%, 16%, and 10% of 1997 consolidated net sales. The Company has three customers in the Aircraft Maintenance segment that account for 26%, 15%, and 14% of 1996 consolidated net sales. The Company has two customers in the Aircraft Maintenance segment that accounted for 30% and 21% of 1995 consolidated net sales. The United States government accounted for approximately 5% of consolidated net sales in 1997, and 2% of consolidated net sales in 1995. The Company made no sales to the United States government in 1996.


NOTE O--COMMITMENTS AND CONTINGENCIES


ENVIRONMENTAL MATTERS


     The Company's operations, like those of other companies engaged in similar businesses, are subject to extensive and evolving federal, state, and local environmental laws and regulations. The measurement of environmental liabilities is based on an evaluation of currently available facts with respect to each individual site and considers factors such as existing technology, presently enacted laws and regulations, and prior experience in remediation of contaminated sites. As assessments and remediation progress at individual sites, these liabilities are reviewed and adjusted to reflect the additional technical and legal information as it becomes available. In order to comply with present federal, state and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, the Company will be required to fund remediation efforts, which could result in potentially substantial operating costs and capital expenditures.


     The Company is taking remedial action pursuant to Environmental Protection Agency ("EPA") and Florida Department of Environmental Protection ("FDEP") regulations at the Lake City, Florida facility. Ongoing testing is being performed and new information is being gathered to continually assess the impact and magnitude of the required remediation efforts on the Company. Based upon the most recent cost estimates provided by environmental consultants, the Company believes that the total remaining testing, remediation and compliance costs for this facility will be approximately $2.4 million, which has been accrued at December 31, 1997. Testing and evaluation for all known sites on the Company's Lake City, Florida property is substantially complete and Whitehall has commenced a remediation program. Whitehall is currently monitoring the remediation, which will extend into the future. During 1997, Whitehall's accruals were increased because of this monitoring which indicated a need for new equipment and additional monitoring. Based on current testing, technology, environmental law and clean-up experience to date, Whitehall believes that it has established an accrual for a reasonable estimate of the costs associated with its current remediation strategies.


     Additionally, there are other areas adjacent to Whitehall's Lake City property that could also require remediation. The Company believes it is not responsible for these areas; however, it may be asserted that Whitehall (among other parties) is responsible for the remediation of those properties. No estimate of any such costs to the Company is available at this time.


     In connection with the sale of Crystek (see Note L), Whitehall was required to perform, at its own expense, an environmental site assessment at the Crystek facility. The Company is also required to remedy all recognized environmental conditions identified in the assessment to bring the Crystek facility into compliance with all applicable Federal, State, and local environmental laws. If the facility is not

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE O--COMMITMENTS AND CONTINGENCIES--(CONTINUED)


brought into compliance with environmental laws by December 31, 1998, the buyer shall have the option of requiring the Company to repurchase the property. The Company has engaged environmental consultants to review potential environmental liabilities at the Crystek facility. Such investigation and testing resulted in the identification of likely environmental remedial actions. Whitehall has completed the preliminary testing for the environmental evaluation of the Crystek property. Based on current testing, technology and environmental law, Whitehall believes that the likely remediation and compliance costs will be $1 million, which amount was recorded at December 31, 1997. Whitehall is in the process of additional testing on this site, which may cause such estimate to increase in the future, depending on the results of such studies. The Company is unable to determine at this time whether the $1 million reserved for remediation and compliance costs will be adequate.


     Future information and developments will require the Company to continually reassess the expected impact of the environmental matters discussed above. Actual costs to be incurred in future periods may vary from the estimate, given the inherent uncertainties in evaluating environmental exposures. These uncertainties included the extent of required remediation based on testing and evaluation not yet completed and the varying costs and effectiveness of remediation methods.


     To comply with the financial assurances required by the Florida Department of Environmental Protection (FDEP), the Company requested and a bank issued a $1,700,000 standby letter of credit in favor of the FDEP. This letter of credit meets all conditions required by the FDEP.


LEGAL MATTERS


     On May 10, 1991, an action was filed in the District Court of Dallas County, Texas, by Lee D. Webster, former Chairman, Chief Executive Officer and President of Whitehall, against the Company, each of its directors (other than Mr. Webster) and Cambridge Capital Fund, L.P., alleging, among other things, that (i) the defendants' actions, both individually and in concert, constituted willful interference with Mr. Webster's employment relationship with the Company and was the direct cause of Mr. Webster's termination as its President and Chairman of the Board, and (ii) the defendants' actions forced Mr. Webster into retirement without providing Mr. Webster with retirement benefits which Mr. Webster was purportedly promised. On August 17, 1994, the defendants were granted a partial summary judgment. On October 24, 1994, Mr. Webster filed a third amended petition and alleged the following causes of action: tortuous interference with contractual relations against Cambridge Capital Fund, L.P., and directors George F. Baker and John J. McAtee; intentional infliction of emotional distress and breach of oral contracts. The third amended petition sought compensatory and punitive damages in excess of $35 million. On January 12, 1995, the Court entered an abatement on one of the breach of oral contract claims against the Company and entered a summary judgment in the defendants' favor on all remaining claims alleged by Mr. Webster. On February 26, 1996, the Court granted a summary judgment in favor of the defendants on Mr. Webster's remaining claims and entered a take nothing final judgment which dismissed all of Mr. Webster's claims with prejudice to refiling. On March 26, 1996, Mr. Webster appealed the final judgment to the Dallas, Texas Court of Appeals. Oral argument was held on November 13, 1997. To date, no decision has been reached by the court. Management intends to vigorously defend this appeal.


     The Company is also involved in certain legal proceedings in the normal course of its business. After consultation with counsel, management is of the opinion that the outcome of the above-mentioned proceedings will not have a material effect on the financial position or results of operations of the Company.

                    WHITEHALL CORPORATION AND SUBSIDIARIES

NOTE P--PRO FORMA INFORMATION

     The unaudited pro forma financial information presented below is for the years ended December 31, 1997 and 1996. The unaudited pro forma financial information gives effect to the sale of the Ocean Systems and Electronics segments and the purchase of the Macon facility as if such transactions had occurred as of January 1, 1996:


                                           1997               1996
                                     ----------------   ----------------
   Net sales .....................    $  76,153,000       $ 81,719,000
   Net income (loss) .............      (12,841,000)         3,506,000
   Net income per share ..........            (2.33)               0.64

     The pro forma financial information does not purport to represent what the results of operations of the Company would have actually been if the aforementioned transactions had occurred on January 1, 1996, nor does it project the results of operations for any future periods.

NOTE Q--RELATED PARTY TRANSACTIONS

     As of December 31, 1997, two former officers of the Company were indebted to the Company in the aggregate amount of approximately $363,000. This amount is classified as accounts receivable and is fully reserved. These receivables will be written off in 1998.

NOTE R--SUBSEQUENT EVENT

     In March 1998, the Company entered into a definitive agreement with Aviation Sales Company (AVS). Under the terms of the agreement, the Company will exchange its common stock for common stock of AVS. This transaction is expected to be accounted for as a pooling of interests.

NOTE S--SUMMARY OF QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)


                                                                      QUARTER ENDED
                                          ----------------------------------------------------------------------
                                             MAR. 31        JUNE 30       SEPT. 30      DEC. 31         TOTAL
                                          ------------   ------------   -----------   -----------   ------------
                                                        (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
   1997:
    Net sales .........................     $ 13,551       $ 19,035       $14,256       $18,949      $  65,791
    Gross profit (loss) ...............        2,560          3,524        (6,955)        2,465          1,594
    Net income (loss) .................        1,135          1,329        (8,231)       (6,170)       (11,937)
    Net income (loss) per common share:
     Basic ............................     $   0.21       $   0.24       $  1.49)      $  1.12)     $   (2.16)
     Diluted ..........................     $   0.20       $   0.23       $  1.49)      $  1.12)     $   (2.16)
   1996:
    Net sales .........................     $ 20,187       $ 20,221       $16,318       $13,444      $  70,170
    Gross profit ......................        3,092          2,879         2,197         2,193         10,361
    Net income ........................        1,063          1,129         1,187           938          4,317
    Net income per common share:*
     Basic ............................     $   0.19       $   0.21       $  0.22       $  0.17      $    0.79
     Diluted ..........................     $   0.19       $   0.20       $  0.21       $  0.16      $    0.75

----------------
* Restated to give effect to 100% stock dividend to stockholders' of record at the close of business on March 25, 1997.


     The fourth quarter of 1997 net loss and loss per share reflect approximately $6.5 million of adjustments to accrue additional environmental reserves, increase the allowance for bad debts, and increase the allowance for obsolete inventory.

                    WHITEHALL CORPORATION AND SUBSIDIARIES
              CONDENSED CONSOLIDATED BALANCE SHEETS--(UNAUDITED)

                                                                          MARCH 31,        DECEMBER 31,
                                                                            1998               1997
                                                                      ----------------   ----------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ........................................    $   1,140,000      $   1,251,000
 Accounts receivable, net .........................................       17,057,000         16,234,000
 Income taxes receivable ..........................................        2,590,000          2,590,000
 Inventories ......................................................        6,342,000          6,029,000
 Prepaid expenses and other .......................................          576,000            636,000
 Current deferred income tax ......................................        1,053,000          1,053,000
 Notes receivable .................................................          549,000            516,000
                                                                       -------------      -------------
  TOTAL CURRENT ASSETS ............................................       29,307,000         28,309,000
INVESTMENTS .......................................................          560,000                 --
PROPERTY, PLANT AND EQUIPMENT .....................................       30,105,000         29,767,000
Less allowances for depreciation and amortization .................      (12,669,000)       (12,200,000)
                                                                       -------------      -------------
                                                                          17,436,000         17,567,000
NOTES RECEIVABLE ..................................................        2,723,000          2,723,000
                                                                       -------------      -------------
  TOTAL ASSETS ....................................................    $  50,026,000      $  48,599,000
                                                                       =============      =============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and accrued liabilities .........................    $   6,233,000      $   6,618,000
 Notes payable to bank ............................................       11,600,000          9,713,000
 Current portion of Long term debt ................................          283,000            283,000
 Current portion of obligations under capital lease ...............           84,000             84,000
 Accrued environmental costs ......................................        3,954,000          3,954,000
                                                                       -------------      -------------
  TOTAL CURRENT LIABILITIES .......................................       22,154,000         20,652,000
NON-CURRENT LIABILITIES ...........................................        4,645,000          4,645,000
LONG TERM DEBT ....................................................          192,000            263,000
SHAREHOLDERS' EQUITY:
 Common stock, $.10 par value: Authorized shares--20,000,000 Issued
   shares (1998--7,691,312; 1997--7,691,312) ......................          770,000            770,000
 Additional paid-in capital .......................................        1,914,000          1,914,000
 Retained earnings ................................................       36,496,000         36,500,000
                                                                       -------------      -------------
                                                                          39,180,000         39,184,000
Less treasury shares at cost (1998 and 1997--2,161,312) ...........      (16,145,000)       (16,145,000)
                                                                       -------------      -------------
  TOTAL SHAREHOLDERS' EQUITY ......................................       23,035,000         23,039,000
                                                                       -------------      -------------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ......................    $  50,026,000      $  48,599,000
                                                                       =============      =============

                   See notes to condensed consolidated financial statements.

                    WHITEHALL CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF INCOME--(UNAUDITED)

                                                       FOR THE THREE MONTHS ENDED
                                                    ---------------------------------
                                                       MARCH 31,         MARCH 31,
                                                         1998              1997
                                                    --------------   ----------------
Net Sales:
  Services ......................................    $19,766,000       $ 12,879,000
 Products .......................................             --            672,000
                                                     -----------       ------------
                                                      19,766,000         13,551,000
Cost of Sales:
  Services ......................................     19,088,000         10,580,000
 Products .......................................             --            411,000
                                                     -----------       ------------
                                                      19,088,000         10,991,000
GROSS PROFIT ....................................        678,000          2,560,000
Selling, general and administrative .............        934,000          1,499,000
                                                     -----------       ------------
INCOME/(LOSS) FROM OPERATIONS ...................       (256,000)         1,061,000
Other income, net ...............................        249,000            830,000
                                                     -----------       ------------
INCOME/(LOSS) BEFORE INCOME TAXES ...............         (7,000)         1,891,000
Provision for (benefit from) income tax .........         (3,000)           756,000
                                                     -----------       ------------
NET INCOME/(LOSS) ...............................    $    (4,000)      $  1,135,000
                                                     ===========       ============
NET INCOME/(LOSS) PER SHARE
 Basic ..........................................    $     (0.00)      $       0.21
                                                     ===========       ============
 Diluted ........................................    $     (0.00)      $       0.20
                                                     ===========       ============
WEIGHTED AVERAGE SHARES OUTSTANDING .............
 Basic ..........................................      5,530,000          5,508,400
 Diluted ........................................      5,530,000          5,735,307

                   See notes to condensed consolidated financial statements.

                    WHITEHALL CORPORATION AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS--(UNAUDITED)


                                                                           FOR THE THREE MONTHS ENDED
                                                                        ---------------------------------
                                                                           MARCH 31,         MARCH 31,
                                                                              1998              1997
                                                                        ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income(Loss) ....................................................    $     (4,000)     $  1,135,000
Adjustments to reconcile net income to net cash used in operating activities:
 Depreciation and amortization ......................................         469,000           292,000
 Gain on sale of Electronics segment ................................              --          (710,000)
 Equity in earnings of equity investment ............................        (560,000)         (134,000)
Changes in assets and liabilities net of sale of Electronics segment:
 Accounts receivable, net ...........................................        (823,000)       (4,636,000)
 Income taxes receivable ............................................              --           458,000
 Inventories ........................................................        (313,000)         (604,000)
 Prepaid expenses and other .........................................          60,000           139,000
 Accounts payable and other accrued liabilities .....................        (385,000)        1,242,000
 Accrued environmental costs ........................................              --           (75,000)
 Other assets and liabilities .......................................         (33,000)          277,000
                                                                         ------------      ------------
Net cash used in operating activities ...............................      (1,589,000)       (2,616,000)
                                                                         ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures ................................................        (338,000)       (1,082,000)
Notes receivable ....................................................              --          (846,000)
Proceeds from sale of Electronics segment ...........................              --         2,566,000
                                                                         ------------      ------------
Net cash used in investing activities ...............................        (338,000)          638,000
                                                                         ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in bank line of credit loan, net of repayments .............       1,887,000         2,450,000
Payments on long-term debt ..........................................         (71,000)          (70,000)
                                                                         ------------      ------------
Net proceeds from the exercise of stock options .....................              --            18,000
                                                                         ------------      ------------
Net cash provided by financing activities ...........................       1,816,000         2,398,000
                                                                         ------------      ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS .......................................................        (111,000)          420,000
                                                                         ------------      ------------
CASH AND CASH EQUIVALENTS, beginning of period ......................       1,251,000         2,656,000
                                                                         ------------      ------------
CASH AND CASH EQUIVALENTS, end of period ............................    $  1,140,000      $  3,076,000
                                                                         ============      ============

      The accompanying notes are an integral part of these consolidated financial statements.

                    WHITEHALL CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                 MARCH 31, 1998


1. BASIS OF PRESENTATION:


     The accompanying unaudited condensed consolidated financial statements include the accounts of Whitehall Corporation and those of all of its majority-owned subsidiaries ("Whitehall" or the "Company") and have been prepared in accordance with Form 10-Q instructions and thus do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.


     Operating results for the three month period ending March 31, 1998, are not necessarily indicative of the results that may be expected for the entire year.


     During February of 1997, the Financial Accounting Standards Board issued SFAS No. 128, Earnings per Share, which became effective for all financial statements issued for periods ending after December 15, 1997, including interim periods. SFAS No. 128 provides for the presentation of basic and diluted earnings per share on the face of the financial statements and supersedes Accounting Principles Board (APB) Opinion No. 15, Earnings per Share. SFAS No. 128 requires the restatement of earnings per share for prior periods presented after its effective date. Earnings per share for the three month periods ended March 31, 1998 and 1997 have been computed under SFAS No. 128.


     SFAS No. 130 "Reporting Comprehensive Income" is effective for fiscal years beginning after December 15, 1997. However, the Company has no elements of comprehensive income; therefore, net income equals comprehensive income.


     For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


2. JOINT VENTURE:


     During 1994, the Company obtained a 40% ownership in AvAero Noise Reduction Joint Venture ("AvAero"), a joint venture involved in the development of aircraft-related technology for an initial investment of $1,000. The Company accounts for its investment in AvAero under the equity method. In 1994, the Company obtained a promissory note for an advance of $2,000,000 to the joint venture. The principal balance of the promissory note accrues interest at a maximum rate of 5%, and the principal balance together with accrued interest are due January 5, 1999. The note is secured by certain assets of AvAero. During 1997, 1996 and 1995 the Company advanced an additional $476,000, $75,000 and $1,020,000 to AvAero, net of repayments. The Company has made no further advances since 1997. These advances are included in accounts receivable.


3. COMMITMENTS AND CONTINGENCIES:


     On May 10, 1991, an action was filed in the District Court of Dallas County, Texas, by Lee D. Webster, former Chairman, Chief Executive Officer and President of Whitehall, against the Company, each of its directors (other than Mr. Webster) and Cambridge Capital Fund, L.P., alleging, among other things, that (i) the defendants' actions, both individually and in concert, constituted willful interference with Mr. Webster's employment relationship with the Company and were the direct cause of Mr.

                    WHITEHALL CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

                                 MARCH 31, 1998


3. COMMITMENTS AND CONTINGENCIES:--(CONTINUED)


Webster's termination as its President and Chairman of the Board, and (ii) the defendants' actions forced Mr. Webster into retirement without providing Mr. Webster with retirement benefits which Mr. Webster was purportedly promised. On August 17, 1994, the defendants were granted a partial summary judgment. On October 24, 1994, Mr. Webster filed a third amended petition and alleged the following causes of action: tortious interference with contractual relations against Cambridge Capital Fund, L.P., and directors George F. Baker and John J. McAtee; intentional infliction of emotional distress; and breach of oral contracts. The third amended petition sought compensatory and punitive damages in excess of $35 million. On January 12, 1995, the Court entered an abatement on one of the breach of oral contract claims against the Company and entered a summary judgment in the defendants' favor on all remaining claims alleged by Mr. Webster. On February 26, 1996, the Court granted a summary judgment in favor of the defendants on Mr. Webster's remaining claim and entered a take nothing final judgment which dismissed all of Mr. Webster's claims with prejudice to refiling. On March 26, 1996, Mr. Webster appealed the final judgment to the Dallas, Texas Court of Appeals. On April 10, 1998 the Texas Court of Appeals affirmed the trial court's summary judgement ruling in favor of the defendants on each of Mr. Webster's claims.


     A subsidiary of the Company, Aero Corporation ("Aero"), is taking remedial action pursuant to Environmental Protection Agency ("EPA") regulations at the Lake City, Florida facility. In addition, the Company was required to perform an environmental site assessment at the facility of a subsidiary in connection with the sale of the facility during the first quarter of 1997. The Company does not anticipate any material direct effects upon the capital expenditures, earnings and competitive position of the Company from compliance with present Federal, State and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment in excess of the Company's reserves.


     The Company does expect, however, that compliance with such regulations will require, from time to time, both increased operating costs and capital expenditures which may be substantial. As of March 31, 1998 and December 31, 1997, the Company had reserved, in the aggregate, approximately $3.95 million for anticipated environmental remediation costs. Included among the remaining costs to be incurred are anticipated expenditures for testing and monitoring to be performed over a 20 to 30 year period. Actual costs to be incurred in future periods may vary from the estimate, given the inherent uncertainties in evaluating environmental exposures. These uncertainties include the extent of required remediation based on testing and evaluation not yet completed and the varying costs and effectiveness of remediation methods.


     The Company is also involved in certain legal proceedings in the normal course of its business. After consultation with counsel, management is of the opinion that the outcome of the above-mentioned proceedings will not have a material effect on the financial position or results of operations of the Company beyond the amounts currently reserved.


4. ACQUISITIONS AND MERGERS:


     In March of 1998, the Company entered into a definitive merger agreement (the "Merger Agreement") with Aviation Sales Company ("AVS") pursuant to which a wholly-owned subsidiary of

                    WHITEHALL CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

                                 MARCH 31, 1998


4. ACQUISITIONS AND MERGERS:--(CONTINUED)


AVS will merge (the "Merger") with and into the Company. As a result of the Merger, the Company will become a wholly owned subsidiary of AVS. The Merger is expected to be accounted for as a pooling of interests. Under the terms of the Merger Agreement, each share of the Company's common stock outstanding at the effective time of the Merger will be converted into the right to receive .5143 shares of common stock of AVS. Consummation of the Merger, which is expected to occur at the end of the second quarter of 1998, is subject to customary closing conditions, including, without limitation, approval of the Company's and AVS's stockholders. No assurance can be given that the Merger will ultimately be consummated or that it will be consummated on the terms set forth in the Merger Agreement.


     In July 1997, Whitehall purchased from Zantop International Airlines, Inc. ("Zantop") certain assets (the "Acquired Assets") used in connection with the operation of Zantop's third party aircraft maintenance business located in Macon, Georgia. Among the Acquired Assets were all of Zantop's leasehold interest in the properties located at its Macon facility (the "Leased Facilities"). The purchase price for the Acquired Assets was $1.5 million in cash plus assumption of certain liabilities, including approximately $4.3 million in future lease obligations relating to the Leased Facilities.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company and the historical financial statements of entities acquired by the Company (Kratz) during the periods presented and entities whose future acquisition is considered probable by management of the Company (Whitehall), adjusted to give effect to the offering of the Notes. Specifically, the following unaudited pro forma condensed combined financial statements present: (i) the pro forma financial position of the Company at March 31, 1998 as if the proposed merger with Whitehall had been consummated on that date, and (ii) the pro forma results of operations of the Company for the three months ended March 31, 1998 as if the Offering had been consummated as of January 1, 1998, and for the year ended December 31, 1997, as if the acquisition of Kratz and the Offering had been consummated as of January 1, 1997. The pro forma, as adjusted results of operations for the three months ended March 31, 1998 and the year ended December 31, 1997 are further adjusted as if the Merger had occurred on January 1, 1998 and January 1, 1997, respectively. Additionally as the Merger is expected to be accounted for as a pooling of interests, pro forma results of operations for 1995 and 1996 including Whitehall have been included. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the separate historical financial statements and the notes thereto appearing elsewhere in this Prospectus or incorporated elsewhere in this Prospectus by reference. The unaudited pro forma condensed combined financial data have been included for comparative purposes only and do not purport to be indicative of the results of operations or financial position which actually would have been obtained if the Merger, the offering of the Notes and the Kratz acquisition had been effected at the beginning of the periods or as of the date indicated or of the financial position or results of operations which may be obtained in the future.

     The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company and the historical financial statements of entities acquired by the Company during and subsequent to the periods presented, adjusted as described below for the following acquisitions:


COMPANY                                        ACQUISITION DATE       METHOD OF ACCOUNTING
--------------------------------------------   --------------------   ---------------------
Dixie Bearings Incorporated ("Dixie")          August 9, 1996         Purchase
AvEng Trading Partners ("AvEng")               December 10, 1996      Pooling of Interests
Aerocell Structures, Inc. ("Aerocell")         September 30, 1997     Pooling of Interests
Kratz-Wilde Machine Company ("Kratz")          October 17, 1997       Purchase
Apex Manufacturing, Inc. ("Apex")              December 31, 1997      Pooling of Interests
Caribe Aviation, Inc. and Aircraft Interior
  Design, Inc. ("Caribe")                      March 6, 1998          Purchase

     The post acquisition results of operations of Caribe have been included in the historical operations of the Company. Pro forma adjustments to record the pre-acquisition results of operations of Caribe have not been made due to the immateriality of the amounts.

     The post acquisition results of operations of Dixie have been included in the historical operations of the Company. Pro forma adjustments to record the pre-acquisition results of operations of Dixie have not been made due to the immateriality of the amounts.

     The results of operations of AvEng are included in the historical operations of the Company for 1996, 1997 and the three months ended March 31, 1998. The results of operations of AvEng for the year ended December 31, 1995 have not been restated to give retroactive effect to the AvEng acquisition due to the immateriality of the restated amounts.

     The results of operations of Aerocell and Apex are included in the historical operations of the Company for the year ended December 31, 1997 and the three months ended March 31, 1998. The Company's historical results of operations for the years ended December 31, 1995 and 1996 have not been restated to give retroactive effect to the Aerocell and Apex acquisitions due to the immateriality of the restated amounts.

     The post acquisition results of operations of Kratz have been included in the historical operations of the Company. Pro forma adjustments to record the pre-acquisition results of operations of Kratz are included in the accompanying 1997 pro forma financial information.

                    UNAUDITED PRO FORMA CONDENSED COMBINED
                                 BALANCE SHEET
                             AS OF MARCH 31, 1998

                                                                                     PRO FORMA              PRO FORMA
                                              THE COMPANY        WHITEHALL          ADJUSTMENTS              BALANCE
                                           ----------------- ---------------- ----------------------   -------------------
ASSETS
CURRENT ASSETS
 Cash and cash equivalents ...............   $   5,074,019    $   1,140,000      $           --          $   6,214,019
 Accounts receivable, net ................      76,209,381       17,057,000                  --             93,266,381
 Inventories .............................     179,850,077        6,342,000                  --            186,192,077
 Other current assets ....................       5,873,061        4,768,000                  --             10,641,061
                                             -------------    -------------      --------------          -------------
  Total current assets ...................     267,006,538       29,307,000                                296,313,538
                                             -------------    -------------                              -------------
EQUIPMENT ON LEASE, net ..................      16,823,403               --                  --             16,823,403
                                             -------------    -------------      --------------          -------------
FIXED ASSETS, net ........................      27,465,209       17,436,000                  --             44,901,209
                                             -------------    -------------      --------------          -------------
AMOUNTS DUE FROM
  RELATED PARTIES ........................       2,354,153        2,723,000                  --              5,077,153
                                             -------------    -------------      --------------          -------------
INVESTMENTS ..............................              --          560,000                  --                560,000
                                             -------------    -------------      --------------          -------------
OTHER ASSETS .............................
 Goodwill ................................      27,051,995               --                  --             27,051,995
 Other ...................................       8,838,089               --                  --              8,838,089
                                             -------------    -------------      --------------          -------------
  Total other assets .....................      35,890,084               --                  --             35,890,084
                                             -------------    -------------      --------------          -------------
  Total assets ...........................   $ 349,539,387    $  50,026,000      $           --          $ 399,565,387
                                             =============    =============      ==============          =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable and
   accrued expenses ......................   $  36,983,945    $   6,233,000      $           --          $  43,216,945
 Accrued environmental costs .............              --        3,954,000                  --              3,954,000
 Notes payable, current maturities-- .....      25,793,820       11,967,000                  --             37,760,820
 Other notes payable .....................       3,500,000               --                  --              3,500,000
                                             -------------    -------------      --------------          -------------
  Total current liabilities ..............      66,277,765       22,154,000                  --             88,431,765
                                             -------------    -------------      --------------          -------------
LONG-TERM LIABILITIES
 Deferred income and other ...............       1,240,147          471,000                  --              1,711,147
 Notes payable ...........................      10,040,795        4,366,000                  --             14,406,795
 Senior Subordinated Notes, net ..........     164,014,228               --                  --            164,014,228
                                             -------------    -------------      --------------          -------------
  Total long-term liabilities ............     175,295,170        4,837,000                  --            180,132,170
                                             -------------    -------------      --------------          -------------
STOCKHOLDERS' EQUITY
 Preferred stock .........................              --               --                  --                     --
 Common stock ............................           9,594          770,000            (767,156)(B)             12,438
 Additional paid-in capital ..............      76,635,371        1,914,000         (15,377,844)(B)         63,171,527
 Retained earnings .......................      31,321,487       36,496,000                  --             67,817,487
 Less--Treasury stock ....................              --      (16,145,000)         16,145,000 (B)                 --
                                             -------------    -------------      --------------          -------------
  Total stockholders' equity .............     107,966,452       23,035,000                  --            131,001,452
                                             -------------    -------------      --------------          -------------
  Total liabilities and
    stockholders' equity .................   $ 349,539,387    $  50,026,000      $           --          $ 399,565,387
                                             =============    =============      ==============          =============
  Outstanding shares of
    common stock .........................       9,593,560                                                  12,437,639(A)
                                             =============                                               =============
  Book value per common share ............   $       11.25                                               $       10.53(A)
                                             =============                                               =============

                  The accompanying notes are an integral part
                of this unaudited pro forma condensed combined balance sheet.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998


                                                          OFFERING          PRO FORMA
                                       THE COMPANY       ADJUSTMENTS      FOR OFFERING
                                    ---------------- ------------------ ----------------
OPERATING REVENUES
 Sales of aircraft parts, net .....   $ 80,329,623     $         --       $ 80,329,623
 Services .........................             --               --                 --
 Rentals from leases
  and other .......................      2,126,480               --          2,126,480
                                      ------------     ------------       ------------
                                        82,456,103               --         82,456,103
COST OF SALES .....................     57,860,554               --         57,860,554
                                      ------------     ------------       ------------
GROSS PROFIT ......................     24,595,549               --         24,595,549
OPERATING EXPENSES ................     13,903,781               --         13,903,781
                                      ------------     ------------       ------------
INCOME FROM OPERATIONS ............     10,691,768               --         10,691,768
OTHER (INCOME) EXPENSES ...........      3,630,049          158,072 (K)      3,788,121
                                      ------------     ------------       ------------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS
 BEFORE INCOME TAXES ..............      7,061,719         (158,072)(K)      6,903,647
INCOME TAX (BENEFIT) EXPENSE.......      2,712,351          (61,648)(K)      2,650,703
                                      ------------     ------------       ------------
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEMS ..............   $  4,349,368     $    (96,424)      $  4,252,944
                                      ============     ============       ============
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEMS
 PER SHARE:
 Basic ............................   $       0.46                        $       0.45
                                      ============                        ============
 Diluted ..........................   $       0.45                        $       0.44
                                      ============                        ============
WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES
 OUTSTANDING:
 Diluted ..........................      9,592,820                           9,592,820
                                      ============                        ============

                                                          MERGER            PRO FORMA
                                       WHITEHALL       ADJUSTMENTS         AS ADJUSTED
                                    -------------- ------------------- -------------------
OPERATING REVENUES
 Sales of aircraft parts, net .....  $         --      $  (65,693)(E)    $   80,263,930
 Services .........................    19,766,000              --            19,766,000
 Rentals from leases
  and other .......................            --              --             2,126,480
                                     ------------      ----------        --------------
                                       19,766,000         (65,693)          102,156,410
COST OF SALES .....................    19,088,000         (32,847)(E)        76,915,707
                                     ------------      ----------        --------------
GROSS PROFIT ......................       678,000         (32,846)           25,240,703
OPERATING EXPENSES ................       934,000              --            14,837,781
                                     ------------      ----------        --------------
INCOME FROM OPERATIONS ............      (256,000)        (32,846)           10,402,922
OTHER (INCOME) EXPENSES ...........      (249,000)             --             3,539,121
                                     ------------      ----------        --------------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS
 BEFORE INCOME TAXES ..............        (7,000)        (32,846)            6,863,801
INCOME TAX (BENEFIT) EXPENSE.......        (3,000)        (12,810)(E)         2,634,893
                                     ------------      ----------        --------------
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEMS ..............  $     (4,000)     $  (20,036)       $    4,228,908
                                     ============      ==========        ==============
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEMS
 PER SHARE:
 Basic ............................                                      $         0.34(C)
                                                                         ==============
 Diluted ..........................                                      $         0.34(C)
                                                                         ==============
WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES
 OUTSTANDING:
 Diluted ..........................                                          12,436,899(C)
                                                                         ==============


             The accompanying notes are an integral part of these financial statements.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                                  ACQUISITION
                                                                                      AND
                                                                                   OFFERING
                                            THE COMPANY         KRATZ             ADJUSTMENTS
                                         ----------------- -------------- --------------------------
OPERATING REVENUES
 Sales of aircraft parts, net ..........   $ 243,819,616    $28,711,522       $            --
 Services ..............................              --             --                    --
 Rentals from leases and other .........      13,079,138             --                    --
                                           -------------    -----------       ---------------
                                             256,898,754     28,711,522                    --
COST OF SALES ..........................     180,712,495     18,499,320               754,470 (G)
                                           -------------    -----------       ---------------
GROSS PROFIT ...........................      76,186,259     10,212,202              (754,470)
OPERATING EXPENSES .....................      41,192,054      1,879,018             1,128,814 (G)(H)
                                           -------------    -----------       ---------------
INCOME (LOSS) FROM
 OPERATIONS ............................      34,994,205      8,333,184            (1,883,284)
OTHER (INCOME) EXPENSES ................       7,431,916        (87,675)            7,186,833 (I)(L)
                                           -------------    -----------       ---------------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS
 BEFORE INCOME TAXES ...................      27,562,289      8,420,859            (9,070,117)
INCOME TAX (BENEFIT)
 EXPENSE ...............................      10,781,519             --              (253,210)(J)(L)
                                           -------------    -----------       ---------------
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEMS ...................   $  16,780,770    $ 8,420,859       $    (8,816,907)
                                           =============    ===========       ===============
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEMS
 PER SHARE:
 Basic .................................   $        1.78
                                           =============
 Diluted ...............................   $        1.77
                                           =============
WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES
 OUTSTANDING:
 Diluted ...............................       9,484,097
                                           =============

                                             PRO FORMA
                                           FOR THE KRATZ
                                            ACQUISITION
                                              AND THE                               MERGER             PRO FORMA,
                                              OFFERING         WHITEHALL          ADJUSTMENTS         AS ADJUSTED
                                         ----------------- ----------------- -------------------- -------------------
OPERATING REVENUES
 Sales of aircraft parts, net ..........   $ 272,531,138     $     672,000      $  (151,430)(E)     $  273,051,708
 Services ..............................              --        65,119,000               --             65,119,000
 Rentals from leases and other .........      13,079,138                --               --             13,079,138
                                           -------------     -------------      -----------         --------------
                                             285,610,276        65,791,000         (151,430)           351,249,846
COST OF SALES ..........................     199,966,285        64,197,000          (80,039)(E)        264,083,246
                                           -------------     -------------      -----------         --------------
GROSS PROFIT ...........................      85,643,991         1,594,000          (71,391)            87,166,600
OPERATING EXPENSES .....................      44,199,886        11,590,000               --             55,789,886
                                           -------------     -------------      -----------         --------------
INCOME (LOSS) FROM
 OPERATIONS ............................      41,444,105        (9,996,000)         (71,391)            31,376,714
OTHER (INCOME) EXPENSES ................      14,531,074         5,551,000               --             20,082,074
                                           -------------     -------------      -----------         --------------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS
 BEFORE INCOME TAXES ...................      26,913,031       (15,547,000)         (71,391)            11,294,640
INCOME TAX (BENEFIT)
 EXPENSE ...............................      10,528,309        (3,610,000)         (27,842) (E)         6,890,467
                                           -------------     -------------      -----------         --------------
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEMS ...................   $  16,384,722     $ (11,937,000)     $   (43,549)        $    4,404,173
                                           =============     =============      ===========         ==============
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEMS
 PER SHARE:
 Basic .................................   $        1.74                                            $         0.36
                                           =============                                            ==============
 Diluted ...............................   $        1.73                                            $         0.36(C)
                                           =============                                            ==============
WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES
 OUTSTANDING:
 Diluted ...............................       9,484,097                                                12,322,004(C)
                                           =============                                            ==============


               The accompanying notes are an integral part of these financial statements.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                                   MERGER
                                             THE COMPANY        WHITEHALL        ADJUSTMENTS            PRO FORMA
                                         ------------------   ------------- --------------------   -------------------
OPERATING REVENUES
 Sales of aircraft parts, net ..........   $151,407,093        $ 4,830,000     $   (380,252)(E)      $ 155,856,841
 Services ..............................             --         65,340,000               --             65,340,000
 Rentals from leases and other .........     10,536,776                 --               --             10,536,776
                                           ------------        -----------     ------------          -------------
                                            161,943,869         70,170,000         (380,252)           231,733,617
COST OF SALES ..........................    110,358,502         59,809,000         (163,098) (E)       170,004,404
                                           ------------        -----------     ------------          -------------
GROSS PROFIT ...........................     51,585,367         10,361,000         (217,154)            61,729,213
OPERATING EXPENSES .....................     29,301,532          4,656,000               --             33,957,532
                                           ------------        -----------     ------------          -------------
INCOME FROM OPERATIONS .................     22,283,835          5,705,000         (217,154)            27,771,681
OTHER (INCOME) EXPENSES ................      5,350,020           (818,000)              --              4,532,020
                                           ------------        -----------     ------------          -------------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAXES ................................     16,933,815          6,523,000         (217,154)            23,239,661
INCOME TAX (BENEFIT) EXPENSE ...........      6,604,188(D)       2,206,000          (84,690)(E)          8,725,498
                                           ------------        -----------     ------------          -------------
INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEMS ..................   $ 10,329,627        $ 4,317,000     $   (132,464)         $  14,514,163
                                           ============        ===========     ============          =============
INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEMS
  PER SHARE:
 Basic(F) ..............................   $       1.32                                              $        1.37
                                           ============                                              =============
 Diluted(F) ............................   $       1.32                                              $        1.35(C)
                                           ============                                              =============
WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING:
 Diluted ...............................      7,819,837                                                 10,769,348(C)
                                           ============                                              =============


           The accompanying notes are an integral part of these financial statements.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                                    MERGER
                                             THE COMPANY         WHITEHALL        ADJUSTMENTS            PRO FORMA
                                         ------------------   -------------- --------------------   -------------------
OPERATING REVENUES
 Sales of aircraft parts, net ..........   $108,434,709        $13,588,000       $  (261,333)(E)      $ 121,761,376
 Services ..............................             --         42,641,000                --             42,641,000
 Rentals from leases and other .........      5,368,174                 --                --              5,368,174
                                           ------------        -----------       -----------          -------------
                                            113,802,883         56,229,000          (261,333)           169,770,550
COST OF SALES ..........................     71,314,263         48,385,000          (127,266)(E)        119,571,997
                                           ------------        -----------       -----------          -------------
GROSS PROFIT ...........................     42,488,620          7,844,000          (134,067)            50,198,553
OPERATING EXPENSES .....................     23,915,313          4,969,000                --             28,884,313
                                           ------------        -----------       -----------          -------------
INCOME FROM OPERATIONS .................     18,573,307          2,875,000          (134,067)            21,314,240
OTHER (INCOME) EXPENSES ................      8,287,584           (963,000)               --              7,324,584
                                           ------------        -----------       -----------          -------------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAXES ................................     10,285,723          3,838,000          (134,067)            13,989,656
INCOME TAX (BENEFIT) EXPENSE ...........      4,011,432(D)         889,000           (52,286)(E)          4,848,146
                                           ------------        -----------       -----------          -------------
INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEMS ..................   $  6,274,291        $ 2,949,000       $   (81,781)         $   9,141,510
                                           ============        ===========       ===========          =============
INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEMS
  PER SHARE:
 Basic(F) ..............................   $       1.00                                               $        1.01
                                           ============                                               =============
 Diluted(F) ............................   $       1.00                                               $        1.00(C)
                                           ============                                               =============
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES
  OUTSTANDING:
 Diluted ...............................      6,259,542                                                   9,161,223(C)
                                           ============                                               =============


           The accompanying notes are an integral part of these financial statements.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)


(1) The unaudited pro forma information for the three months ended March 31, 1998 has been prepared assuming the Merger and the offering of the Notes occurred as of January 1, 1998 for statement of operations data. Caribe was acquired on March 6, 1998, in a transaction accounted for as a purchase. The historical operations of Caribe are included in the Company's historical results of operations since the acquisition date. The unaudited pro forma information does not give effect to the acquisition of Caribe due to the immateriality of the amounts.


(2) The unaudited pro forma information for the year ended December 31, 1997 has been prepared assuming the Merger, the offering of the Notes and the acquisition of Kratz occurred as of January 1, 1997 for statement of operations data. Kratz was acquired on October 17, 1997, in a transaction accounted for as a purchase. The historical operations of Kratz are included in the Company's historical results of operations since the acquisition date. The purchase price paid for Kratz and its allocation to the net assets acquired is as follows:

                                                              DECEMBER 31,
                                                                  1997
                                                            ---------------
Cash and cash eqivalents ................................    $  2,970,714
Accounts receivable .....................................       5,190,226
Inventories .............................................       6,580,130
Prepaid expenses ........................................           9,304
Deposits and other ......................................         614,496
Fixed assets ............................................      11,481,645
Goodwill ................................................      17,901,747
Accounts payable ........................................        (764,971)
Accrued expenses ........................................      (1,407,326)
                                                             ------------
                                                               42,575,965
Less cash acquired ......................................      (2,970,714)
                                                             ------------
Cash used in acquisitions, net of cash acquired .........    $ 39,605,251
                                                             ============

   The excess of the purchase price over the fair values of the net assets acquired from Kratz has been recorded as goodwill, which is being amortized on a straight-line basis over 20 years.


(3) The March 31, 1998 unaudited pro forma condensed combined balance sheet has been prepared assuming the Merger occurred on March 31, 1998.


(4) The 1995 and 1996 unaudited pro forma information is presented to show the effect of the Merger under the pooling of interests method of accounting. Dixie was acquired on August 9, 1996, in a transaction accounted for as a purchase and accordingly its results of operations are included since that date. Pro forma adjustments to record the pre-acquisition results of operations of Dixie in 1996 have not been made due to the immateriality of the amounts. The 1995 and 1996 results of operations do not include Apex and Aerocell due to the immateriality of the amounts. The 1995 results of operations do not include AvEng due to the immateriality of the amounts.


(5) The following adjustments have been made to give pro forma effect to the
 Merger:


   (A) This calculation assumes the issuance of approximately 2,844,079 shares of the Company common stock in the Merger, which is calculated based on an exchange ratio of .5143 shares of the Company common stock for each share of Whitehall common stock outstanding at March 31, 1998. Pro forma book value per share common was computed by adding the 2,844,079 shares of the Company common stock to be issued in the Merger to the actual number of shares of the Company common stock outstanding at March 31, 1998.

   (B) To record the Merger under the pooling of interest method of accounting and reflect the Company's common stock to be issued in connection with the Merger including the retirement of the Whitehall treasury stock.


   (C) This calculation assumes the conversion of Whitehall's weighted average number of shares into the weighted average number of shares of the Company common stock, using an exchange ratio of .5143, for each respective period.


   (D) Periods presented prior to 1997 include pro forma adjustments to record income taxes of $4,011,432 and $6,604,188 for 1995 and 1996, respectively, as the Company conducted its business as a partnership prior to June 26, 1996.


   (E) To eliminate intercompany sales from the Company to Whitehall, net of income tax effect of $52,286, $84,690, $27,842 and $12,810 for the years ended December 31, 1995, 1996, 1997 and the three months ended March 31, 1998, respectively.


   (F) The 1995 and 1996 the Company earnings per share assumes that the 4,425,000 common shares issued to the partners of AJT Capital Partners (the predecessor business of the Company) and the 575,000 shares of common stock, the net proceeds in respect of which were paid to J/T Aviation Partners, were outstanding for periods prior to the closing of the Company's initial public offering.


   (G) Represents adjustments to record increased depreciation and amortization expense associated with the Kratz acquisition ($754,470 in cost of sales and $716,314 in operating expenses).



   (H) Represents a $412,500 adjustment to record certain Kratz salaries at levels set forth in the purchase agreement.



   (I) Represents a $2,225,769 adjustment to record the incremental increase in interest expense from borrowings made to finance the Kratz acquisition.



   (J) Includes an adjustment of $1,681,605 to record tax provision for the pre-acquisition operations of Kratz as if it had been taxed as a C Corporation.


   (K) Represents adjustment for the three months ended March 31, 1998: (i) of $1,635,722 to eliminate the historical interest expense and amortization of deferred financing fees due to the repayment of amounts due under the Credit Facility, (ii) of $1,793,794 to record interest expense on the Notes and amortization of deferred financing fees and
        (iii) of $61,648 to record related income tax effect, assuming the Offering and the application of the proceeds therefrom had occurred at the beginning of the period presented rather than as of February 11, 1998.


   (L) Represents adjustment for the year ended December 31, 1997: (i) of $9,057,503 to eliminate the historical interest expense and amortization of deferred financing fees due to the repayment of amounts due under the Credit Facility, including borrowings to finance the Kratz acquisition, (ii) of $14,018,567 to record interest expense on the Notes and amortization of deferred financing fees and (iii) of $1,934,815 to record related income tax effect, assuming the Offering and the application of the proceeds therefrom had occurred at the beginning of the period presented.

================================================================================
       NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL CONSTITUTES AN OFFER TO SELL OR A SOLICITATIONOF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR ANY SALE MADE HEREIN SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                               TABLE OF CONTENTS


                                                  PAGE
                                                  ------
Available Information ......................         3
Incorporation of Certain Documents
   by Reference ............................         4
Summary ....................................         5
Risk Factors ...............................        15
The Exchange Offer .........................        21
Use of Proceeds ............................        29
Capitalization .............................        29
Selected Consolidated Financial
   Information of the Company ..............        30
Management's Discussion and Analysis
   of Financial Condition and
   Results of Operations ...................        32
Business ...................................        39
Proposed Merger with Whitehall .............        49
Management .................................        50
Principal Stockholders .....................        57
Certain Relationships and Related
   Transactions ............................        58
Description of Other Indebtedness ..........        60
Description of Notes .......................        61
Federal Income Tax Considerations ..........        87
Plan of Distribution .......................        90
Legal Matters ..............................        91
Experts ....................................        91
Index to Financial Statements ..............       F-1
Unaudited Pro Forma Condensed
   Combined Financial Statements ...........       P-1


                                 $165,000,000

                                 81/8% SENIOR

                              SUBORDINATED NOTES

                                    DUE 2008







                     -------------------------------------

                              P R O S P E C T U S

                     -------------------------------------




                                       , 1998

================================================================================

                                    PART II


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Pursuant to the provisions of Section 145(a) of the Delaware General Corporation Law, the Company has the power to indemnify anyone made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) because such person is or was a director or officer of the Company against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in the defense or settlement of such action, suit, or proceeding, provided that (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interest and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his conduct was unlawful.


     With respect to an action or suit by or in the right of the Company to procure a judgment in its favor, Section 145(b) of the Delaware General Corporation Law provides that the Company shall have the power to indemnify anyone who was, is, or is threatened to be made a party to a threatened, pending, or completed action or suit brought by or in the right of the Company to procure a judgment in its favor because such person is or was a director or officer of the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the Company's best interests, except that no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses.


     Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of a quorum of directors who were not parties to such proceeding, (b) independent legal counsel in a written opinion if such quorum cannot be obtained or if a quorum of disinterested directors so directs, or (c) the shareholders of the Company.


     Section 145(g) of the Delaware General Corporation Law permits the purchase and maintenance of insurance to indemnify directors and officers against any liability asserted against or incurred by them in any such capacity, whether or not the Company itself would have the power to indemnify any such director or officer against such liability. The Company intends to obtain such insurance and premiums will be paid by the Company.


     The Certificate of Incorporation of the Company provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended or supplemented. The Certificate of Incorporation further provides that the indemnification provided for therein shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.


     The Certificate of Incorporation also contains a provision that eliminates the personal liability of the Company's directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. The provision does not limit a director's liability for (i) breaches of duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith, involving intentional misconduct or involving knowing violations of law,
(iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law, or (iv) transactions in which the director received an improper personal benefit. Depending on judicial interpretation, the provision may not affect liability for violations of the federal securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


A. EXHIBITS

 EXHIBIT                           DESCRIPTION
 -------                           -----------
  3.1       Certificate of Incorporation of the Company and amendment thereto(1)
  3.2       Second Amendment to Certificate of Incorporation(2)
  3.3       Bylaws of the Company(1)
  4.1       Form of Registration Rights Agreement(1)
  4.2       Indenture, dated as of February 17, 1998, among Aviation Sales Company, certain of its subsidiaries, and SunTrust Bank Central Florida, National Association, Trustee(11)
  4.3       Registration Rights Agreement, dated as of February 17, 1998, among Aviation Sales
            Company, certain of its subsidiaries and Salomon Brothers, Inc., BT Alex. Brown Incorporated
            and Citicorp Securities(11)
  4.4       Purchase Agreement, dated as of February 11, 1998, by and among Aviation Sales Company, certain of its subsidiaries, Salomon Brothers, Inc., BT Alex Brown Incorporated and Citicorp
            Securities, Inc.(11)
 *5.1       Opinion of Akerman, Senterfitt & Eidson, P.A.
   10.1     Third Amended and Restated Credit Agreement, dated as of October 17, 1997, by and among the Company, certain of its subsidiaries and Citicorp USA, Inc., as agent(2)
   10.2     Lease, dated as of December 2, 1994, by and between Aviation Properties and the
            Partnership(1)
   10.3     Lease, dated as of December 2, 1994, by and between Aviation Properties of Texas(1)
  +10.4     Amended Employment Agreement, effective as of December 2, 1994, by and between Dale S.
            Baker and the Company(3)
  +10.5     Amended Employment Agreement, effective as of December 2, 1994, by and between Harold
            Woody and the Company(3)
  +10.6     Amended Employment Agreement, effective as of December 2, 1994, by and between Joseph
            E. Civiletto and the Company(3)
  +10.7     Amended Employment Agreement, effective as of June 1, 1996, by and between James D.
            Innella and the Company(3)
  +10.8     Amended Employment Agreement, effective as of June 1, 1996, by and between Michael A.
            Saso and the Company(3)
  +10.9     1996 Director Stock Option Plan(3)
  +10.10    1996 Stock Option Plan(3)
  +10.11    1997 EBITDA Incentive Compensation Plan(4)
   10.12    Asset Purchase Agreement dated as of August 9, 1996 by and between Dixie Bearings
            Incorporated and Aviation Sales Bearing Company(5)

      EXHIBIT                                    DESCRIPTION
      -------                                    -----------
        10.13        Asset Purchase Agreement dated as of November 30, 1996 by and between AvEng Trading
                     Partners, Inc. and the Company(4)
        10.14        Merger Agreement by and among Aviation Sales Company, AVS/ASI Merger Corp., Aerocell
                     Structures, Inc. and the shareholders of Aerocell Structures, Inc., dated as of September 30,
                     1997(6)
        10.15        Asset Purchase Agreement by and between Aviation Sales Company and Kratz-Wilde
                     Machine Company, dated as of September 30, 1997(7)
        10.16        Stock for Asset Purchase Agreement by and between Aviation Sales Company, AVS/AMI
                     Merger Corp., Apex Manufacturing, Inc. and the shareholders of Apex Manufacturing, Inc., dated as of December 31, 1997(8)
        10.17        Merger Agreement by and among Aviation Sales Company, AVS/CAI Merger Corp., Caribe
                     Aviation, Inc., Aircraft Interior Design, Inc. and Benito Quevedo(9)
        10.18        Agreement and Plan of Merger among Aviation Sales Company, WHC Acquisition Corp. and
                     Whitehall Corporation, dated March 26, 1998(10)
        10.19        Form of Registration Rights Agreement between Aviation Sales Company and certain stockholders of Whitehall(10)
        21.1         List of Subsidiaries of Registrant(10)
        **23.1       Consent of Arthur Andersen LLP (Dallas)
        **23.2       Consent of Arthur Andersen LLP (Miami)
        **23.3       Consent of Clark, Schaefer, Hackett & Co.
        23.4         Consent of Akerman, Senterfitt & Eidson, P.A. (included in Exhibit 5.1 above).
        24.1         Power of Attorney (included on Signature Page of this Registration Statement)
         *25.1       Form T-1 Statement of Eligibility of Trustee.
         *99.1       Form of Letter of Transmittal and Notice of Guaranteed Delivery of Notes.
       ***99.2       Consent of George F. Baker.
       ***99.3       Consent of Jeffrey N. Greenblatt.


----------------


 *           Previously filed
 **          Filed herewith
***          To be filed by amendment
 +           Compensation plan or agreement
      (1)    Incorporated by reference to Company's Registration Statement on Form S-1 dated April 15, 1996 (File No. 333-3650)
      (2)    Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter and nine months ended
             September 30, 1997
      (3)    Incorporated by reference to Amendment No. 1 to Company's Registration Statement on Form S-1 dated June 6, 1996
             (File No. 333-3650)
      (4)    Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996
      (5)    Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996
      (6)    Incorporated by reference to the Company's Current Report on Form 8-K dated September 30, 1997
      (7)    Incorporated by reference to the Company's Current Report on Form 8-K dated October 17, 1997
      (8)    Incorporated by reference to the Company's Current Report on Form 8-K dated December 31, 1997
      (9)    Incorporated by reference to the Company's Current Report on Form 8-K dated March 18, 1998
   (10)      Incorporated by reference to the Company's Registration Statement on Form S-4, dated April 30, 1998 (File
             No. 51479)
   (11)      Previously filed


B. FINANCIAL STATEMENT SCHEDULES


     Schedule II--Valuation and Qualifying Accounts for the three years ended December 31, 1997
                  S-1 Aviation Sales Company and Subsidiaries
                  S-2 Whitehall Corporation and Subsidiaries

ITEM 22. UNDERTAKINGS


     The undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:


       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.


     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.


     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of June, 1998.



                                 AVIATION SALES COMPANY
                                 (Registrant)



                                 By: /s/ DALE S. BAKER
                                     -------------------------------------
                                       Dale S. Baker
                                       President, Chief Executive Officer
                                       and Chairman of the Board
                                       (Principal Executive and
                                       Financial Officer)



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following persons in the capacities indicated:




           SIGNATURES                          TITLE                       DATE
           ----------                          -----                       ----
/s/  DALE S. BAKER                 President, Chief Executive Officer     June 11, 1998
-------------------------------    and Chairman of the Board
     Dale S. Baker                 (Principal Executive Officer)

/s/  JOSEPH E. CIVILETTO           Vice President, Finance and Chief      June 11, 1998
-------------------------------    Financial Officer
     Joseph E. Civiletto           (Principal Financial and
                                   Accounting Officer)

/s/  *HAROLD M. WOODY              Executive Vice President               June 11, 1998
-------------------------------    and Director
      Harold M. Woody

/s/  *ROBERT ALPERT                Director                               June 11, 1998
-------------------------------
      Robert Alpert

/s/  *SAM HUMPHREYS                Director                               June 11, 1998
-------------------------------
      Sam Humphreys

/s/  *KAZUTAMI OKUI                Director                               June 11, 1998
-------------------------------
      Kazutami Okui


----------------

*By: /s/ DALE S. BAKER
     --------------------------------------
    Dale S. Baker, under power of attorney
    dated March 25, 1998

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of June, 1998.



                                 AVIATION SALES OPERATING COMPANY



                                 By: /s/ DALE S. BAKER
                                     --------------------------------------
                                       Dale S. Baker
                                       President, Chief Executive Officer
                                       and Chairman of the Board


     Each person whose signature appears below appoints Dale S. Baker as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following person in the capacities and on the date indicated indicated.





           SIGNATURES                              TITLE                       DATE
--------------------------------   ------------------------------------   --------------
/s/  DALE S. BAKER                 President, Chief Executive Officer     June 11, 1998
--------------------------------   and Chairman of the Board
     Dale S. Baker                (Principal Executive Officer)

/s/  JOSEPH E. CIVILETTO           Vice President, Finance and Chief      June 11, 1998
--------------------------------   Financial Officer
     Joseph E. Civiletto           (Principal Financial and
                                   Accounting Officer)

/s/  HAROLD M. WOODY               Director                               June 11, 1998
--------------------------------
     Harold M. Woody

/s/  ROBERT ALPERT                 Director                               June 11, 1998
--------------------------------
     Robert Alpert

/s/  SAM HUMPHREYS                 Director                               June 11, 1998
--------------------------------
     Sam Humphreys

/s/  KAZUTAMI OKUI                 Director                               June 11, 1998
--------------------------------
     Kazutami Okui

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of June, 1998.



                                 AVIATION SALES MANUFACTURING
                                 & REPAIR COMPANY



                                 By: /s/ DALE S. BAKER
                                     ------------------------------
                                       Dale S. Baker
                                       President


     Each person whose signature appears below appoints Dale S. Baker as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following person in the capacities and on the date indicated indicated.





           SIGNATURES                             TITLE                       DATE
--------------------------------   -----------------------------------   --------------
/s/  DALE S. BAKER                 President                             June 11, 1998
--------------------------------   (Principal Executive Officer)
     Dale S. Baker                 and Director

/s/  JOSEPH E. CIVILETTO           Vice President, Finance and Chief     June 11, 1998
--------------------------------   Financial Officer
     Joseph E. Civiletto           (Principal Financial and
                                   Accounting Officer) and Director

/s/  JAMES D. INNELLA              Director                              June 11, 1998
--------------------------------
     James D. Innella

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of June, 1998.



                                 AVIATION SALES FINANCE COMPANY



                                 By: /s/ JOSEPH E. CIVILETTO
                                     -------------------------------
                                       Joseph E. Civiletto
                                       President


     Each person whose signature appears below appoints Joseph E. Civiletto as her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following person in the capacities and on the date indicated indicated.



           SIGNATURES                             TITLE                      DATE
--------------------------------   ----------------------------------   --------------
/s/  JOSEPH E. CIVILETTO           President                            June 11, 1998
--------------------------------   (Principal Executive Officer)
     Joseph E. Civiletto           and Director

/s/  VICTORIA GARRETT              Assistant Treasurer                  June 11, 1998
--------------------------------   (Principal Financial and
     Victoria Garrett              Accounting Officer) and Director


                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of June, 1998.



                                 AVIATION SALES LEASING COMPANY



                                 By: /s/ HAROLD M. WOODY
                                     ---------------------------------------
                                       Harold M. Woody
                                       President and Chief Executive Officer


     Each person whose signature appears below appoints Dale S. Baker as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following person in the capacities and on the date indicated indicated.



           SIGNATURES                               TITLE                         DATE
--------------------------------   ---------------------------------------   --------------
/s/  HAROLD M. WOODY               President and Chief Executive Officer     June 11, 1998
--------------------------------   (Principal Executive Officer)
     Harold M. Woody               and Director

/s/  JOSEPH E. CIVILETTO           Vice President, Finance and Chief         June 11, 1998
--------------------------------   Financial Officer
     Joseph E. Civiletto           (Principal Financial and
                                   Accounting Officer) and Director

/s/  DALE S. BAKER                 Director                                  June 11, 1998
--------------------------------
     Dale S. Baker

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of June, 1998.



                                 AVS/KRATZ-WILDE MACHINE COMPANY



                                 By: /s/ DALE S. BAKER
                                     --------------------------------------
                                       Dale S. Baker
                                       President and Chairman of the Board


     Each person whose signature appears below appoints Dale S. Baker as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following person in the capacities and on the date indicated indicated.



           SIGNATURES                              TITLE                        DATE
--------------------------------   -------------------------------------   --------------
/s/  DALE S. BAKER                 President and Chairman of the Board     June 11, 1998
--------------------------------   (Principal Executive Officer)
     Dale S. Baker                 and Director

/s/  JOSEPH E. CIVILETTO           Vice President, Finance and Chief       June 11, 1998
--------------------------------   Financial Officer
     Joseph E. Civiletto           (Principal Financial and
                                   Accounting Officer) and Director

/s/  JAMES D. INNELLA              Director                                June 11, 1998
--------------------------------
     James D. Innella

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of June, 1998.



                                 AEROCELL STRUCTURES, INC.



                                 By: /s/ DALE S. BAKER
                                     -----------------------------------------
                                       Dale S. Baker
                                       President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following person in the capacities and on the date indicated indicated.



           SIGNATURES                               TITLE                         DATE
--------------------------------   ---------------------------------------   --------------
/s/  DALE S. BAKER                 President and Chief Executive Officer     June 11, 1998
--------------------------------   (Principal Executive Officer)
     Dale S. Baker                 and Director

/s/  JOSEPH E. CIVILETTO           Vice President, Finance and Chief         June 11, 1998
--------------------------------   Financial Officer
     Joseph E. Civiletto                                   (Principal Financial and
                                   Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of June, 1998.



                                 CARIBE AVIATION, INC.



                                 By: /s/ DALE S. BAKER
                                     -----------------------------------
                                       Dale S. Baker
                                       Chief Executive Officer
                                       and Chairman of the Board



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following person in the capacities and on the date indicated indicated.





           SIGNATURES                             TITLE                       DATE
--------------------------------   -----------------------------------   --------------
/s/  DALE S. BAKER                 Chief Executive Officer               June 11, 1998
--------------------------------   and Chairman of the Board
     Dale S. Baker                 (Principal Executive Officer)
                                   and Director

/s/  JOSEPH E. CIVILETTO           Vice President, Finance and Chief     June 11, 1998
--------------------------------   Financial Officer
     Joseph E. Civiletto           (Principal Financial and
                                   Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of June, 1998.



                                 APEX MANUFACTURING, INC.



                                 By: /s/ DALE S. BAKER
                                     ----------------------------------------
                                       Dale S. Baker
                                       President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following person in the capacities and on the date indicated indicated.





           SIGNATURES                               TITLE                         DATE
--------------------------------   ---------------------------------------   --------------
/s/  DALE S. BAKER                 President and Chief Executive Officer     June 11, 1998
--------------------------------   (Principal Executive Officer)
     Dale S. Baker                 and Director

/s/  JOSEPH E. CIVILETTO           Vice President, Finance and Chief         June 11, 1998
--------------------------------   Financial Officer
     Joseph E. Civiletto           (Principal Financial and
                                   Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of June, 1998.



                                 AIRCRAFT INTERIOR DESIGN, INC.



                                 By: /s/ DALE S. BAKER
                                     --------------------------------------
                                       Dale S. Baker
                                       President, Chief Executive Officer
                                       and Chairman of the Board



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following person in the capacities and on the date indicated indicated.



           SIGNATURES                              TITLE                       DATE
--------------------------------   ------------------------------------   --------------
/s/  DALE S. BAKER                 President, Chief Executive Officer     June 11, 1998
--------------------------------   and Chairman of the Board
     Dale S. Baker                 (Principal Executive Officer)
                                   and Director

/s/  JOSEPH E. CIVILETTO           Vice President, Finance and Chief      June 11, 1998
-------------------------------    Financial Officer
     Joseph E. Civiletto           (Principal Financial and
                                   Accounting Officer)

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of June, 1998.



                                 AVIATION SALES BEARINGS COMPANY



                                 By: /s/ JAMES D. INNELLA
                                     --------------------------------------
                                       James D. Innella
                                       President


     Each person whose signature appears below appoints Dale S. Baker as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following person in the capacities and on the date indicated indicated.





           SIGNATURES                             TITLE                       DATE
--------------------------------   -----------------------------------   --------------
/s/  JAMES D. INNELLA              President (Principal Executive        June 11, 1998
--------------------------------   Officer) and Director
     James D. Innella

/s/  DALE S. BAKER                 Director                              June 11, 1998
--------------------------------
     Dale S. Baker


/s/  JOSEPH E. CIVILETTO           Vice President, Finance and Chief     June 11, 1998
--------------------------------   Financial Officer
     Joseph E. Civiletto           (Principal Financial and
                                   Accounting Officer) and Director

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 11th day of June, 1998.



                                 AVIATION SALES SPS I, INC.



                                 By: /s/ HAROLD M. WOODY
                                     -----------------------------------------
                                       Harold M. Woody
                                       President and Chief Executive Officer


     Each person whose signature appears below appoints Dale S. Baker as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been duly signed by the following person in the capacities and on the date indicated indicated.



           SIGNATURES                               TITLE                         DATE
--------------------------------   ---------------------------------------   --------------
/s/  HAROLD M. WOODY               President and Chief Executive Officer     June 11, 1998
--------------------------------   (Principal Executive Officer)
     Harold M. Woody               and Director

/s/  JOSEPH E. CIVILETTO           Vice President, Finance and Chief         June 11, 1998
--------------------------------   Financial Officer
     Joseph E. Civiletto           (Principal Financial and
                                   Accounting Officer) and Director

/s/  DALE S. BAKER                 Director                                  June 11, 1998
--------------------------------
     Dale S. Baker

                                                                     SCHEDULE II



                    AVIATION SALES COMPANY AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                      THREE YEARS ENDED DECEMBER 31, 1997


                                            ADDITIONS
                            BALANCE AT      CHARGED TO
                             BEGINNING       COST AND                    (A)        BALANCE AT
DESCRIPTION                   OF YEAR        EXPENSES      OTHER     DEDUCTIONS     END OF YEAR
------------------------   ------------   -------------   -------   ------------   ------------
Allowances for Doubtful
  Accounts Receivable:
 Year Ended December 31-
  1995 .................   $2,625,809      $  360,000      $ --     $1,034,414     $1,951,395
                           ==========      ==========      ====     ==========     ==========
  1996 .................   $1,951,395      $1,954,000      $ --     $  125,815     $3,779,580
                           ==========      ==========      ====     ==========     ==========
  1997 .................   $3,779,580      $3,081,063      $ --     $3,386,111     $3,474,532
                           ==========      ==========      ====     ==========     ==========

----------------
(A) Represents accounts receivable written-off.

                                                                     SCHEDULE II



                     WHITEHALL CORPORATION AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS


                                    BALANCE AT    CHARGES TO      CHARGED TO                             BALANCE AT
                                     BEGINNING     COSTS AND    OTHER ACCOUNTS        DEDUCTIONS           END OF
DESCRIPTION                          OF PERIOD     EXPENSES       (DESCRIBE)          (DESCRIBE)           PERIOD
---------------------------------- ------------  ------------  ----------------  -------------------   -------------
YEAR ENDED
 DECEMBER 31, 1997:
Reserves and allowances
 deducted from asset accounts-
 Allowance for uncollectible
   accounts ......................  $  518,000    $5,076,000     $       --         $  1,747,000        $3,847,000
 Allowance for obsolete
   inventory .....................          --     1,220,000             --                   --(4)      1,220,000
                                    ----------    ----------     ----------         --------------      ----------
   Totals ........................  $  518,000    $6,296,000     $       --         $  1,747,000(1)     $5,067,000
                                    ==========    ==========     ==========         ==============      ==========
Accrued environmental cost .......  $  379,000    $3,400,000     $  400,000(3)      $    225,000(2)     $3,954,000
                                    ==========    ==========     ============       ==============      ==========
YEAR ENDED
 DECEMBER 31, 1996:
Reserves and allowances
 deducted from asset accounts-
 Allowance for uncollectible
   accounts ......................  $  732,000    $       --     $       --         $    214,000(1)     $  518,000
 Allowance for obsolete
   inventory .....................     300,000            --             --         $    300,000(4)             --
                                    ----------    ----------     ------------       --------------      ----------
   Totals ........................  $1,032,000    $       --     $       --         $    514,000        $  518,000
                                    ==========    ==========     ============       ==============      ==========
Accrued environmental cost .......  $  625,000    $       --     $       --         $    246,000(2)     $  379,000
                                    ==========    ==========     ============       ==============      ==========
YEAR ENDED
 DECEMBER 31, 1995:
Reserves and allowances
 deducted from asset accounts-
 Allowance for uncollectible
   accounts ......................  $  858,000    $  748,000     $       --         $    874,000(1)     $  732,000
 Allowance for obsolete
   inventory .....................          --       300,000             --                   --           300,000
                                    ----------    ----------     ------------       --------------      ----------
   Totals ........................  $  858,000    $1,048,000     $       --         $    874,000        $1,032,000
                                    ==========    ==========     ============       ==============      ==========
Accrued environmental cost .......  $  736,000    $  416,000     $       --         $    527,000(2)     $  625,000
                                    ==========    ==========     ============       ==============      ==========

----------------
(1) Uncollectible accounts written off, net of recoveries.
(2) Environmental clean up costs incurred.
(3) Purchase accounting.
(4) Reserve adjustment.

                               INDEX TO EXHIBITS


                                                        SEQUENTIALLY
                                                          NUMBERED
 EXHIBIT                   DESCRIPTION                      PAGE
---------   ----------------------------------------   -------------
23.1        Consent of Arthur Andersen LLP (Dallas)
23.2        Consent of Arthur Andersen LLP (Miami)
23.3        Consent of Clark, Schaefer, Hackett & Co.